      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                RBF FINANCE CO.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                 1381                         76-0599699
 (State or Other Jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
  Incorporation or Organization)         Classification Code Number)         Identification No.)

                                901 THREADNEEDLE
                              HOUSTON, TEXAS 77079
                                 (281) 496-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                LEIGHTON E. MOSS
                                RBF FINANCE CO.
                                901 THREADNEEDLE
                              HOUSTON, TEXAS 77079
                                 (281) 496-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                                 W. MARK YOUNG
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                           1000 LOUISIANA, SUITE 3400
                           HOUSTON, TEXAS 77002-5007
                                 (713) 276-5864

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement and upon consummation of the exchange offer described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ] __________
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                               PROPOSED          PROPOSED
                                                                MAXIMUM           MAXIMUM
TITLE OF EACH CLASS OF                     AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED       PER SHARE(1)    OFFERING PRICE(1) REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
11% Senior Secured Notes due 2006.......   $400,000,000          100%          $400,000,000        $111,200
----------------------------------------------------------------------------------------------------------------
11 3/8% Senior Secured Notes due 2009...   $400,000,000          100%          $400,000,000        $111,200
----------------------------------------------------------------------------------------------------------------
Guarantees of 11% Senior Secured Notes
  due 2006(2)...........................        --                --                --                --
----------------------------------------------------------------------------------------------------------------
Guarantees of 11 3/8% Senior Secured
  Notes due 2009(2).....................        --                --                --                --
----------------------------------------------------------------------------------------------------------------
        Total...........................   $800,000,000                        $800,000,000        $222,400
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(n), no separate filing fee is required to be paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                                         PRIMARY
                                                    STATE OR OTHER       STANDARD
                                                   JURISDICTION OF      INDUSTRIAL
            EXACT NAME OF REGISTRANT               INCORPORATION OR   CLASSIFICATION    I.R.S. EMPLOYER
           AS SPECIFIED IN ITS CHARTER               ORGANIZATION      CODE NUMBER     IDENTIFICATION NO.
           ---------------------------             ----------------   --------------   ------------------
R&B Falcon Corporation...........................      Delaware            1381            76-0544217

                   SUBJECT TO COMPLETION, DATED MAY 26, 1999

PROSPECTUS
                                RBF FINANCE CO.
                               OFFER TO EXCHANGE

                                ALL OUTSTANDING

                       11% SENIOR SECURED NOTES DUE 2006

                                      FOR

                       11% SENIOR SECURED NOTES DUE 2006

                                      AND

                                ALL OUTSTANDING

                     11 3/8% SENIOR SECURED NOTES DUE 2009

                                      FOR

                     11 3/8% SENIOR SECURED NOTES DUE 2009
                           -------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1999, UNLESS EXTENDED
                           -------------------------
                            TERMS OF EXCHANGE OFFER

- We are offering to exchange up to $400 million of our outstanding 11% Senior Secured Notes due 2006 for an equal amount of our 11% Senior Secured Notes due 2006, and up to $400 million of our outstanding 11 3/8% Senior Secured Notes due 2009 for an equal amount of our 11 3/8% Senior Secured Notes due 2009

- The exchange offer expires 5:00 p.m., New York City time,                ,
  1999, unless extended

- The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission

- We will exchange all outstanding notes of each series that are validly tendered and not validly withdrawn

- Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer

- The exchange of notes will not be a taxable exchange for the U.S. federal income tax purposes

- We will not receive any proceeds from the exchange offer

- The terms of each series of the notes to be issued are substantially identical to the same series of outstanding notes, except they do not contain the transfer restrictions and registration rights relating to the outstanding notes

                           -------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF MATTERS THAT YOU SHOULD CONSIDER PRIOR TO DECIDING WHETHER TO EXCHANGE YOUR NOTES IN THE EXCHANGE OFFER.
                           -------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------
     THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                           -------------------------
              The date of this Prospectus is                , 1999

                               TABLE OF CONTENTS

SUMMARY.....................................................    1
RISK FACTORS................................................   13
FORWARD-LOOKING STATEMENTS..................................   20
THE EXCHANGE OFFER..........................................   21
USE OF PROCEEDS.............................................   27
CAPITALIZATION OF RBF FINANCE CO............................   28
CAPITALIZATION OF R&B FALCON CORPORATION....................   29
SELECTED FINANCIAL DATA.....................................   30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   31
THE COMPANY.................................................   34
MANAGEMENT..................................................   35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   36
SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS................   36
DESCRIPTION OF THE NOTES....................................   37
DESCRIPTION OF SECURITY FOR THE NOTES.......................   81
DESCRIPTION OF R&B FALCON'S SIGNIFICANT INDEBTEDNESS........   85
TRANSFER RESTRICTIONS.......................................   86
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR
  NON-UNITED STATES HOLDERS.................................   86
PLAN OF DISTRIBUTION........................................   88
WHERE YOU CAN FIND MORE INFORMATION.........................   89
INCORPORATION BY REFERENCE..................................   90
LEGAL MATTERS...............................................   90
INDEPENDENT PUBLIC ACCOUNTANTS..............................   90

                      ------------------------------------

                                    SUMMARY

     This summary highlights selected information from this prospectus to help you understand the exchange offer and the exchange notes. You should carefully read the entire prospectus to understand fully the terms of the exchange offer and the exchange notes, as well as the tax and other considerations that are important to you in making your investment decision. You should pay special attention to the "Risk Factors" section beginning on page 13 of this prospectus.

                                  THE COMPANY

     We are a limited purpose corporation that has been recently organized solely for the purpose of issuing $400 million of our 11% Senior Secured Notes due 2006 and $400 million of our 11 3/8% Senior Secured Notes due 2009. The notes are our full recourse obligations. We loaned the proceeds of the sale of the notes to R&B Falcon Corporation to finance costs of acquiring, constructing, repairing and improving drilling rigs and, to the extent that R&B Falcon had already paid those costs, for general corporate purposes, including the repayment of debt. R&B Falcon has unconditionally and irrevocably guaranteed our obligations under the notes. The mailing address of our principal executive offices is 901 Threadneedle, Houston, Texas 77079, and our telephone number is
(281) 496-5000.

                             R&B FALCON CORPORATION

     R&B Falcon owns and operates the world's largest fleet of marine drilling rigs. R&B Falcon's fleet is one of the most diverse in the industry, capable of drilling in shallow to ultra-deepwater depths. R&B Falcon currently operates in most of the world's major offshore hydrocarbon producing regions. R&B Falcon believes that its fleet diversity and worldwide operations allow it to mitigate revenue and cash flow impacts associated with a major downturn in any single segment of the drilling industry or geographic region. The mailing address of R&B Falcon's principal executive offices is 901 Threadneedle, Houston, Texas 77079, and its telephone number is (281) 496-5000.

                              RECENT DEVELOPMENTS

     On March 26, 1999, R&B Falcon issued $200 million of its 12 1/4% Senior Secured Notes due 2006. Also on that date, we issued $400 million of our 11% Senior Secured Notes due 2006 and $400 million of our 11 3/8% Senior Secured Notes due 2009. We loaned the proceeds from these notes to R&B Falcon in ten separate loans, each of which is secured by one of R&B Falcon's drilling rigs or the construction contract to build a drilling rig. R&B Falcon also guaranteed the 11% Senior Secured Notes due 2006 and the 11 3/8% Senior Secured Notes due 2009. R&B Falcon is using the proceeds from these loans to finance the costs of acquiring, constructing, repairing and improving the drilling rigs that are security for the loans. To the extent R&B Falcon had already paid these costs, it is using the proceeds for general corporate purposes, including the repayment of debt. R&B Falcon is using the net proceeds from its offering of the $200 million senior notes for general corporate purposes, including the repayment of debt. For accounting purposes, R&B Falcon will record our $800 million of notes because it guarantees these notes.

     On April 7, 1999, R&B Falcon announced that Steven Webster, R&B Falcon's president and chief executive officer, would resign from these officer positions at the end of May 1999. On May 19, 1999, R&B Falcon elected Mr. Paul Loyd, R&B Falcon's chairman of the board, as R&B Falcon's chief executive officer. R&B Falcon also elected Mr. Andrew Bakonyi as President and Chief Operating Officer. Mr. Webster remains a director of R&B Falcon.

     On April 15, 1999, BP Amoco cancelled its drilling contract with R&B Falcon for the drillship Peregrine VII in accordance with the terms of the contract because R&B Falcon had not delivered this rig on time. R&B Falcon is currently marketing this rig.

     On April 22, 1999, R&B Falcon issued 300,000 units, each consisting of one share of preferred stock and a warrant to purchase 35 shares of R&B Falcon common stock, in a private placement for net proceeds of approximately $289 million. The preferred stock provides for a liquidation preference of $1,000 per share and cumulative dividends, payable quarterly, at a rate of 13 7/8% per year. R&B Falcon may pay these dividends in additional shares of preferred stock for up to five years. R&B Falcon will have the right to exchange the preferred stock for subordinated debentures when it could do so without violating the covenants in its existing debt documents. R&B Falcon must redeem the preferred stock at a price equal to its liquidation preference on May 1, 2009. Each warrant entitles the holder to purchase 35 shares of R&B Falcon's common stock, for an aggregate of 10,500,000 shares, at a purchase price of $9.50 per share. The warrants are exercisable at any time after they separate from the preferred stock, which will occur no later than October 22, 1999. The warrants expire on May 1, 2009. R&B Falcon is using the net proceeds from this offering for general corporate purposes, including funding its deepwater rig construction program.

     On May 19, 1999, R&B Falcon announced that it had received notice from Petrobras of cancellation of the drilling contract on the semisubmersible Falcon 100, based upon alleged late delivery of the rig. R&B Falcon does not believe that Petrobras has the right to cancel the contract. R&B Falcon has engaged Brazilian counsel to pursue its rights under the contract and intends to take legal action to enforce its rights under the contract. Petrobras has also advised R&B Falcon that the contract for which R&B Falcon had been the low bidder with its Peregrine VII drillship had been awarded by Petrobras to another drilling contractor, for the reason that Petrobras desired to commence this contract before the expected delivery date of the Peregrine VII.

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     In March 1999, we completed the private offering of $400 million of our 11% Senior Secured Notes due 2006 and $400 million of our 11 3/8% Senior Secured Notes due 2009. In connection with that offering, we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer by
            , 1999.

THE EXCHANGE OFFER.........  We are offering to exchange up to $400 million of our outstanding 11% Senior Secured Notes due 2006 for an equal amount of our registered 11% Senior Secured Notes due 2006 and up to $400 million of our outstanding 11 3/8% Senior Secured Notes due 2009 for an equal amount of our registered 11 3/8% Senior Secured Notes due 2009.

                             The form and terms of each series of the exchange notes are identical in all material respects to the form and terms of the outstanding notes of that series, except that the exchange notes have been registered under the Securities Act. In order to be exchanged, an outstanding note must be properly tendered and accepted. You may tender outstanding notes only in integral multiples of $1,000.

                             As of the date of this prospectus, there are $400 million principal amount of our 11% Senior Secured Notes due 2006 outstanding and $400 million principal amount of our 11 3/8% Senior Secured Notes due 2009 outstanding. The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

RESALE OF THE EXCHANGE
NOTES......................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                  - you are acquiring the notes issued in the
                                    exchange offer in the ordinary course of business;

                                  - you are not participating, do not intend to
                                    participate, and have no arrangement or
                                    understanding with any person to
                                    participate, in the distribution of the
                                    notes issued to you in the exchange offer;

                                  - you are not a broker-dealer who purchased
                                    those outstanding notes directly from us for resale under to Rule 144A or any other available exemption under the Securities Act; and

                                  - you are not an "affiliate" of our company.

                             Each broker-dealer that acquires notes in the exchange offer for its own account in exchange for outstanding notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the notes issued in the exchange offer. The letter of transmittal states that by making this acknowledgment and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the notes issued to it in the exchange offer. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding notes is an affiliate (as this term is defined in Rule 405 of the Securities Act) of our company.

EXPIRATION DATE............  The exchange offer will expire at 5:00 p.m., New
                             York City time,           , 1999, unless we extend
                             the expiration date.

ACCRUED INTEREST ON THE
  EXCHANGE NOTES AND THE
  OUTSTANDING NOTES........  The exchange notes will bear interest from March
                             26, 1999. Holders of outstanding notes that are accepted for exchange will not have the right to receive any payment of interest on those notes accrued from March 26, 1999 to the date of the issuance of the exchange notes. Consequently, holders who exchange their outstanding notes for exchange notes will receive the same interest payment on September 15, 1999 (the first interest payment date) that they would have received had they not accepted the exchange offer.

TERMINATION OF THE EXCHANGE
  OFFER....................  We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the SEC of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. We must pay increased interest on the notes if we do not complete the exchange offer.

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES........  If you are a holder of a note and you wish to tender your note for exchange in the exchange offer, you must send to United States Trust

                             Company of New York, as exchange agent, on or before the expiration date:

                                  either

                                  - a properly completed and duly executed
                                    letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

                                  - an agent's message transmitted by means of
                                    The Depository Trust Company's Automated
                                    Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

                                  and, the exchange agent must receive on or before the expiration date either

                                  - a timely confirmation of book-entry transfer
                                    of your outstanding notes into the exchange agent's account at The Depository Trust Company under the procedure for book-entry transfers described in this prospectus under the heading "The Exchange
                                    Offer -- Procedures for Tendering
                                    Outstanding Notes;" or

                                  - the documents necessary for compliance with
                                    the guaranteed delivery procedures described below.

                             By executing the letter of transmittal, each holder will represent to us that:

                                  - the person receiving the exchange notes is
                                    obtaining the exchange notes in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder;

                                  - neither the holder nor any other person
                                    acting for the holder has an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

                                  - neither the holder nor any such other person
                                    is an "affiliate," as defined in Rule 405 under the Securities Act, of our company.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  If you are the beneficial owner of notes and your name does not appear on a security position listing of The Depository Trust Company as the holder of your notes, or if you are a beneficial owner of registered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your notes in the exchange offer, you should contact the person in whose name your notes are registered promptly and instruct that person to tender on your behalf. If you wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

GUARANTEED DELIVERY
    PROCEDURES.............  If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer, or you cannot complete the procedure for book-entry transfer or deliver certificates for registered notes on time, you may tender your notes under the procedures described in this prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedure."

WITHDRAWAL RIGHTS..........  You may withdraw the tender of your notes at any time prior to 5:00 p.m. on the expiration date.

FEDERAL TAX CONSEQUENCES...  The exchange of the notes will generally not be a taxable event for United States federal income tax purposes.

USE OF PROCEEDS............  We will not receive any proceeds from the issuance of notes in the exchange offer. We and R&B Falcon will pay all expenses of the exchange offer.

EXCHANGE AGENT.............  United States Trust Company of New York, the
                             trustee under the indenture governing the notes, is serving as the exchange agent in connection with the exchange offer. The exchange agent can be reached at:

                                  United States Trust Company of New York
                                  770 Broadway, 13th Floor
                                  New York, New York 10003
                                  Attention: Corporate Trust Services

                             The telephone number for the exchange agent is
                             (800) 548-6565, and the facsimile number for the exchange agent is (212) 780-0592.

CONSEQUENCES OF NOT
  EXCHANGING OUTSTANDING
  NOTES....................  If you do not exchange your outstanding notes for exchange notes, you will no longer be able to require us to register the outstanding notes under the Securities Act. In addition, you will not be able to offer or sell the outstanding notes unless:

                                  - they are registered under the Securities
                                    Act; or

                                  - you offer or sell them under an exemption
                                    from the registration requirements of the Securities Act.

     See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

SECURITIES OFFERED......... - $400 million aggregate principal amount of 11%
                              Senior Secured Notes due 2006; and

                            - $400 million aggregate principal amount of 11 3/8%
                              Senior Secured Notes due 2009.

MATURITY DATES............. - March 15, 2006 for the 11% Senior Secured Notes
                              due 2006; and

                            - March 15, 2009 for the 11 3/8% Senior Secured
                              Notes due 2009.

INTEREST PAYMENT DATES..... March 15 and September 15 of each year, beginning
                            September 15, 1999.

MANDATORY REDEMPTION

  Loss of a Mortgaged
Rig........................ Upon an event of loss with respect to a mortgaged rig, R&B Falcon must repay the loan applicable to the mortgaged rig in an amount sufficient to provide funds to us for us to redeem notes. We must redeem notes, in whole or in part, in an aggregate principal amount equal to the principal amount of the repaid loan. If a default has occurred and is continuing under the indenture governing the notes, we must redeem notes in an amount equal to the amount received as a result of the event of loss. We will redeem notes at a redemption price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date.

  Sale of a Mortgaged
Rig........................ Upon the permitted sale of a mortgaged rig (or the capital stock of the subsidiary guarantor owning such rig), R&B Falcon must repay the loan applicable to the mortgaged rig in an amount sufficient to provide funds to us for us to redeem notes. We must redeem notes, in whole or in part, in an aggregate principal amount equal to the principal amount of the loan related to the mortgaged rig. If a default has occurred and is continuing under the indenture governing the notes, we must redeem notes in an amount equal to the net amount received as a result of such sale.

                            We will redeem the 11% Senior Secured Notes due 2006 at a redemption price equal to the sum of the then remaining payments of principal and interest on such notes discounted at their present values using the treasury rate plus 50 basis points, plus accrued interest, if any, to such redemption date.

                            We will redeem the 11 3/8% Senior Secured Notes due 2009 at a redemption price equal to:

                            - if such redemption occurs before March 15, 2004,
                              the sum of the then remaining payments of principal, including premiums payable, and interest up to and including March 15, 2004 discounted at their present values using the treasury rate plus 50 basis points, plus accrued interest, if any, to such redemption date; or

                            - if such redemption occurs after March 15, 2004, at
                              a price equal to 105.6875% of the principal amount (declining ratably to 100% of the principal amount on March 15, 2007) plus accrued and unpaid interest to the date of redemption.

OPTIONAL REDEMPTION........ We may redeem the 11% Senior Secured Notes due 2006 at any time prior to their stated maturity at a make-whole premium. We may redeem the 11 3/8% Senior Secured Notes due 2009 at any time after March 15, 2004, at a price equal to 105.6875% of the principal amount (declining ratably to 100% of the principal amount on March 15, 2007) plus accrued and unpaid interest to the date of redemption.

GUARANTEE BY THE COMPANY... R&B Falcon has unconditionally and irrevocably guaranteed our obligations under the notes. Any payment by R&B Falcon on its obligations under the guarantee will reduce its obligations on its loans from us.

SUBSIDIARY GUARANTEES...... Any subsidiary that guarantees any of R&B Falcon's indebtedness after March 26, 1999 (including indebtedness under a bank facility) or that owns a mortgaged rig will be required to guarantee the notes.

RANKINGS................... The notes are our senior secured obligations. We are not permitted to incur additional indebtedness, other than subordinated indebtedness owed to R&B Falcon.

                            The loans we have made to R&B Falcon are each a senior secured obligation of R&B Falcon and will rank equally in right of payment with claims of creditors of R&B Falcon holding indebtedness or other liabilities that are not expressly subordinated to such loans, but will rank ahead of claims to the extent of the value, priority and validity of R&B Falcon's mortgages of its marine drilling rigs that secure the loans. To the extent that any such rig has value in excess of the loan that it secures, such additional value is not collateral for our claims against R&B Falcon. R&B Falcon's obligations under the loans from us will be effectively subordinated to indebtedness and other liabilities of its subsidiaries. As of March 31, 1999, R&B Falcon's subsidiaries had approximately $225.8 million of indebtedness, in addition to other substantial liabilities (primarily trade payables and accrued expenses).

                            R&B Falcon's guarantee of the notes is its senior unsecured obligation. The guarantee will rank equally in right of payment with any of R&B Falcon's existing or future senior unsecured indebtedness and senior in right of payment to any of its existing or future indebtedness that is, by its terms, expressly subordinated to the guarantee. R&B Falcon's obligations under the guarantee will be effectively subordinated to indebtedness and other liabilities of its subsidiaries and to R&B Falcon's secured indebtedness.

SECURITY................... The notes are secured by a collateral assignment of the loans we have made to R&B Falcon and the liens securing those loans. Each of these loans is secured by a lien on one drilling rig or one construction contract for a drilling rig. These liens are:

                             - security interests in the construction contract
                               for the Deepwater IV and the equipment the Company has purchased for the Deepwater IV. Following delivery of the Deepwater IV, the security interests will be replaced by a first priority ship mortgage on the Deepwater IV; and

                             - first priority ship mortgages on the vessels
                               Deepwater Millennium, Peregrine IV, Peregrine VII, Falcon 100, Peregrine I, Peregrine II, Harvey Ward, W. D. Kent, and Falrig 82.

                             The collateral agent holds, as collateral for the notes, R&B Falcon's promissory notes payable to us and the related liens. The collateral agent will exercise remedies with respect to the collateral, including the sale or other disposition of the collateral, upon receipt of notice of the occurrence of an event of default under the indenture governing the notes.

CHANGE OF CONTROL..........  So long as the notes are rated by Standard & Poors and Moody's, we will not have to make an offer to purchase the notes upon the occurrence of a change of control unless the notes are downgraded or R&B Falcon is put on a negative credit watch or there is a default which has occurred and is continuing. In such a case, we will be required to offer to repurchase all the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

COVENANTS..................  The indenture restricts R&B Falcon's ability, and the ability of its subsidiaries, to:

                             - borrow money;

                             - pay dividends on stock or purchase stock or make
                               payments on subordinated indebtedness;

                             - make investments;

                             - use assets as security in other transactions;

                             - engage in sale/leaseback transactions;

                             - sell substantially all of its assets or merge or
                               consolidate with other companies;

                             - sell assets; and

                             - enter into transactions with affiliates.

                             If R&B Falcon sells a sufficient amount of its assets and does not reinvest the proceeds or repay indebtedness as provided in the indenture, R&B Falcon will be required to prepay its loans from us to provide funds to enable us to offer to purchase notes. We will be required to offer to purchase notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, from the proceeds of these asset sales.

                             The Indenture also restricts our ability to conduct any activities not connected with the issuance of the notes and the enforcement of our rights in the collateral for the notes.

                             These limitations are subject to important qualifications and exceptions.

TRANSFER RESTRICTIONS......  The notes may only be transferred to Qualified
                             Institutional Buyers, institutional Accredited Investors and our affiliates. See "Transfer Restrictions."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of factors you should carefully consider before deciding whether to exchange your notes in the exchange offer.

         SUMMARY CONSOLIDATED FINANCIAL DATA OF R&B FALCON CORPORATION

     The summary consolidated financial data of R&B Falcon set forth below gives effect to the merger of Falcon Drilling Company, Inc. and Reading & Bates Corporation, which occurred on December 31, 1997, under the "pooling-of-interests" method of accounting. This means that these companies are treated as if they have always been combined for accounting and financial reporting purposes. The summary consolidated financial data as of and for the three months ended March 31, 1998 and 1999 have been derived from R&B Falcon's unaudited condensed consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) that its management considers necessary for a fair presentation of the interim periods. Results of interim periods are not necessarily indicative of results for the full year. The summary financial data for the years ended December 31, 1995, 1996, 1997 and 1998 were derived from R&B Falcon's audited consolidated financial statements, and for the year ended December 31, 1994 from the separate audited consolidated financial statements of Reading & Bates and Falcon. You should read this data together with R&B Falcon's historical consolidated financial statements, which are incorporated by reference in this prospectus.

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                               1998         1999
                                                              -------     ---------
                                                              (IN MILLIONS, EXCEPT
                                                               PER SHARE AND RATIO
                                                                    AMOUNTS)
                                                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................................  $279.3      $  243.8
Operating income............................................   116.8          32.7
Income from continuing operations before income tax expenses
  and minority interest.....................................   105.2           9.3
Net income(1)...............................................    69.8           1.6
Income from continuing operations per common share:
  Basic.....................................................     .42           .01
  Diluted...................................................     .42           .01
OTHER DATA:
Ratio of earnings to fixed charges(2).......................     5.3x           --
Depreciation and amortization...............................  $ 21.4      $   36.5
Capital expenditures and acquisitions.......................  $237.4      $  236.3
BALANCE SHEET DATA AS OF MARCH 31, 1999:
Working capital.............................................              $  639.1
Total assets................................................               4,442.2
Total debt..................................................               2,720.5
Stockholders' equity........................................               1,253.0

                                                                            YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                                 1994        1995      1996       1997     1998(3)
                                                              -----------   ------   --------   --------   --------
                                                              (UNAUDITED)
                                                                (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................................    $307.6      $390.3   $  609.6   $  933.0   $1,032.6
Operating income............................................      22.4        64.9      178.8      160.4      215.8
Income (loss) from continuing operations before
  extraordinary item........................................     (12.7)       23.5      106.7       29.8       91.0
Net income (loss)(1)........................................     (12.7)       26.9      106.7       (6.2)     102.8
Net income (loss) from continuing operations per common
  share:
  Basic.....................................................      (.18)        .16        .70        .18        .54
  Diluted...................................................      (.18)        .15        .67        .18        .54
OTHER DATA:
Ratio of earnings to fixed charges(2).......................        --         1.8x       3.4x       2.6x       2.0x
Depreciation and amortization...............................    $ 38.4      $ 46.9   $   62.3   $   84.7   $   97.6
Capital expenditures and acquisitions.......................     124.7       186.9      383.2      600.2    1,166.5

                                                                            YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                                 1994        1995      1996       1997     1998(3)
                                                              -----------   ------   --------   --------   --------
                                                              (UNAUDITED)
                                                                (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
BALANCE SHEET DATA (END OF PERIOD):
Working capital.............................................    $  9.2      $ 57.7   $  195.3   $  (15.2)  $  175.3
Total assets................................................     810.9       946.8    1,455.8    1,933.0    3,709.3
Total debt..................................................     288.6       308.7      514.2      827.4    1,995.9
Stockholders' equity........................................     356.3       472.6      716.7      728.0    1,250.2

---------------

(1) After extraordinary gain of $3.4 million in 1995, loss from discontinued operations of $36.0 million in 1997, extraordinary loss of $24.2 million and income from discontinued operations of $36.0 million in 1998, income from discontinued operations of $8.3 million for the three months ended March 31, 1998, and extraordinary loss of $1.7 million for the three months ended March 31, 1999.

(2) For the purpose of this calculation "earnings" represents income (loss) from continuing operations before income tax expense, minority interest, and extraordinary gain, plus fixed charges exclusive of interest capitalized. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest expense. For the year ended December 31, 1994 and the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $3.4 million and $5.3 million, respectively. Fixed charges for the year ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 exclude interest cost of $7.3 million, $22.5 million, $4.5 million and $3.7 million, respectively, related to the debt of joint venture companies guaranteed by R&B Falcon or its subsidiaries. Approximately $273.4 million of outstanding indebtedness at December 31, 1998 was retired with a portion of R&B Falcon's borrowings from RBF Finance Co. and the proceeds from the sale of its $200 million senior notes. Giving effect to this retirement and assuming an average effective interest rate of approximately 11.7% on this debt and giving effect to the amortization of debt issuance costs, the pro forma ratio of earnings to fixed charges for the year ended December 31, 1998 was 1.8x and, for the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $12.3 million.

(3) Includes results of Cliffs Drilling Company, which R&B Falcon acquired on December 1, 1998, only for the month of December 1998 because it accounted for this acquisition under the purchase method.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The summary unaudited pro forma combined financial data set forth below for the year ended December 31, 1998 was derived from R&B Falcon's historical financial statements and from the historical financial statements of Cliffs Drilling Company, which R&B Falcon acquired on December 1, 1998. The summary unaudited pro forma combined financial data is presented as if the acquisition of Cliffs Drilling and certain other acquisition and financing transactions were consummated at the beginning of the period. The summary unaudited pro forma combined financial data does not purport to represent what R&B Falcon's and Cliffs Drilling's combined results of operations actually would have been if the acquisition of Cliffs Drilling had occurred as of the date indicated or will be for any future periods. The summary unaudited pro forma combined financial data should be read in conjunction with the unaudited pro forma condensed statement of operations and R&B Falcon's historical financial statements, which are incorporated by reference in this prospectus.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                 1998(4)
                                                              -------------
                                                              (IN MILLIONS,
                                                              EXCEPT RATIO
                                                                AMOUNTS)
                                                               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................................    $1,349.0
Operating income............................................       305.1
Income from continuing operations...........................       138.9
OTHER DATA:
EBITDA(1)...................................................    $  544.6
Ratio of EBITDA to interest expense(2)......................         6.7x
Ratio of earnings to fixed charges(3).......................         2.4x
Depreciation and amortization...............................    $  130.0

---------------

(1) "EBITDA" means income from continuing operations before extraordinary loss, interest expense, taxes, depreciation, amortization, cancellation of conversion projects and merger expenses. EBITDA should not be considered as an alternative to net income as an indicator of R&B Falcon's operating performance, or as an alternative to cash flow as a better measure of liquidity. EBITDA measures presented may not be comparable to other similarly titled measures of other companies. We believe EBITDA is a widely accepted financial indicator of a company's ability to service debt.

(2) R&B Falcon believes that the ratio of EBITDA to interest expense provides an investor with information as to its current ability to meet its interest costs.

(3) For the purpose of this calculation "earnings" represent income from continuing operations before income tax expense, minority interest, and extraordinary loss, plus fixed charges exclusive of interest capitalized. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of debt expense, and an estimated portion of rentals representing interest expense. Fixed charges for the year ended December 31, 1998 exclude interest cost of $22.5 million related to the debt of joint venture companies guaranteed by R&B Falcon or its subsidiaries.

(4) The pro forma data does not reflect any of the proceeds from R&B Falcon's offering of the outstanding notes completed in December 1998, or the application of the net proceeds from that offering, as it used the net proceeds for general corporate purposes, including funding its deepwater construction program. Additionally, the pro forma data does not reflect the proceeds from the senior note offering completed in March 1999 or the application of the loans from RBF Finance Co. funded with the proceeds from the secured note offerings of RBF Finance Co., since R&B Falcon used these proceeds to repay its revolving credit facility and its short-term obligations and for general corporate purposes, including funding its deepwater construction program, and the impact of repaying the revolving credit facility and short-term obligations did not have a material effect. Likewise, the pro forma data does not reflect any proceeds from R&B Falcon's offering in April 1999 of preferred stock and warrants since it is using these proceeds for general corporate purposes, including funding its deepwater rig construction program.

                   SUMMARY FINANCIAL DATA OF RBF FINANCE CO.

     The summary financial data set forth below is derived from our audited financial statements as of March 31, 1999, and for the period from inception (March 19, 1999) to March 31, 1999. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (including the Notes thereto) included elsewhere in this Prospectus.

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                              (MARCH 19, 1999)
                                                              TO MARCH 31, 1999
                                                              -----------------
                                                               (IN THOUSANDS,
                                                                EXCEPT RATIO
                                                                  AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Total revenues............................................      $  1,316
  Interest expense..........................................         1,226
  Operating income..........................................            90
  Net income................................................            58
OTHER DATA:
  Ratio of earnings to fixed charges(1).....................           1.1x

                                                               MARCH 31, 1999
                                                              -----------------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...........................................      $303,159
  Total assets..............................................       801,317
  Total debt................................................       800,000
  Stockholders' equity......................................            59

---------------

(1) For the purpose of this calculation "earnings" represents income before income tax expense, plus fixed charges exclusive of interest capitalized. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest expense.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The risk factors set forth below are generally applicable to the outstanding notes as well as the exchange notes.

     We are a limited purpose corporation formed solely to issue the notes and loan the proceeds from the sale of the notes to R&B Falcon. Our only material assets are the loans to R&B Falcon, and our only material source of revenue is R&B Falcon's payments under those loans. As a result, our ability to make payments under the notes is entirely dependent on R&B Falcon's ability to make payments under the loans or, to the extent R&B Falcon does not make its payments, on our ability to realize on the collateral that secures those loans.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our and R&B Falcon's actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks faced by us described below and elsewhere in this prospectus.

RISKS RELATED TO R&B FALCON'S BUSINESS

DEPRESSED INDUSTRY CONDITIONS, COMBINED WITH ITS SUBSTANTIAL CAPITAL REQUIREMENTS, HAVE ADVERSELY AFFECTED R&B FALCON'S LIQUIDITY.

     R&B Falcon is currently constructing or significantly upgrading six wholly-owned deepwater drilling rigs and has recently completed the construction of one deepwater drilling rig. R&B Falcon estimates the gross capital expenditures on these projects will be approximately $1.9 billion, of which approximately $0.9 billion remains to be expended. Since May 1998, however, there has been a downturn in demand for marine drilling rigs resulting in a decline in rig utilization and dayrates. The decline has been particularly dramatic in the domestic barge and jack-up rig markets where R&B Falcon is one of the largest contractors. Although R&B Falcon's operating revenues increased by $99.6 million from 1997 to 1998, on a quarterly basis during 1998, it experienced a decline in operating revenues from $279.3 million for the first quarter of 1998 to $243.8 million for the first quarter of 1999. Similarly, although R&B Falcon's EBITDA increased by $114.5 million from 1997 to 1998, it experienced a decline in EBITDA from $136.7 million in the first quarter of 1998 to $71.5 million in the first quarter of 1999. As a result of R&B Falcon's declining operating results, its cash flow from operations and cash on hand, including the net proceeds from its debt offering in March 1999, its borrowings from us and its preferred stock and warrant offering in April 1999 may not be sufficient to satisfy its short-term and long-term working capital needs, planned investments, capital expenditures, debt, lease and other payment obligations. Accordingly, R&B Falcon may be required to obtain additional capital through debt and/or equity financings to meet its currently projected obligations. R&B Falcon is currently evaluating two project financings to meet a portion of its additional capital requirements. There can be no assurance, however, that R&B Falcon can obtain these or any other additional financings or, if obtained, that they will be on favorable terms or for the amount it needs. As a result of its debt offering in March 1999 and its borrowings from us, R&B Falcon has a limited ability under its indenture covenants to incur additional recourse indebtedness and to secure that debt. In the event that R&B Falcon is unable to obtain the requisite financing, it would have to sell assets or terminate or suspend one or more construction projects. Termination or suspension of a project may subject R&B Falcon to claims for penalties or damages under the construction contracts or drilling contracts for rigs that are being constructed. Accordingly, R&B Falcon's inability to complete such financings would have a material adverse effect on its financial condition and its ability to repay the notes.

R&B FALCON IS DEPENDENT ON THE OIL AND GAS INDUSTRY AND MARKET PRICES. DECLINES IN OIL AND GAS PRICES HAVE ADVERSELY AFFECTED ITS DAYRATES AND RIG UTILIZATION.

     R&B Falcon must generate substantial cash flow in order to repay the notes. The amount of cash flow it generates depends on the level of activity in offshore oil and gas exploration and development. Oil and gas prices significantly affect the level of activity in oil and gas exploration and development. These prices are volatile, and have only recently begun to show signs of recovery from declines that started in 1997. These declines have adversely affected R&B Falcon's rig utilization and dayrates. Utilization of R&B Falcon's domestic jack-up fleet has declined from approximately 100% in January 1998 to approximately 32% in March 1999, and dayrates on new contracts have declined from a range of $35,000 to $40,000 in January 1998 to a range of $10,000 to $13,000 at present. Dayrates for R&B Falcon's domestic barge drilling rig fleet have not declined materially, but utilization of the fleet declined from approximately 96% in January 1998 to approximately 24% in March 1999. R&B Falcon's international jack-up fleet has experienced declines in utilization and dayrates since January 1998, but such declines have not been as dramatic as those experienced in the domestic jack-up fleet. If conditions in the oil and gas industry do not improve in the future, R&B Falcon may be unable to repay the notes.

R&B FALCON HAS A SIGNIFICANT AMOUNT OF DEBT.

     R&B Falcon has a significant amount of debt. At March 31, 1999, R&B Falcon's total indebtedness was approximately $2.7 billion, which would have been 63% of its total book value capitalization, as adjusted to give effect to its preferred stock and warrant offering in April 1999. This substantial indebtedness will have important consequences to us and, therefore, to you. For example, it will:

     - make it more difficult for R&B Falcon to make payments on the loans from us, thus making it more difficult for us to make the required payments on the notes;

     - increase R&B Falcon's vulnerability to general adverse economic and industry conditions;

     - limit R&B Falcon's ability to fund future capital expenditures and working capital and other general corporate requirements;

     - potentially require R&B Falcon to sell assets or to terminate or suspend some of its deepwater drilling construction projects;

     - limit R&B Falcon's flexibility in planning for, or reacting to, changes in its business and its industry;

     - place R&B Falcon at a competitive disadvantage compared to its competitors that have less debt; and

     - limit R&B Falcon's ability to borrow additional funds because of financial and other restrictive covenants governing its debt.

RESTRICTIONS ON R&B FALCON'S ABILITY TO PREPAY THE LOANS, AND THUS OUR ABILITY TO REDEEM THE NOTES, MAY LIMIT R&B FALCON'S FINANCIAL FLEXIBILITY.

     R&B Falcon is subject to restrictions with respect to the loans from us that may limit its flexibility in structuring or refinancing existing or future debt. We may redeem the notes, and R&B Falcon may prepay the loans, but only upon payment of a make-whole premium.

     As of March 31, 1999, R&B Falcon had $900 million of indebtedness with maturity dates on or prior to the maturity of the 11% Senior Secured Notes due 2006, and $2.1 billion of indebtedness with maturity dates on or prior to the maturity of the 11 3/8% Senior Secured Notes due 2009. These substantial repayment obligations may adversely affect its ability to refinance the loans at maturity.

R&B FALCON HAS COMMITTED SIGNIFICANT RESOURCES TO THE DEEPWATER DRILLING MARKET.

     R&B Falcon has committed significant financial resources to the deepwater drilling market through its deepwater rig construction projects. The cost of these projects will exceed the cash flow from the contractual commitments that R&B Falcon has for these projects. If the deepwater market continues to weaken, R&B Falcon may not be able to obtain contracts for the use of the contracted rigs once the initial contracts expire, and any renewals may be at lower dayrates and for shorter terms than those in the initial contracts. For the periods during which R&B Falcon is obligated to use the Deepwater Frontier, it will be obligated to pay the full dayrate of $165,000 to the limited liability company that owns this rig, without regard to whether R&B Falcon has a customer for this rig. These developments would result in reduced cash flows and profitability, and adversely affect R&B Falcon's ability to repay the notes.

MOST OF THE FUNDS TO PAY R&B FALCON'S DEBT OBLIGATIONS WILL COME FROM ITS SUBSIDIARIES, AND OUR RIGHT TO RECEIVE PAYMENTS ON THE LOANS, AND THEREFORE, YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES, IS JUNIOR TO THE INDEBTEDNESS OF R&B FALCON'S NON-GUARANTOR SUBSIDIARIES.

     Most of R&B Falcon's operating income and cash flow from operations is generated by its subsidiaries. R&B Falcon expects that funds necessary to meet its debt service obligations will be provided primarily by distributions or advances from R&B Falcon's subsidiaries. R&B Falcon's ability to obtain cash from its subsidiaries to meet its debt service obligations, including the payment of principal and interest on the loans, may be limited by contractual and legal restrictions on its subsidiaries and by their financial condition and requirements for cash to conduct their operations.

     None of R&B Falcon's subsidiaries currently guarantee the notes. R&B Falcon's subsidiaries will not be obligated with respect to the notes unless any subsidiary guarantees any of its funded indebtedness on or after the date the notes were issued. If this occurs, the subsidiary will be obligated to equally and ratably guarantee the notes. Because R&B Falcon's subsidiaries do not guarantee the notes, the claims of creditors of its subsidiaries effectively have priority on the assets and earnings of the subsidiaries over the claims of the holders of the notes. If any subsidiary of R&B Falcon is required to guarantee the notes in the future, its guarantee will be subordinate to any secured indebtedness of the subsidiary to the extent of the value of the collateral securing the indebtedness.

     In the event of an insolvency, liquidation or reorganization of any of R&B Falcon's subsidiaries, any creditors of the subsidiary, including trade creditors, would be entitled to payment in full from the assets of the subsidiary before R&B Falcon, as a stockholder, would be entitled to receive any distribution from the subsidiary. As of March 31, 1999, R&B Falcon's subsidiaries had approximately $225.8 million of indebtedness, in addition to other substantial liabilities (primarily trade payables and accrued expenses). All of this indebtedness and these other liabilities effectively ranks senior to our loans to R&B Falcon, and therefore to the notes.

R&B FALCON'S CUSTOMERS MAY SEEK TO CANCEL OR RENEGOTIATE CONTRACTS DURING DEPRESSED MARKET CONDITIONS.

     During depressed market conditions like those R&B Falcon is currently experiencing, a customer may no longer need a rig, or may be able to obtain a comparable rig at a lower dayrate. As a result, customers may pressure R&B Falcon to renegotiate the terms of existing contracts. In addition, customers may seek to avoid their obligations under existing drilling contracts. Since December 1998, customers have cancelled a number of contracts within the drilling industry, including the contract for the Jack Bates semisubmersible rig, primarily based on alleged performance breaches by the drilling contractors. R&B Falcon's customers for its drillship Peregrine VII and its semisubmersible Falcon 100 recently cancelled their contracts with R&B Falcon because of late delivery of these rigs. If R&B Falcon's customers cancel some of its significant contracts, it could have a material adverse effect on its financial condition and its ability to meet its obligations under the loans.

R&B FALCON'S CUSTOMERS MAY CANCEL THEIR DEEPWATER CONTRACTS IF IT EXPERIENCES OPERATIONAL PROBLEMS.

     The deepwater market requires the use of floating rigs utilizing more sophisticated technologies than those of the bottom-supported rigs that previously constituted the majority of R&B Falcon's fleet. R&B Falcon and other drilling contractors have experienced problems with the new generation of subsea and related systems designed for drilling in deeper waters. If this equipment fails to function properly, the rig cannot engage in drilling operations. If R&B Falcon encounters these or other operational problems on its deepwater rigs, it will lose revenues, and its customers may have the right to terminate the drilling contracts. The likelihood that a customer may seek to terminate a contract for operational problems is increased during market downturns like the one currently being experienced. If R&B Falcon's customers cancel some of its significant contracts, it could have a material adverse effect on its financial condition and its ability to meet its obligations under the loans.

R&B FALCON'S CONSTRUCTION AND UPGRADE PROJECTS ARE SUBJECT TO DELAYS AND COST OVERRUNS.

     R&B Falcon's deepwater rig construction and upgrade projects are subject to delays and cost overruns from (1) delays in equipment deliveries, (2) unforeseen engineering problems, (3) work stoppages, (4) weather interference, (5) unanticipated cost increases and (6) shortages of materials or skilled labor. R&B Falcon's conversion projects are particularly susceptible to cost overruns and delays due to the engineering and construction uncertainties inherent in conversion projects. The customers for R&B Falcon's drillship Peregrine VII and semisubmersible Falcon 100 have cancelled their drilling contracts due to late delivery of these rigs. R&B Falcon will be subject to late delivery penalties to its customer for its drillship Peregrine IV, and its drilling contract for this rig gives the customer cancellation rights if delivery is delayed significantly. R&B Falcon may also be subject to late delivery penalties under the recently cancelled contract for its semisubmersible Falcon 100. R&B Falcon has recently extended the delivery dates for, and increased its estimated costs of, several of its deepwater rig projects. Any additional cost overruns or delays will adversely affect R&B Falcon's financial condition and results of operations and make it more difficult for R&B Falcon to make the required payments on the loans.

REDUCED DAYRATES RESULTING FROM COMPETITION ADVERSELY EFFECT R&B FALCON'S RESULTS OF OPERATIONS BECAUSE IT CANNOT SIGNIFICANTLY REDUCE ITS OPERATING COSTS.

     The marine drilling market is highly competitive and no one competitor is dominant. During periods when the supply of rigs exceeds demand, as it currently does, this competition results in significant downward pressure on the dayrates at which R&B Falcon can contract our rigs. Because R&B Falcon's rig operating costs cannot be materially reduced, any reduction in dayrates adversely affects its results of operations.

R&B FALCON IS SUBJECT TO OPERATIONAL RISKS.

     R&B Falcon's operations are subject to the hazards inherent in the marine drilling business. These include (1) blowouts, (2) craterings, (3) fires, (4) collisions, (5) capsizings and (6) adverse weather. These hazards could result in substantial damage to the environment, personal injury and loss of life, suspension of drilling operations or damage to property and producing formations. R&B Falcon may incur substantial liabilities or losses as a result of these hazards. While R&B Falcon maintains insurance protection against some of these risks, and seeks to obtain indemnity agreements from its customers requiring the customers to hold us harmless in the event of loss of production, reservoir damage or liability for pollution that originates below the water surface, its insurance or contractual indemnity protection may not be sufficient to protect it under all circumstances or against all hazards.

R&B FALCON CONDUCTS TURNKEY DRILLING OPERATIONS.

     R&B Falcon conducts most of its drilling services under daywork drilling contracts where the customer pays for the period of time required to drill or workover a well. R&B Falcon expects to provide an increasing portion of its services under turnkey drilling contracts. Under turnkey drilling contracts, R&B Falcon contracts to drill a well to a contract depth under specified conditions for a fixed price. R&B Falcon's risks under a turnkey drilling contract are substantially greater than on a well drilled on a daywork basis because it assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including (1) risk of blowout, (2) loss of hole, (3) stuck drill stem, (4) lost production or damage to the reservoir,
(5) machinery breakdowns, (6) abnormal drilling conditions and (7) risks associated with subcontractors' services, supplies and personnel.

R&B FALCON CONDUCTS FOREIGN OPERATIONS.

     R&B Falcon currently operates its rigs worldwide. Operations outside the United States involve additional risks, including (1) war and civil disturbances, (2) general strikes, (3) regional economic downturns and (4) foreign governmental activities that may limit or disrupt markets, restrict payments or the movement of funds, impose exchange controls or cause currency devaluations, or result in the loss of contract rights or expropriation of property.

OFFSHORE DRILLING OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION.

     A number of federal, state, local and foreign laws and regulations govern R&B Falcon's operations. These include laws and regulations that restrict the discharge of materials into the environment or otherwise relate to the protection of the environment, the safety of our personnel and vessels and other matters. Environmental laws and regulations could impose significant liability on us for damages, clean-up costs and penalties if we spill oil or other pollutants in the course of our operations. Some of these laws impose liability without regard to negligence or fault. Environmental and other laws and regulations may increase our costs of doing business, discourage our customers from exploring for oil and gas and reduce demand for our services.

RISKS RELATED TO THE NATURE OF THE NOTES

THERE IS NO ESTABLISHED MARKET FOR THE NOTES.

     The notes that are currently outstanding have not been registered under the Securities Act or any state securities law. Therefore, these notes may not be offered or sold except under an effective registration statement on an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

     Although the exchange notes may be resold or otherwise transferred by the holders (who are not affiliates of our company) without compliance with the registration requirements under the Securities Act, they will be new securities for which there is currently no established trading market. We do not intend to apply for listing of the exchange notes on a national securities exchange or for quotation of the exchange notes on an automated dealer quotation system. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. If an active trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, R&B Falcon's performance and other factors. The exchange notes will be eligible for trading in The PORTAL Market.

     Even though we are registering our offer of the exchange notes in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of our company may publicly offer for sale or resell the exchange notes only in compliance with provisions of Rule 144 under the Securities Act. In addition, holders of the exchange notes will only be permitted to resell or otherwise transfer the notes to Qualified Institutional Buyers, institutional Accredited Investors or certain of our affiliates.

YOUR NOTES WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS IF YOU DO NOT EXCHANGE THEM IN THE EXCHANGE OFFER.

     If you do not exchange your notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your notes described in the legend on your notes. The restrictions on transfer of your outstanding notes arise because we issued the notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the currently outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these registration requirements. We do not intend to register the currently outstanding notes under the Securities Act. In addition, if you exchange your notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the amount of the currently outstanding notes decreases because noteholders tendered their notes in the exchange offer, the trading market, if any, for the currently outstanding notes after the closing of the exchange offer would be adversely affected.

THERE WILL ALSO BE RESTRICTIONS ON TRANSFERS OF THE EXCHANGE NOTES AFTER THE EXCHANGE OFFER.

     Holders of notes will only be permitted to resell or otherwise transfer their notes to Qualified Institutional Buyers, institutional Accredited Investors or certain of our affiliates.

RIG VALUES FLUCTUATE AND A RIG'S VALUE MAY BE LESS THAN THE AMOUNT OF THE LOAN THAT THE RIG IS PLEDGED TO SECURE.

     The notes are secured by a collateral assignment of promissory notes payable to us by R&B Falcon and liens securing those promissory notes. It is contemplated that such liens will ultimately consist primarily of first priority ship mortgages on drilling rigs. The market value of the mortgaged rigs may fluctuate significantly. There can be no assurance that the proceeds from the sale of any rig upon the collateral agent's exercise of remedies following an event of default under the loans will be sufficient to redeem the required principal amount of the notes. R&B Falcon is not required under the loans or the ship mortgages to maintain any minimum value of any rig, and the future value of a rig could be considerably less than its acquisition cost or the applicable mandatory redemption amount for the related loan secured thereby. If the proceeds from the sale of a rig is not sufficient to make all payments due under the related loan, the holders of the notes will have only senior unsecured claims against us and R&B Falcon to the extent of the deficiency.

THE LOANS TO R&B FALCON FROM US WILL NOT BE CROSS-COLLATERALIZED, SO IF THE FORECLOSURE PROCEEDS OF ONE RIG EXCEED THE LOAN AMOUNT FOR THAT RIG, THE EXCESS WILL NOT BE APPLIED TO ANY DEFICIENCIES IN THE FORECLOSURE PROCEEDS FOR OTHER RIGS.

     Each loan is secured by the ship mortgage or the construction contract and equipment relating to one rig. If the net proceeds from a foreclosure on one of the mortgaged rigs is greater than the amount of the loan for that rig, the collateral agent will pay the excess proceeds to R&B Falcon. If the net proceeds from a foreclosure on one of the other mortgaged rigs is less than amount of the loan for that rig, the deficiency will be R&B Falcon's unsecured, senior obligation, and will share pro rata with R&B Falcon's other unsecured senior obligations in R&B Falcon's remaining, unencumbered assets.

PRIOR TO COMPLETION OF THE DEEPWATER IV, R&B FALCON CANNOT GRANT A SHIP MORTGAGE TO SECURE THE LOAN RELATED TO THIS VESSEL, BUT CAN ONLY ASSIGN ITS RIGHTS UNDER THE CONSTRUCTION CONTRACT.

     Because the Deepwater IV is a newbuild drillship that has not yet been documented and that R&B Falcon does not yet own, R&B Falcon cannot grant a ship mortgage on this drilling rig to secure our loans to R&B Falcon. Instead, R&B Falcon initially can only collaterally assign its rights under the construction contract for this drilling rig to secure the loan with respect to this rig. This type of security interest does not afford us the same level of protection as a ship mortgage, and therefore provides a lesser degree of security for the loan. If an event of default occurs under the notes prior to the time when R&B Falcon grants a first priority ship mortgage on this vessel, holders of the notes may not be able to recover as much under the loans with respect to this vessel as they would have been able to recover if the vessel was subject to a valid ship mortgage.

THERE IS NO ASSURANCE THAT A RIG UNDER CONSTRUCTION WILL BE COMPLETED. IF R&B FALCON FAILS TO COMPLETE CONSTRUCTION OF THE DEEPWATER IV, WHICH IS TO BE MORTGAGED AS SECURITY FOR ONE OF OUR LOAN TO R&B FALCON, THERE IS A GREATER RISK THAT SUCH LOAN MAY BE UNDERCOLLATERALIZED.

     Our loan to R&B Falcon related to the Deepwater IV is secured by security interests in the construction contract and equipment R&B Falcon has purchased for the vessel. The loans on the Peregrine IV and Peregrine VII are secured by ship mortgages on these vessels, both of which are still not completed. If a rig is not completed, its value as collateral will be impaired, with the possible result that the loan secured by such vessel would be undercollateralized.

OUR LOANS TO R&B FALCON RELATING TO THE DEEPWATER IV IS CURRENTLY SECURED IN PART BY UNPERFECTED LIENS.

     The liens initially granted by R&B Falcon on certain of the equipment to be installed on the Deepwater IV are not perfected. When this drillship is completed, a perfected first priority ship mortgage on the entirety of the vessel will secure the loan related to this vessel. If R&B Falcon were to file bankruptcy within one year after completion of this vessel, the mortgage on this vessel may be invalid as to other creditors of R&B Falcon insofar as it pertains to equipment that was not subject to a perfected lien at the time the related loan was made.

YOUR RIGHTS IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY BANKRUPTCY
PROCEEDINGS.

     The right of the indenture trustee and/or the collateral agent to repossess and dispose of the collateral upon acceleration of our loans to R&B Falcon and the notes is likely to be significantly impaired by bankruptcy law if a bankruptcy proceeding were to be commenced by or against R&B Falcon prior to or possibly even after the trustee has repossessed and disposed of the collateral. Under the bankruptcy code, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law generally permits the debtor to continue to return and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." There is not a definition of the term "adequate protection" and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the loans and the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." In addition, further delays and impairments could result if we and R&B Falcon were substantively consolidated. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims." Federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

THE SHIP MORTGAGES ON THE RIGS ARE SUBORDINATED TO OTHER TYPES OF MARITIME
LIENS.

     R&B Falcon has registered first priority mortgages on nine rigs in favor of the collateral agent for the benefit of the holders of the notes. Upon flagging, R&B Falcon will register first priority ship mortgages on the one remaining rig currently under construction. Ship mortgages are generally subordinate to some kinds of maritime liens that arise by operation of law. The priority that these mortgages would have against the claims of the other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. The following liens and claims frequently take priority over rig mortgages: (1) costs arising out of the arrest of a rig or the subsequent sale of the rig; (2) wages and other sums due to the master, officers and other members of the rig's complement in respect of their employment on the rig; (3) port, canal and other waterway dues and pilotage dues; (4) claims against the rig owner in respect of loss of life or personal injury occurring in connection with the operation of the rig;
(5) claims against the rig owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring in connection with the operation of the rig; (6) claims for salvage, wreck removal and contribution in general average; and (7) liens exercisable by a rigbuilder or repairer over a rig when the rigbuilder or repairer has possession of the rig prior to the date the mortgage is filed with the flagging jurisdiction.

FORECLOSING ON SHIP MORTGAGES CAN BE DIFFICULT IN SOME JURISDICTIONS.

     Upon an event of default under the notes, the holders of a majority of the aggregate principal amount of the notes then outstanding may direct the collateral agent to commence enforcement proceedings under the ship mortgages that will secure our loans to R&B Falcon. R&B Falcon will operate the rigs securing these loans in international waters and various foreign jurisdictions, and there can be no assurance that, if enforcement proceedings must be commenced against a particular rig, that rig will be located in a jurisdiction having effective or favorable procedures and lien priorities. Each of the mortgaged rigs is, or is expected to be upon completion of the rig, registered under the Panamanian, Bahamian or U.S. flag. The mortgages on these rigs will be first preferred ship mortgage liens under Panamanian, Bahamian or U.S. maritime laws. Panamanian, Bahamian and U.S. ship mortgages are generally recognized by U.S. and foreign courts in accordance with their terms, to the extent that they do not offend national sovereignty, public order or good morals of the jurisdiction. Any enforcement proceedings could be subject to lengthy delays that could result in increased custodial costs, deterioration in the condition of the rig and substantial reduction in the value of the rig. Some jurisdictions may provide no legal remedy for the enforcement of the ship mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impracticable. Furthermore, some jurisdictions may not permit a rig to be sold prior to entry of a judgment, resulting in a lengthy delay that could result in increased custodial costs, deterioration in the condition of the rig and substantial reduction in the value of the rig.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our and R&B Falcon's future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Summary" and "Risk Factors," and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     These forward-looking statements involve risks and uncertainties that may cause our or R&B Falcon's actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These risks include: R&B Falcon's dependence on the oil and gas industry; the effects of recent declines in oil and gas prices; R&B Falcon's commitment to the deepwater drilling market; R&B Falcon's ability to secure adequate financing, including financing to fund its deepwater drilling program; the risks involved in R&B Falcon's construction and upgrade projects; competition; operational risks; risks involved in turnkey operations and foreign operations; the age of R&B Falcon's rigs; government regulation and environmental matters; R&B Falcon's ability to integrate and realize anticipated synergies relating to the merger with Cliffs Drilling Company; R&B Falcon's ability to achieve and execute internal business plans; and the impact of any economic downturns and inflation.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our or R&B Falcon's actual results may vary materially from those expected, estimated or projected.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OUTSTANDING NOTES

     Subject to the terms and conditions set forth in this prospectus and in the letter of transmittal, we are offering to exchange up to $400 million of our outstanding 11% Senior Secured Notes due 2006 for an equal amount of our 11% Senior Secured Notes due 2006, and up to $400 million of our outstanding 11 3/8% Senior Secured Notes due 2009 for an equal amount of our 11 3/8% Senior Secured Notes due 2009. We will accept for exchange outstanding 11% Senior Secured Notes due 2006 and 11 3/8% Senior Secured Notes due 2009 which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City
time, on             , 1999; provided, however, that if we, in our sole
discretion, have extended the period of time during which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer.

     The currently outstanding notes were issued on March 26, 1999 in a private offering. As of the date of this prospectus, $400 million aggregate principal amount of 11% Senior Secured Notes due 2006 and $400 million aggregate principal amount of 11 3/8% Senior Secured Notes due 2009 are outstanding. This prospectus
and the letter of transmittal are first being sent on or about,           1999,
to all holders of outstanding notes known to us.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any outstanding notes, by giving oral or written notice of such extension to the holders of outstanding notes as described below. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return at no expense to the holder any outstanding notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer.

     Outstanding notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     If any of the events specified in "-- Conditions to the Exchange Offer" should occur, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not already accepted for exchange. We will give oral or written notice of any extension, amendment, non-acceptance or termination to holders of outstanding notes as promptly as practicable. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those holders of currently outstanding notes who do not exchange their notes in this exchange offer on terms which may differ from those contained in this prospectus. We may use this prospectus, as amended or supplemented from time to time, in connection with additional exchange offers. These additional exchange offers may take place from time to time until all of the currently outstanding notes have been exchanged for exchange notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender by a holder of the outstanding notes and our acceptance of that holder's notes will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below in the section entitled "Guaranteed Delivery Procedures," to tender any series of the outstanding notes in the exchange offer, a holder must transmit to United States Trust Company of New York, the exchange agent, at the address set forth under "-- Exchange Agent" on or prior to the expiration date either:

     - a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, or

     - if the notes are tendered under to the book-entry procedures set forth below, the tendering note holder may transmit an agent's message (described below) instead of the letter of transmittal.

     In addition, on or prior to the expiration date, either:

     - the exchange agent must receive the certificates for the notes along with the letter of transmittal; or

     - the exchange agent must receive a timely confirmation of a book-entry transfer of the tendered notes into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or

     - the holder must comply with the guaranteed delivery procedures described below.

     An "agent's message" is a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder that the holder has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the holder.

     The method of delivery of outstanding notes, letters of transmittal or agent's messages and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Do not send letters of transmittal, agent's messages or outstanding notes to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange are tendered either by a registered holder of the notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution. An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than a signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of outstanding notes improperly tendered or to not accept any outstanding notes which acceptance might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any outstanding notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date (including the letter of transmittal and its instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we shall determine. Neither us, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a person other than the registered holder of outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name of the registered holder that appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or powers of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such persons' authority to so act unless we waive this requirement.

     By tendering, each holder represents to us that, among other things, the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder, and that neither the holder nor any person for whom the holder is acting has any arrangement or understanding with any person to participate in the distribution of the exchange notes. In the case of a holder that is not a broker-dealer, the holder, by tendering, also represents to us that the holder is not engaged in, nor intends to engage in, a distribution of the exchange notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in the exchange offer, the holder or any such other person could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes of each series properly tendered and will issue the exchange notes of such series promptly after acceptance of the outstanding notes. See "-- Certain Conditions to the Exchange Offer." For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each outstanding note accepted for exchange, the outstanding note holder will receive an exchange note having a principal amount and maturity equal to that of the surrendered outstanding note. Interest on the exchange notes will accrue from March 26, 1999, the original issue date of the outstanding notes. If we do not complete the exchange offer by September 22, 1999, then we are obligated to pay special interest on the outstanding notes. The special interest amount shall be, with respect to the first 90-day period, an amount equal to $0.05 per week per $1,000 principal amount of notes. The special interest amount will increase by an additional $0.05 per week per $1,000 principal amount of notes for each subsequent 90-day period until we complete the exchange offer, up to a maximum amount of $0.50 per week per $1,000 principal amount of notes. Payments of this special interest, if any, on outstanding notes in exchange for which exchange notes were issued will be made to the persons who, at the close of business on March 1 or September 1 immediately preceding the interest payment date, are registered holders of the outstanding notes if such record date occurs prior to the exchange, or are registered holders of the exchange notes if the record date occurs on or after the date of the exchange, even if notes are cancelled after the record date and on or before the interest payment date.

     In all cases, issuance of exchange notes in the exchange offer will be made only after the exchange agent timely receives either certificates for the outstanding notes or a book-entry confirmation of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents or, in the case of a book-entry confirmation, an agent's message. If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered notes or if outstanding notes are submitted for a greater principal amount than the holder desired to exchange, we will return such unaccepted or non-exchanged outstanding notes without expense to the tendering holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company under the book-entry procedures described below, such unaccepted or non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer such outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile thereof, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of any series of the outstanding notes desires to tender such outstanding notes and the outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw tenders of any series of the outstanding notes at any time prior to the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the outstanding notes to be withdrawn, identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes), and (where certificates for outstanding notes have been transmitted) specify the name in which such outstanding notes are registered, if different from that of the withdrawing holder. If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange Agent's account at The Depository Trust Company under the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with The Depository Trust Company for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes. We may terminate or amend the exchange offer, if at any time before the acceptance of such outstanding notes for exchange or the exchange of the exchange notes for such outstanding notes, the exchange offer is determined by us, in our sole and absolute discretion, to violate applicable law or any applicable interpretation of the staff of the SEC.

EXCHANGE AGENT

     We have appointed United States Trust Company of New York as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

            By Overnight Delivery:
   United States Trust Company of New York
           770 Broadway, 13th Floor
           New York, New York 10003
     Attention: Corporate Trust Services

       By Registered or Certified Mail:                        by Facsimile:
                                                               (212) 780-0592
   United States Trust Company of New York                 Confirm by Telephone:
                 P.O. Box 843                                  (800) 548-6565
                Cooper Station
           New York, New York 10276
     Attention: Corporate Trust Services

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer, which are estimated in the aggregate to be $325,000.

TRANSFER TAXES

     Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OUTSTANDING NOTES

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the outstanding notes and the restrictions on transfer of such outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register outstanding notes under the Securities Act. See "Description of the Notes -- Registered Exchange Offer; Registration Rights."

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes. However, we do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder is an affiliate of our company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer, such holder:

     - could not rely on the applicable interpretations of the staff of the SEC, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

     In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the exchange notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes of a series as contemplated in this prospectus, we will receive in exchange outstanding notes of the corresponding series in like principal amount. The form and terms of each series of the exchange notes are identical in all material respects to the form and terms of such series of outstanding notes of the corresponding series, except that:

     - the offering of the exchange notes has been registered under the Securities Act;

     - the exchange notes will not be subject to transfer restrictions except as set forth in "Transfer Restrictions"; and

     - the holders of the exchange notes will not be entitled to registration or other rights under the registration rights agreement, including the payment of liquidated damages upon our failure to complete the exchange offer or the occurrence of certain other events.

     The outstanding notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in our indebtedness.

     Our net proceeds from the private offering of the outstanding notes were $800 million because R&B Falcon paid all of the expenses of the offering. The net proceeds to R&B Falcon from our loans to them, after deducting discounts, commissions and estimated fees and expenses in connection with the private offering, were approximately $777.2 million. R&B Falcon used $350 million of these net proceeds to reduce borrowings under its bank facility, $125 million to repay indebtedness incurred in the construction of the Deepwater Millennium, and $81 million to repay its portion of the indebtedness incurred by its 60% owned subsidiary in the construction of the Deepwater Frontier. R&B Falcon has used or will use the remaining proceeds from the private offering for planned capital expenditures, working capital and other general corporate purposes.

                       CAPITALIZATION OF RBF FINANCE CO.

     The following table sets forth our unaudited consolidated capitalization as of March 31, 1999. You should read this table along with our financial statements and the related notes that are included elsewhere in this prospectus.

                                                                     AS OF
                                                                MARCH 31, 1999
                                                              -------------------
                                                                            AS
                                                               ACTUAL    ADJUSTED
                                                              --------   --------
                                                                (IN THOUSANDS,
                                                                  UNAUDITED)
Cash and cash equivalents...................................  $303,101   $303,101(1)
                                                              ========   ========
Long-term debt:
  11% Senior Secured Notes due 2006.........................   400,000    400,000
  11 3/8% Senior Secured Notes due 2009.....................   400,000    400,000
                                                              --------   --------
          Total long-term debt..............................   800,000    800,000
                                                              --------   --------
Stockholders' equity:
  Common stock, par value $.01 per share....................        --         --
  Capital in excess of par..................................         1          1
  Retained earnings.........................................        58         58
                                                              --------   --------
Total stockholders' equity..................................        59         59
                                                              --------   --------
Total capitalization........................................  $800,059   $800,059
                                                              ========   ========

---------------

(1) Subsequent to March 31, 1999, we loaned this $303.1 million to R&B Falcon Corporation.

                    CAPITALIZATION OF R&B FALCON CORPORATION

     The following table sets forth R&B Falcon's unaudited consolidated capitalization as of March 31, 1999 and its unaudited consolidated capitalization as adjusted to reflect its offering of preferred stock and warrants in April 1999, and the application of the net proceeds from that offering. You should read this table along with R&B Falcon's consolidated financial statements and the related notes that are incorporated by reference in this prospectus.

                                                                        AS OF
                                                                   MARCH 31, 1999
                                                              -------------------------
                                                                                AS
                                                                ACTUAL       ADJUSTED
                                                              -----------   -----------
                                                              (IN MILLIONS, UNAUDITED)
Cash and cash equivalents...................................   $  545.1      $  834.1
                                                               ========      ========
Current portion of long-term debt...........................        6.2           6.2
Long-term debt, excluding current portion:
  Loans from RBF Finance Co. due 2006(1)....................      400.0         400.0
  Loans from RBF Finance Co. due 2009(2)....................      400.0         400.0
  12 1/4% Senior Notes due 2006.............................      200.0         200.0
  6 1/2% Senior Notes due 2003..............................      249.2         249.2
  6 3/4% Senior Notes due 2005..............................      348.2         348.2
  6.95% Senior Notes due 2008...............................      249.2         249.2
  7 3/8% Senior Notes due 2018..............................      248.0         248.0
  9 1/8% Senior Notes due 2003..............................      100.0         100.0
  9 1/2% Senior Notes due 2008..............................      300.0         300.0
  10 1/4% Senior Notes due 2003.............................      202.4         202.4
  Other debt................................................       17.3          17.3
                                                               --------      --------
          Total long-term debt, including current portion...    2,720.5       2,720.5
                                                               --------      --------
Minority interest...........................................       44.6          44.6
                                                               --------      --------
Mandatorily redeemable preferred stock(3)...................         --         242.8
                                                               --------      --------
Stockholders' equity:
  Common stock, par value $.01 per share....................        1.9           1.9
  Capital in excess of par..................................    1,061.1       1,061.1
  Warrants(4)...............................................         --          46.2
  Retained earnings.........................................      200.7         200.7
  Other.....................................................      (10.7)        (10.7)
                                                               --------      --------
Total stockholders' equity..................................    1,253.0       1,299.2
                                                               --------      --------
Total capitalization, including current portion of long-term
  debt......................................................   $4,018.1      $4,307.1
                                                               ========      ========

---------------

(1) Comprised of ten tranches with interest rates of 11.02%.

(2) Comprised of ten tranches with interest rates of 11.395%.

(3) We have discounted the $300 million liquidation preference of the preferred stock by the preliminary estimated fair value of the warrants and a portion of the estimated offering costs.

(4) We have based the fair value of the warrants on our preliminary estimate, and we will finalize the fair value based on a third party appraisal.

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below are derived from our audited financial statements as of March 31, 1999 and for the period from inception (March 19, 1999) to March 31, 1999. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (including Notes thereto) included elsewhere in this prospectus.

                                                              PERIOD FROM INCEPTION
                                                                 (MARCH 19, 1999
                                                                       TO
                                                                 MARCH 31, 1999)
                                                              ---------------------
                                                                 (IN THOUSANDS,
                                                                   EXCEPT FOR
                                                                  RATIO AMOUNTS
STATEMENT OF OPERATIONS DATA:
  Total revenues............................................        $   1,316
  Interest expense..........................................            1,226
  Operating income..........................................               90
  Net income................................................               58
OTHER DATA:
  Cash used in operating activities.........................               --
  Cash used in investing activities.........................         (496,900)
  Cash provided by financing activities.....................          800,001
  Ratio of earnings to fixed charges(1).....................             1.1x

                                                                 MARCH 31, 1999
                                                                 --------------
BALANCE SHEET DATA:
  Working capital...........................................        $ 303,159
  Total assets..............................................          801,317
  Total debt................................................          800,000
  Stockholders' equity......................................               59

---------------

(1) For the purpose of this calculation "Earnings" represents income before income tax expense, plus fixed charges, exclusive of interest capitalized. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of debt expense, and an estimated portion of rentals representing interest expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We are a limited purpose corporation that has been recently organized solely for the purpose of issuing the notes as our full recourse obligations and loaning the proceeds of the sale of the notes to R&B Falcon. Our ability to make payments on the notes is dependent on R&B Falcon making its payments to us under these loans and, to the extent R&B Falcon is unable to make these payments, on our ability to realize on the collateral that secures these loans. Also, R&B Falcon has fully and unconditionally guaranteed our obligations under the notes. Because of our dependence on R&B Falcon, you should read R&B Falcon's Management's Discussion of Financial Condition and Results of Operations in its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, which are incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation by Reference."

RESULTS OF OPERATIONS

     We were formed on March 19, 1999 and do not conduct any business operations other than with respect to the administration of our loans to R&B Falcon and the notes. Our only sources of revenue are the payments R&B Falcon makes to us on the loans and interest earned on our cash deposits. Other than an immaterial amount of general and administrative expenses, our only expense is the interest expense recognized on the payments of interest under the notes. The interest payable to us by R&B Falcon on the loans is 0.02% per year greater than the interest we pay on the notes. Because the interest rates on the notes and the loans are fixed, we are not subject to market risk with respect to changes in interest rates.

LIQUIDITY AND CAPITAL RESOURCES

     All of our future cash flows and long-term obligations are guaranteed by R&B Falcon. The following is a description of R&B Falcon's industry conditions and liquidity. R&B Falcon is currently constructing or significantly upgrading six wholly-owned deepwater drilling rigs and has recently completed the construction of one deepwater drilling rig. R&B Falcon estimates the gross capital expenditures on these projects will be approximately $1.9 billion, of which approximately $.9 billion remains to be funded by R&B Falcon. Since May 1998, there has been a downturn in demand for marine drilling rigs resulting in a decline in rig utilization and dayrates. The decline has been particularly dramatic in the domestic barge and jack-up rig markets where R&B Falcon is one of the largest contractors. As a result, R&B Falcon experienced a decline in operating revenues from the first quarter of 1998 to the first quarter of 1999. Depending on the level of future cash flows from operations, R&B Falcon's cash on hand, and funds available under its existing credit facilities may not be sufficient to satisfy R&B Falcon's short-term and long-term working capital needs, planned investments, capital expenditures, debt, lease and other payment obligations, without selling assets or terminating construction contracts.

     On March 26, 1999, R&B Falcon issued a series of 12 1/4% Senior Notes with an aggregate principal amount of $200.0 million due 2006. As a result, R&B Falcon received net proceeds of approximately $194.3 million after deducting estimated offering related expenses. R&B Falcon used the proceeds from such notes and from loans from us to repay existing indebtedness of approximately $556.0 million and will use the remainder to acquire, construct, repair and improve drilling rigs and for general corporate purposes.

     On April 22, 1999, R&B Falcon issued 300,000 shares of 13.875% Senior Cumulative Redeemable Preferred Stock and warrants to purchase 10,500,000 shares of R&B Falcon's common stock at an exercise price of $9.50 per share. R&B Falcon received net proceeds from the issuance of the preferred stock and warrants of approximately $289.0 million. Each share of preferred stock has a liquidation preference of $1,000 per share and one warrant entitles the holder to purchase 35 shares of R&B Falcon's common stock. The preferred stock is mandatorily redeemable on, and the warrants expire on, May 1, 2009. Dividends on the preferred stock are to be paid quarterly commencing on August 1, 1999 and at R&B

Falcon's option may be paid in cash or, on or before May 1, 2004, in additional shares of preferred stock. R&B Falcon may redeem any of the preferred stock beginning May 1, 2004. The initial redemption price is 106.938% of the liquidation preference, declining thereafter to 100% on or after May 1, 2007, in each case plus accrued and unpaid dividends to the redemption date. In addition, on or before May 1, 2002, R&B Falcon may redeem shares of the preferred stock having an aggregate liquidation preference of up to $105.0 million at a price equal to 113.875% of its liquidation preference, plus accrued and unpaid dividends to the redemption date, with proceeds from one or more public equity offerings. The warrants' estimated fair value of $48.0 million was recorded as a discount to the preferred stock and will be amortized on a straight line basis over ten years. Preferred stock dividends and the amortization of the warrants' initial value will be deducted from net income to arrive at net income applicable to common stockholders.

     Proceeds from the $200.0 million senior notes, loans from us and the preferred stock met a portion of R&B Falcon's capital requirements. However, it may also be necessary for R&B Falcon to obtain additional capital through debt and/or equity financings to meet its currently projected obligations. R&B Falcon is currently evaluating two project financings to meet a portion of its additional capital requirements. The first is an approximately $270.0 million financing in the form of a synthetic lease that would be collateralized by the drillship Deepwater Frontier, drilling contract revenues from such drillship and a letter of credit. Proceeds of such financing, if obtained, would be used in part to repay advances made to a limited liability R&B Falcon which will operate the Deepwater Frontier and which is owned 60% by R&B Falcon and 40% by Conoco. The second financing being contemplated is an approximately $250.0 million project financing that would be collateralized by the semisubmersible RBS8M, as well as the drilling contract revenues from such rig.

     R&B Falcon currently believes it will be able to consummate the proposed project financings. However, there can be no assurance that these or any other additional financings can be obtained, or if obtained, that they will be on terms favorable to R&B Falcon or for the amounts needed. Further, R&B Falcon has limited ability under its indenture covenants to incur additional recourse indebtedness and to secure that debt. If R&B Falcon is unable to obtain its requisite financing, R&B Falcon may have to sell assets or terminate or suspend one or more construction projects. Termination or suspension of a project may subject R&B Falcon to claims for penalties or damages under the construction contracts or drilling contracts for rigs that are being constructed. In addition, asset sales made under duress in today's drilling market may not yield attractive sales prices. Accordingly, the inability of R&B Falcon to complete required financings would have a material adverse effect on R&B Falcon's financial condition and its ability to repay its outstanding indebtedness.

     Three of R&B Falcon's outstanding credit facilities were repaid and terminated in March 1999 from proceeds from its senior notes and its loans from us. To assist R&B Falcon's liquidity position, R&B Falcon may seek to establish a new revolving bank credit facility of up to $180.0 million, and may sell certain assets. There can be no assurance, however, that such facility will be obtained or sales completed.

     The liquidity of R&B Falcon should also be considered in light of the significant fluctuations in demand that may be experienced by drilling contractors as changes in oil and gas producers' expectations and budgets occur, primarily in response to declines in prices for oil and gas. These fluctuations can rapidly impact R&B Falcon's liquidity as supply and demand factors directly affect utilization and dayrates, which are the primary determinants of cash flow from R&B Falcon's operations. The decline in oil and gas prices since 1997 has negatively impacted R&B Falcon's performance, particularly in the shallow water U.S. Gulf market, by adversely affecting R&B Falcon's rig utilization and dayrates. Utilization of R&B Falcon's domestic jack-up fleet has declined from approximately 97% in the first quarter of 1998 to approximately 49% in the first quarter of 1999, and dayrates have declined from an average of $35,000 during the first quarter of 1998 to an average of $21,000 during the first quarter of 1999. Dayrates for R&B Falcon's domestic barge drilling rig fleet have not declined materially, but utilization of the fleet declined from approximately 93% in the first quarter of 1998 to approximately 27% in the first quarter of 1999. R&B Falcon believes a continued depression in oil and gas prices would have a material adverse effect on R&B Falcon's financial position and results from operations.

     In December 1998, Mobil U.K. Ltd. terminated its contract to use R&B Falcon's Jack Bates semisubmersible rig on the grounds that two of the rig's anchor cables broke. The contract provided for Mobil's use of the rig at a dayrate of approximately $115,000 for the primary term through January 1999 and approximately $200,000 for the extension term from February 1999 through December 2000. R&B Falcon does not believe that Mobil had the right to terminate this contract. R&B Falcon has recontracted the Jack Bates to Mobil for one well at a dayrate of $156,000. This contract is without prejudice to either party's rights in the dispute over the termination of the original contract. If R&B Falcon is not successful in settling its dispute over the termination of the original contract, R&B Falcon intends to commence legal proceedings to enforce its rights under the contract.

     In April 1999, BP Amoco cancelled its contract with R&B Falcon for the drillship Peregrine VII in accordance with the contract's terms because the drillship had not been delivered on time. R&B Falcon is currently marketing this rig for work.

     In May 1999, R&B Falcon received notice from Petrobras of cancellation of the drilling contract on the semisubmersible Falcon 100, based upon alleged late delivery of the rig. R&B Falcon does not believe that Petrobras has the right to cancel the contract. R&B Falcon has engaged Brazilian counsel to pursue its rights under the contract and intends to take legal action to enforce its rights under the contract.

     We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Included in cash and cash equivalents at March 31, 1999 was $303.1 million that was subsequently loaned to R&B Falcon during April and May 1999 under the Senior Secured Loan Agreements dated as of March 26, 1999.

     We maintain cash balances and short-term investments with commercial banks in the United States. Our cash equivalents and short-term investments generally consist of commercial paper, money-market mutual funds and interest-bearing deposits with strong credit rated financial institutions, therefore, bearing minimal risk. No losses were incurred from inception through March 31, 1999.

     Our revenues were generated primarily from interest income on notes from R&B Falcon.

     At March 31, 1999, our only material assets were cash of $303.1 million, interest receivable of $1.3 million and loans to R&B Falcon of $496.9 million. Since that date, we have loaned an additional $303.1 million to R&B Falcon, for total outstanding loans as of May 24, 1999 of $800 million. We have an immaterial working capital requirement, and management believes that the difference between the interest payable to us by R&B Falcon on the loans and the interest we pay on the notes will be sufficient to satisfy our working capital needs.

NEWLY ISSUED ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards (SFAS) No 131, Disclosures about Segments of an Enterprise and Related Information Disclosures about Segments of an Enterprise and Related Information, requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. We have made the appropriate disclosures. Our revenues are generated primarily from its interest income on the loans made to R&B Falcon and all of our activities occur in the United States. Therefore no segment information has been disclosed.

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities was issued. SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be measured at its fair value, recorded in the balance sheet as either an asset or liability and that changes in the derivative's fair value be recognized currently in earnings. SFAS 133 is effective for fiscal years beginning after June 15, 1999. We have not yet quantified the impacts of adopting SFAS 133 on its financial statements nor has it determined the timing of its adoption.

                                  THE COMPANY

     We are a limited purpose corporation that was organized in March 1999 solely for the purpose of issuing the notes and loaning the proceeds of the sale of the notes to R&B Falcon. Our certificate of incorporation limits our purposes to the following:

     - to issue and sell up to $400 million of our Senior Secured Notes due 2006, and up to $400 million of our Senior Secured Notes due 2009;

     - to loan the proceeds from the issuance and sale of the notes to R&B Falcon, which loans shall be secured by:

      - first priority ship mortgages on eight drilling rigs owned by R&B
        Falcon;

      - by the collateral assignment of rights of R&B Falcon in construction contracts for two additional drilling rigs, to be replaced by first priority ship mortgages on such rigs upon their completion and delivery;

      - by security interests in equipment purchased by R&B Falcon for use in the construction of the two additional drilling rigs; and

      - by any other collateral;

     - to collaterally assign to a collateral agent for the benefit of the holders of the notes our rights under the loans we have made to R&B Falcon and the liens securing those loans; and

     - to do all other things we deem necessary, incidental or convenient to achieve these purposes.

Our certificate of incorporation requires us to:

     - maintain our own bank accounts separate from any other person;

     - maintain our own corporate books and records separate from any other person;

     - produce annual financial statements which disclose the effects of our operations in accordance with generally accepted accounting principles in the United States;

     - fund our own operating expenses and other obligations; and

     - identify ourselves in all dealings with other persons and the public under our own name and as a separate and distinct entity and not identify ourselves as being a division or part of any other person;

and prohibits us from:

     - engaging in any business or activity other than in connection with, relating to or facilitating the activities set forth in our corporate purpose;

     - incurring any indebtedness, or assuming or guarantying any indebtedness of any other entity other than subordinated obligations owing to R&B Falcon;

     - commingling our assets with those of other persons;

     - dissolving or liquidating, in whole or in part;

     - without the affirmative vote of 100% of the members of our Board of Directors, consolidating or merging with or into any other entity or conveying or transferring our properties and assets substantially as an entirety to any other entity; or

     - without the affirmative vote of 100% of the members of our Board of Directors, taking any actions with respect to bankruptcy.

     Our ability to make payments on the notes is dependent on R&B Falcon making its payments to us under our loans to it and, to the extent R&B Falcon is unable to make these payments, on our ability to realize on the collateral that secures these loans. Also, R&B Falcon has fully and unconditionally guaranteed our obligations under the notes. Because of our dependence on R&B Falcon, you should read R&B Falcon's description of its business contained in its Annual Report on Form 10-K, which is incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation by Reference."

     Under the indenture governing the notes, recourse against our incorporators, directors, officers and stockholders has been expressly waived. Accordingly, our incorporators, directors, officers and stockholders will not be liable for any payments on the notes.

     Our capitalization is nominal. We do not conduct any business operations other than with respect to the administration of our loans to R&B Falcon and the notes. We have no employees and do not intend to hire any employees. We have no properties.

     R&B Falcon does not own any of our capital stock. However, all of our stockholders are employees, officers or directors of R&B Falcon.

LEGAL PROCEEDINGS

     We are not a party to any litigation.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The following table sets forth certain information regarding our officers and directors:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Paul B. Loyd, Jr. ....................  52    Director
Steven A. Webster.....................  47    Director and President
Tim W. Nagle..........................  48    Vice President
Robert F. Fulton......................  48    Vice President
Wayne K. Hillin.......................  57    Secretary
Leighton E. Moss......................  48    Vice President and Assistant Secretary
Roger L. Abel.........................  55    Director

     Paul B. Loyd, Jr. has been a director of the R&B Falcon since July 1997, Chairman of the Board of R&B Falcon since January 6, 1998, and Chief Executive Officer of R&B Falcon since May 19, 1999. Mr. Loyd was Chief Executive Officer and Chairman of the Board of Reading & Bates from 1991 until December 31, 1997, when Reading & Bates merged with Falcon Drilling Company to form R&B Falcon. Mr. Loyd has been President of Loyd & Associates, Inc., a financial consulting firm, since 1989. Mr. Loyd is a director of Wainoco Oil Corporation and Carrizo Oil & Gas, Inc. Mr. Loyd has been a director of our company since March 1999.

     Steven A. Webster was Chief Executive Officer of R&B Falcon from its organization in July 1997 until May 19, 1999. Mr. Webster has been a director of R&B Falcon since its organization in July 1997. Mr. Webster served as Chief Executive Officer and Chairman of the Board of Falcon Drilling Company from its formation in 1991 until May 19, 1999. He serves as a director of Grey Wolf, Inc., Carrizo Oil & Gas, Inc., Ponder Industries, Inc., Geokinetics, Inc. and Crown Resources Corporation. Mr. Webster also serves as a trust manager of Camden Property Trust. Mr. Webster has been President and a director of our company since March 1999.

     Tim W. Nagle has been Executive Vice President of R&B Falcon since January 1998. Mr. Nagle was Chief Financial Officer of Reading & Bates for more than five years prior to that. Mr. Nagle has been a Vice President of our company since March 1999.

     Robert F. Fulton has been Executive Vice President of R&B Falcon since January 1998. Mr. Fulton has been Executive Vice President of Falcon since January 1, 1995. From 1991 until joining Falcon in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation, most recently as Senior Vice President and Chief Financial Officer. Mr. Fulton has been Vice President of our company since March 1999.

     Wayne K. Hillin has been Senior Vice President of R&B Falcon since January 1998. Mr. Hillin was Senior Vice President and General Counsel of Reading & Bates for more than five years prior to that. Mr. Hillin has been Secretary of our company since March 1999.

     Leighton E. Moss has been Senior Vice President of R&B Falcon since January 1998. Mr. Moss has been Vice President and General Counsel of Falcon Drilling Company since January 1, 1996. From October 1995 until joining R&B Falcon, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C. Mr. Moss has been a Vice President of our company since March 1999.

     Roger L. Abel was Executive Vice President of Occidental Petroleum Corporation and President and Chief Operating Officer of Occidental Oil and Gas Corporation from 1997 until his retirement in early 1999. For more than five years prior to that, Mr. Abel served in various management positions with Conoco, Inc., including Manager of Engineering and Research from 1988 to 1990, Vice President and General Manager of Engineering and Research from 1990 to 1991, Vice President of Conoco Russia from 1991 to 1993, and Chairman of Conoco Exploration Production Europe from 1993 to 1997. Mr. Abel has been a director of our company since March 1999.

OFFICER AND DIRECTOR COMPENSATION

     We pay our independent director, Mr. Abel, a directors fee of $25,000 per year. We do not compensate any of our other directors or officers, although all of our other directors and officers are employees of R&B Falcon and are compensated by R&B Falcon.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All of our officers and all of our directors other than Mr. Abel are also officers and directors of R&B Falcon. We have loaned $800 million to R&B Falcon pursuant to ten separate loans, each of which is secured by a mortgage on a drilling rig or an assignment of the construction contract for a drilling rig.

                  SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

     The following table sets forth, as of May 19, 1999, the number of shares of our common stock beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all or our directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to our common stock.

                                                                COMMON STOCK
                                                              -----------------
             NAME OF BENEFICIAL OWNER OR GROUP                SHARES    PERCENT
             ---------------------------------                ------    -------
Paul B. Loyd, Jr. ..........................................    25        10.0%
Steven A. Webster...........................................    25        10.0%
Tim W. Nagle................................................    25        10.0%
Robert F. Fulton............................................    25        10.0%
Leighton E. Moss............................................   150        60.0%
All directors and executive officers as a group (7
  persons)..................................................   250       100.0%

                            DESCRIPTION OF THE NOTES

     We issued each series of the outstanding notes under an indenture dated as of March 26, 1999 (the "Indenture") among our company, as issuer, R&B Falcon, as guarantor, and United States Trust Company of New York, as trustee (the "Trustee"). Upon the issuance of the exchange notes the Indenture will be subject to and governed by the Trust Indenture Act of 1939.

     The following is a summary of the material provisions of the Indenture, the notes and the Security Agreements. It does not state these provisions in their entirety. You should read the Indenture and the Security Agreements because these documents, and not this description, define your rights as holders of the exchange notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Definitions." These definitions apply only to this section of this prospectus As used in this section only, references to the "R&B Falcon" exclude R&B Falcon's Subsidiaries.

TERMS OF THE NOTES

     The exchange notes will be issued in two series that are limited to the following respective aggregate principal amounts:

     - $400,000,000 aggregate principal amount of 11% Senior Secured Notes due 2006 (the "7-year Notes"); and

     - $400,000,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2009 (the "10-year Notes").

     The 7-year Notes will mature on March 15, 2006 and the 10-year Notes will mature on March 15, 2009. The outstanding 7-year Notes and the outstanding 10-year Notes are, and the exchange 7-year Notes and the exchange 10-year Notes will be, our senior secured obligations.

     The 7-year Notes bear interest at the rate per annum of 11% and the 10-year Notes bear interest at the rate per annum of 11 3/8% from the date of original issuance of the notes, or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest rate on the outstanding notes will increase if we do not complete the exchange offer by September 22, 1999. See "-- Registered Exchange Offer; Registration Rights."

     The exchange notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     The principal of, premium, if any, and interest on, and all other amounts (including any Additional Amounts (as hereinafter defined)) payable under the notes is unconditionally guaranteed by R&B Falcon (the "Guarantee") to the extent described under "-- Guarantee" below. R&B Falcon's Subsidiaries currently have no direct obligation to pay amounts due on the notes. However, if a Restricted Subsidiary guarantees any Indebtedness of R&B Falcon after March 26, 1999 or if a Restricted Subsidiary acquires a Mortgaged Rig, that Restricted Subsidiary will be obligated to guarantee (a "Subsidiary Guarantee") the notes.

ESCROW OF PROCEEDS

     We initially deposited all proceeds of the notes in an escrow account (the "Escrow Account") pursuant to an escrow agreement (the "Escrow Agreement") with United States Trust Company of New York, as Escrow Agent, and the Trustee. The Escrow Agent invests all funds contained in the Escrow Account, at our direction except during the existence of a Default or an Event of Default, in Temporary

Cash Equivalents (such cash and Temporary Cash Equivalents, together with the interest, dividends and distributions thereof, are hereinafter collectively called the "Escrowed Property"). We have pledged the Escrow Account and the Escrowed Property to the Trustee acting for its benefit and the benefit of the Holders of the notes.

     Pursuant to the Escrow Agreement and the Indenture, we entered into ten separate loan agreements with R&B Falcon (each an "Loan Agreement"). Each Loan Agreement is secured by Liens pursuant to a mortgage (each a "Mortgage") on a separate drilling rig (each a "Mortgaged Rig") or, if such Mortgaged Rig was under construction but not yet flagged on the Issue Date, Liens on the construction contract and equipment purchased by R&B Falcon for such Mortgaged Rig. Eight of the Mortgaged Rigs were flagged at the time we and R&B Falcon executed the Loan Agreements and were subject to a first priority ship mortgage prior to any advance under the loan with respect to such drilling rig. The other two Mortgaged Rigs were under construction on the Issue Date. The Escrow Agreement and the Indenture provide that the purpose of each loan made under a Loan Agreement (a "Loan") will be only as follows:

     - Financing all or a portion of the cost of acquiring, constructing, altering, improving or repairing the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig; or

     - Financing all or any part of the purchase price of the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig, which Loan is incurred prior to or within one year after the later of the completion of construction, alteration, improvement or repair or the commencement of commercial operations thereof.

     Since two of the Mortgaged Rig were under construction and were not yet flagged on the Issue Date, R&B Falcon secured the Loans relating to these two Mortgaged Rigs with Liens on the construction contract and equipment purchased by R&B Falcon for each such Mortgaged Rig. However, R&B Falcon is not required to perfect our Liens on equipment that R&B Falcon has purchased for a rig that has not yet been mortgaged until required by the Trustee. The Trustee may not require this perfection until after the later of March 26, 2000 or the completion date for such Mortgaged Rig as scheduled on the Issue Date.

     We made each Loan to R&B Falcon in two tranches. One tranche of each Loan (the "7-year Tranche") bears interest at the rate equal to the interest rate for the 7-year Notes plus 2 basis points per annum and the other tranche (the "10-year Tranche") bears interest at the rate equal to the interest rate for the 10-year Notes plus 2 basis points per annum. Each Loan Agreement also provides for a commitment fee on the undrawn portion of the Loan. R&B Falcon is required to repay the Loans in whole or in part if we redeem or are required to redeem or purchase notes (see "-- Redemptions"). We have now released all of proceeds from the sale of the notes from the Escrow Account to fund the Loans. We released these amounts when R&B Falcon recorded a Mortgage or provided other applicable security documents against a Mortgaged Rig or the construction contracts and equipment purchased by R&B Falcon for an uncompleted Mortgaged Rig. We are not entitled to withdraw the Escrowed Property (other than certain minimal amounts) for any purposes other than the making of Loans or the repayment of principal, premium, if any, and interest on the notes. One hundred million dollars ($100.0 million) of the proceeds of the Loan for the Deepwater Millennium was deposited by R&B Falcon in an Escrow Account (the "R & B Falcon Escrow Account") established by R&B Falcon pursuant to an express agreement (the "R & B Falcon Escrow Agreement") with United States Trust Company of New York, as Escrow Agent, and us. R&B Falcon withdrew these funds when the Deepwater Millennium was completed and they had provided a perfected Mortgage on that rig in our favor.

REDEMPTIONS

     Redemption upon Loss of a Rig. If an Event of Loss occurs at any time with respect to a Mortgaged Rig (the Mortgaged Rig suffering such Event of Loss being the "Lost Mortgaged Rig"), R&B Falcon shall apply funds in an amount (the "Loss Redemption Amount") equal to the principal amount of the applicable Loan secured by the Lost Mortgaged Rig outstanding on the date (the "Loss Date") on which such Event of Loss was deemed to have occurred, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, to the prepayment of such Loan. If a Default shall have occurred and be continuing at the time of receipt of the Event of Loss Proceeds with respect to such Event of Loss, R&B Falcon will also be required to prepay other Loans on a pro rata basis in an aggregate amount equal to the excess of the Net Event of Loss Proceeds over the Loss Redemption Amount, if any, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon. These payments on the Loan or Loans will be made directly to the Trustee for deposit into the Escrow Account. These funds will constitute part of the Collateral pending application in accordance with the next paragraph. See "-- Collateral."

     Upon the earlier to occur of (A) 30 days after the receipt of such Event of Loss Proceeds by R&B Falcon (the "Loss Proceeds Receipt Date") and (B) 180 days after the Loss Date, we shall redeem notes, of both series, in whole or in part on a pro rata basis, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) to the redemption date, in an aggregate principal amount equal to the Loss Redemption Amount or the Net Event of Loss Proceeds, as the case may be. We and R&B Falcon will treat as Loss Excess Proceed the amount equal to (i) the excess of the Net Event of Loss Proceeds from such Event of Loss over the funds applied pursuant to the preceding sentence, less (ii) the amount of such excess Net Event of Loss Proceeds (A) used to repay Senior Indebtedness of R&B Falcon or secured Senior Indebtedness of a Subsidiary Guarantor then owning a Mortgaged Rig, in each case, with a permanent reduction of availability in the case of revolving credit borrowings and owing to a Person other than R&B Falcon or any of its Subsidiaries, or (B) invested in Additional Assets (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution).

     Redemption upon Sale of a Mortgaged Rig. If a Mortgaged Rig or the Capital Stock of a Subsidiary Guarantor then owning a Mortgaged Rig is sold in compliance with the terms of the Indenture (the Mortgaged Rig so sold or owned by the Subsidiary Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Rig"), R&B Falcon will apply funds in an amount (the "Sale Redemption Amount") equal to the principal amount of the Loan secured by the Sold Mortgaged Rig on the date of such sale (the "Sale Date"), together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, plus any additional amounts required by us to redeem the notes to the extent required by the next paragraph, to the repayment of such Loan. If a Default shall have occurred and be continuing at the time of receipt of the cash consideration with respect to such Sold Mortgaged Rig, R&B Falcon will also be required to prepay other Loans on a pro rata basis in an aggregate amount equal to the excess of such Net Available Cash attributable to such Sold Mortgaged Rig over such Sale Redemption Amount. These payments on the Loan or Loans shall be allocated between the 7-year Tranche and the 10-year Tranche of each such Loan on a pro rata basis and shall be made directly to the Trustee for deposit into the Escrow Account. These funds will constitute part of the Collateral pending application in accordance with the next paragraph. See "-- Collateral."

     Upon the earlier to occur of (A) 30 days after the receipt of such Net Available Cash (the "Sale Proceeds Receipt Date") and (B) 60 days after the Sale Date, we shall redeem notes of both series, in whole or in part on a pro rata basis, in an aggregate principal amount equal to the Sale Redemption Amount or the Net Available Cash, as the case may be, at a redemption price equal to:

     - In respect to the 10-year Notes (i) if such redemption is before March 15, 2004, the sum of the remaining scheduled payments of interest, through March 15, 2004 (including Additional Amounts and Special Interest) and the redemption price as of March 15, 2004 as set forth in "-- Other Redemptions" as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the notes to the date of redemption or
       (ii) if such redemption is on or after March 15, 2004, the redemption price then applicable as described under "-- Other Redemptions;" or

     - In respect of the 7-year Notes, the sum of the remaining scheduled payments of principal and interest (including Additional Amounts and Special Interest, if any) thereon, as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

in each case plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) on the notes to the date of redemption. The excess of the Net Available Cash from the sale of a Mortgaged Rig over the funds applied as payment of Loans shall be treated in the manner provided in the last sentence of paragraph (b) under "-- Covenants -- Limitation on Asset Sales."

     For purposes of the preceding paragraph, the following definitions apply:

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the weighted average maturity of the remaining term of the notes outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of such notes. "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with us and R&B Falcon.

          "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date. The "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

          "Reference Treasury Dealer" means Donaldson, Lufkin & Jenrette Securities Corporation and its successors. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute another Primary Treasury Dealer.

     Other Redemptions. On or after March 15, 2004, the 10-year Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                            REDEMPTION
PERIOD                                                        PRICE
------                                                      ----------
2004.....................................................    105.6875%
2005.....................................................    103.7917
2006.....................................................    101.8958
2007 and thereafter......................................    100.0000

     Any prepayments by R&B Falcon on the Loans required to be made to provide funds for us to make this redemption will be made on the 10-year Tranche of each Loan on a pro rata basis.

     The 7-year Notes are redeemable, at our option, at any time in whole or from time to time in part upon not less than 30 and not more than 60 days' prior notice mailed by first class mail to each Holder's registered address appearing in the register for the notes, on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date) plus the Make-Whole Premium applicable to the 7-year Notes. In no event will the redemption price ever be less than 100% of the principal amount of the 7-year Notes plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the redemption date.

     The amount of the Make-Whole Premium with respect to any 7-year Notes (or portion thereof) to be redeemed will be equal to the excess, if any, of:

          (a) the sum of the present values, calculated as of the redemption date, of:

             (1) each interest payment that, but for such redemption, would have been payable on the 7-year Notes (or portion thereof) of such series being redeemed on each interest payment date occurring after the redemption date (excluding any accrued and unpaid interest for the period prior to the redemption date); and

             (2) the principal amount that, but for such redemption, would have been payable at the final maturity of the 7-year Notes (or portion thereof) of such series being redeemed,

          (b) the principal amount of the 7-year Notes (or portion thereof) of such series being redeemed.

     The present values of interest and principal payments referred to in clause
(a) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points.

     The Make-Whole Premium will be calculated by the Independent Investment Banker. For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the 7-year Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

     The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in comparable the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     Any prepayments by R&B Falcon on the Loans required to be made to provide funds for us to make the redemption shall be made on the 7-year Tranche of each Loan on a pro rata basis.

     Selection of Notes for Redemption. In the case of any partial redemption provided for in "Other Redemptions," selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in then outstanding principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Partial Redemptions provided for in "-- Redemption Upon Loss of a Rig" and "-- Redemption Upon Sale of a Rig" will be applied to all notes on a pro rata basis, although no Note of $1,000 in then outstanding principal amount shall be redeemed in part.

     Excess Proceeds Offers. If, as of the first day of any calendar month, the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds exceeds 10% of R&B Falcon's consolidated total assets, and if the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds in excess of 10% of consolidated total assets that has not already been subject to an Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), totals at least $10.0 million, we must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase notes pursuant to and subject to the conditions contained in the Indenture at a purchase price equal to 100% of their principal amount, plus any accrued interest (including Additional Amounts and Special Interest, if any) to the date of purchase. The indenture governing R&B Falcon's 12 1/4% Senior Notes due 2006 requires that R&B Falcon offer to purchase those notes in these circumstances at a purchase price equal to 100% of their principal amount, plus any accrued interest (including Special Interest, if any) to the date of purchase. The total principal amount of our notes that we are required to purchase and of R&B Falcon's notes that it is required to purchase pursuant to the Excess Proceeds Offer will equal the Excess Proceeds Offer Amount (an "Excess Proceeds Payment"). R&B Falcon will prepay the appropriate tranches of the Loans on a pro rata basis, or make loans constituting Subordinated Obligations to us, to permit us to purchase any notes validly tendered pursuant to an Excess Proceeds Offer. Any amounts remaining after all of our notes and all of R&B Falcon's notes that are validly tendered are purchased shall no longer constitute Sale Excess Proceeds or Loss Excess Proceeds.

     We and R&B Falcon will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in the Indenture governing Excess Proceeds Offers, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the covenant described hereunder by virtue thereof.

  Payment of Additional Amounts

     Except to the extent required by any applicable law, regulation or governmental policy, we will make any and all payments of, or in respect of, any Note free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deduction, charges or withholdings and all liabilities with respect thereto imposed by Panama, The Bahamas or any other jurisdiction with which we, R&B Falcon or any Subsidiary Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Loans, the notes, the Guarantee or the Subsidiary Guarantees (if any) are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Panamanian Taxes," "Bahamian Taxes," or "Other Taxes," respectively). If we, R&B Falcon or any Subsidiary Guarantor are required by law to withhold or deduct any Panamanian Taxes, Bahamian Taxes, or Other Taxes from or in respect of any sum payable under an Loan Agreement, the notes, the Guarantee or a Subsidiary Guarantee, the sum payable by us, R&B Falcon or such Subsidiary Guarantor, as the case may be, will be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder or beneficial owner of a Note will receive an amount equal to the sum that it would have received had not such withholdings and deductions been made. However, neither we, R&B Falcon nor any Subsidiary Guarantor will be obligated to pay any such sum in respect of any Panamanian Taxes, Bahamian Taxes or Other Taxes to a Holder (an "Excluded Holder") (i) resulting from the beneficial owner of such note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such note, being a beneficiary of the Guarantee or any applicable Subsidiary Guarantee, the receipt of any income or payments in respect of such note, any Loan, the Guarantee or any applicable Subsidiary Guarantee or the enforcement of such note, such Loan, the Guarantee or any applicable Subsidiary Guarantee, or (ii) that would not have been imposed but for the presentation (where presentation is required) of such note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. We, R&B Falcon or the Subsidiary Guarantors, as applicable, will also (i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, we will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Panamanian Taxes, Bahamian Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the us, R&B Falcon or the Subsidiary Guarantors, as applicable. We will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Panamanian Taxes, Bahamian Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to any notes, and (ii) any Panamanian Taxes, Bahamian Taxes, or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such notes, such Loans, the Guarantee or the applicable Subsidiary Guarantees) after such reimbursement will not be less than the net amount the Holder would have received if Panamanian Taxes, Bahamian Taxes or Other Taxes on such reimbursement had not been imposed.

     At least 30 calendar days prior to each date on which any payment under or with respect to the notes is due and payable, if we, R&B Falcon or the Subsidiary Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, we, R&B Falcon or the Subsidiary Guarantors, as applicable, will deliver to the Trustee an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

     If any Holder or beneficial owner of any Note receives a refund of the Panamanian Taxes, Bahamian Taxes or Other Taxes after we, R&B Falcon or any Subsidiary Guarantor, as applicable, has paid any Additional Amounts, such Holder or beneficial owner shall reimburse us, R&B Falcon or any Subsidiary Guarantor, as applicable, for any amount of such refund.

     At the date of this prospectus, no Panamanian Taxes, Bahamian Taxes or Other Taxes are imposed, and therefore no Additional Amounts would be payable in respect of such taxes, in respect of any sum payable by us as principal of, premium or interest on the notes or the exchange notes, or in respect of any sum payable by R&B Falcon on the Guarantee or Loans.

     In addition, we, R&B Falcon or the Subsidiary Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the notes payable in the United States, Panama, The Bahamas or any political subdivision thereof or taxing authority of or in the foregoing. We, R&B Falcon and the Subsidiary Guarantors, as applicable, will also pay and indemnify the Trustee and the Holders of the notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders or the Trustee to create Liens on the Collateral or to enforce the Obligations of R&B Falcon or the Subsidiary Guarantors under the notes, the Indenture, the Guarantee, the Subsidiary Guarantees, the Loans or the Security Agreements.

     Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any note or the net proceeds received on the sale or exchange of any note, such mention shall be deemed to include the payment of Additional Amounts or Special Interest provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

THE GUARANTEE; THE SUBSIDIARY GUARANTEES

     Pursuant to the Indenture, R&B Falcon will guarantee the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the notes (including any Additional Amounts payable upon redemption, in respect thereof) when and as the same become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise. The Guarantee will not be discharged with respect to any note except by payment in full of the principal thereof, premium, if any, and interest thereon and all other amounts payable thereunder, provided that to the extent that R&B Falcon makes a payment on the Guarantee, it will be deemed to have made a payment on the Loans then outstanding, and will otherwise be subrogated to our rights on the Loans to the extent that such Loans remain unpaid. If at any time any amount paid under a note is rescinded or must otherwise be restored, the rights of the Holders of the notes under the Guarantee will be reinstated with respect to such payments as though such payment had no been made.

     If a Restricted Subsidiary is required to become a Subsidiary Guarantor, it will irrevocably and unconditionally guarantee on a joint and several, senior unsecured basis our obligations for payment of the principal of, and premium, if any and interest (including Additional Amounts and Special Interest, if any) on the notes, R&B Falcon's obligations for payment of sums of money payable under the Guarantee, the other Subsidiary Guarantors' obligations for payment of all sums of money payable under the Subsidiary Guarantees and/or our, R&B Falcon's and Subsidiary Guarantor's respective obligations under the Security Agreements and performance of all other provisions contained in the Indenture and the Security Agreements (collectively, the "Obligations"). See
"-- Covenants -- Future Subsidiary Guarantors." Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Subsidiary Guarantor that makes a payment or a distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based upon the Adjusted Net Assets of each other Subsidiary Guarantor. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.

     Upon the sale or other disposition (by merger or otherwise) of all the Capital Stock of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to R&B Falcon or an Affiliate of R&B Falcon) permitted by the Indenture and the application of the Net Available Cash from such sale as described under "-- Redemptions."

COLLATERAL

     We have pledged in favor of the Trustee all the Loans (together with collateral assignment of all Liens securing such Loans) to secure our obligations under the Indenture, the notes and applicable Security Agreements. We have also pledged in favor of the Trustee our interest in the Escrow Account and the Escrowed Property and any other cash that is required by the terms of the Indenture to be deposited with the Trustee or the Escrow Agent to secure these obligations.

     As security for each Loan, R&B Falcon has granted a Lien on a Mortgaged Rig, or the construction contract and equipment purchased by R&B Falcon (with respect to the Deepwater Millennium and Deepwater IV). R&B Falcon has also granted a Lien on the R&B Falcon Escrow Account and R&B Falcon Escrowed Property as security for the Loan relating to the Deepwater Millennium. R&B Falcon has also granted a Lien on all proceeds of these items, including all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Rigs. All of these Liens are evidenced by a Mortgage or other appropriate Security Agreement issued by R&B Falcon in our favor. These Mortgages and Security Agreements contain covenants pursuant to which R&B Falcon is prohibited from selling, further mortgaging or transferring any of its interest in such Mortgaged Rig (other than as permitted under the Indenture). Upon completion and flagging of the Deepwater Millennium and the Deepwater IV, R&B Falcon is required to grant a Lien pursuant to a Mortgage on the respective Mortgaged Rig. R&B Falcon has already granted a Mortgage in our favor on the Deepwater Millennium. Contemporaneous with the granting of the Mortgage on the Deepwater IV, the Loan secured by the Deepwater IV will be increased in exchange for a reduction in the outstanding amounts of the Loans secured by certain other Mortgaged Rigs. See "Description of Security for the Notes."

     The Indenture and the Security Agreements provide that the Collateral may be released from the Liens created by the Security Agreements (a) upon payment in full of the notes in accordance with the terms of the notes and the Indenture and the other obligations then due and owing under the notes, the Indenture and the Security Agreements; (b) upon the sale or other disposition of Collateral constituting an Asset Sale if such sale or other disposition is not prohibited under the Indenture and if the Net Available Cash of such sale or other disposition is applied as provided in the Indenture (see "-- Limitation on Asset Sales"); (c) with respect to the net proceeds of the notes deposited in the Escrow Account if the procedures described in "-- Escrow of Proceeds" are complied with; and (d) with respect to proceeds of the Loan relating to the Deepwater Millennium deposited in R&B Falcon Escrow Account if the procedures described in "-- Escrow of Proceeds" are complied with. Any cash on deposit from time to time with the Trustee or the R&B Falcon Escrow Agent and forming part of the Collateral which is not required to be deposited with the Trustee or the Escrow Agent may be released, subject to the terms and conditions of the Indenture.

     The release of any Collateral from the terms of the Security Agreements, or the release, in whole or in part, of the Liens created by the Security Agreements, will not be deemed to impair the security under the Indenture in contravention of the provisions of the Indenture and of the Security Agreements if and to the extent that the Collateral is released pursuant to the Indenture and the Security Agreements. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by
Section 314(d) of the Trust Indenture Act to permit such release.

RANKING

     The indebtedness evidenced by the notes are our senior secured obligations. The notes rank pari passu in right of payment with all our existing and future indebtedness and other liabilities that are not expressly subordinated by their express terms to the notes and are senior in right of payment to all our Indebtedness that is so subordinated. We are not permitted to incur any Indebtedness other than the notes or Subordinated Obligations owing to R&B Falcon. See "-- Covenants -- Limitation on Our Activities." The notes are secured by Liens on the Loans (and the Liens securing such Loans) and on the Escrow Account and the Escrowed Property; thus, claims of the Holders of the notes rank ahead of claims of our creditors to the extent of the value, priority and validity of the Liens securing the notes in such Collateral.

     The Guarantee and any Subsidiary Guarantee will be senior unsecured obligations of R&B Falcon and of the Subsidiary Guarantors, as applicable, and will rank (i) equally in priority of payment with all other Indebtedness and other liabilities of R&B Falcon or such Subsidiary Guarantor that are not subordinated by their express terms to the Guarantee or such Subsidiary Guarantee, as the case may be, and (ii) senior in priority of payment to all other Indebtedness of R&B Falcon or such Subsidiary Guarantor that by its terms is subordinated or junior in right of payment to the Guarantee or such Subsidiary Guarantee, as the case may be. As of March 31, 1999, the total outstanding Indebtedness of R&B Falcon that would rank pari passu with the Guarantee would have been approximately $2.5 billion. The Guarantee, however, will be effectively subordinated in right of payment to all secured indebtedness of R&B Falcon other than the Loans. The Guarantee is also effectively subordinated in right of payment to all existing and future third-party liabilities (including trade payables and other non-debt obligations) of the Subsidiaries of R&B Falcon. As of March 31, 1999, the Subsidiaries of R&B Falcon had approximately $225.8 million of indebtedness outstanding on a combined consolidated basis, excluding indebtedness owed to R&B Falcon. In addition, the Indenture permits under limited circumstances the creation of, or the designation of existing Restricted Subsidiaries as, Unrestricted Subsidiaries. Such Unrestricted Subsidiaries will not generally be subject to the covenants applicable to R&B Falcon and the Restricted Subsidiaries under the Indenture. The operations of R&B Falcon are to a significant extent conducted through its Subsidiaries and, therefore, R&B Falcon is dependent upon those entities to meet its obligations.

     With respect to R&B Falcon, our claims under the Loans rank equally with claims of the creditors of R&B Falcon holding indebtedness or other liabilities that are not expressly subordinated by their express terms to such Loans, but rank ahead of such claims to the extent of the value, priority and validity of R&B Falcon's Liens on its Mortgaged Rigs securing the Loans. Although we should be entitled to payment of the applicable Loan out of the proceeds of the Mortgaged Rig prior to the holders of any general unsecured obligations of R&B Falcon, any claim attributable to such an Loan which is not paid out of the proceeds of the Mortgaged Rig will be an unsecured senior Obligation of R&B Falcon. To the extent that any Mortgaged Rig has a value in excess of the Loan secured thereby, such additional value is not security for any Obligations of our company, R&B Falcon or a Subsidiary Guarantor. If the assets and cash flow of R&B Falcon are insufficient to meet the obligations under the Loans, our claims will be effectively subordinated to the claims of creditors (including trade creditors, tort claimants, taxing authorities and other creditors) of Subsidiaries. Although the Indenture limits the incurrence of Indebtedness by us, R&B Falcon or any Restricted Subsidiary, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by R&B Falcon or its Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. Under certain circumstances, R&B Falcon will be able to designate additional Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

BOOK-ENTRY, DELIVERY, FORM AND TRANSFER

     The exchange notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). Upon issuance, the U.S. Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company, in New York, New York, and registered in the name of The Depository Trust Company or its nominee, in each case for credit to the accounts of The Depository Trust Company's Direct and Indirect Participants (as defined below). All registered global notes are referred to in this section collectively as "Global Notes."

     Beneficial interests in all Global Notes and all Certificated Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors in the Notes." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of The Depository Trust Company and its Direct or Indirect Participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

     The Global Notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee in limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in limited circumstances. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depositary Procedures

     The Depository Trust Company has advised us that The Depository Trust Company is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to The Depository Trust Company's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     Under The Depository Trust Company's procedures, (i) upon deposit of the Global Notes representing the exchange notes, The Depository Trust Company will credit the accounts of the Direct Participants designated by the Exchange Agent with the appropriate portions of the principal amount of the Global Notes, and
(ii) The Depository Trust Company will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the Global Notes may hold their interests in the Global Notes directly through The Depository Trust Company if they are Direct Participants in The Depository Trust Company or indirectly through organizations that are Direct Participants in The Depository Trust Company, or directly through Euroclear or Cedel or indirectly through organizations that are participants in Euroclear or Cedel. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary of Euroclear and Citibank, N.A. is the operator and depositary of Cedel (each, a "Nominee" of Euroclear and Cedel, respectively). Therefore, they will each be recorded on The Depository Trust Company's records as the holders of all ownership interests held by them on behalf of Euroclear and Cedel, respectively. Euroclear and Cedel will maintain on their records the ownership interests and transfer of ownership interests by and between, their own customer's securities accounts. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, customers of Euroclear or Cedel. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or Cedel, may be subject to the procedures and requirements of The Depository Trust Company.

     The laws of some states in the United States require that some types of security holders take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to these persons. Because The Depository Trust Company can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in The Depository Trust Company, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "-- Transfers of Interests in Global Notes for Certificated Notes" and "Notice to Investors in the Notes."

     Except as described in "-- Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have the exchange notes registered in their names, will not receive physical delivery of the exchange notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, we, R&B Falcon and the Trustee will treat the persons in whose names the exchange notes are registered (including exchange notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Special Interest, if any, Additional Amounts, if any, and interest on Global Notes registered in the name of The Depository Trust Company or its nominee will be payable by the Trustee to The Depository Trust Company or its nominee as the registered Holder under the Indenture. Consequently, neither we, R&B Falcon, the Trustee nor any of agents or any agent of R&B Falcon or the Trustee has or will have any responsibility or liability for (i) any aspect of The Depository Trust Company's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of The Depository Trust Company or any of its Direct Participants or Indirect Participants.

     The Depository Trust Company has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the exchange notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Participant's respective ownership interests in the Global Notes as shown on The Depository Trust Company's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the exchange notes will be governed by standing instructions and customary practices between them and will not be the responsibility of The Depository Trust Company, the Trustee, us or R&B Falcon. Neither we, R&B Falcon nor the Trustee will be liable for any delay by The Depository Trust Company or its Direct Participants or Indirect Participants in identifying the beneficial owners of the exchange notes and we and the Trustee may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee as the registered owner of the exchange notes for all purposes.

     The Global Notes will trade in The Depository Trust Company's Same-day Funds Settlement System and, therefore, transfers between Direct Participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the exchange notes through Euroclear or Cedel) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interest in the exchange notes through Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, crossmarket transfers between Direct Participants in The Depository Trust Company, on the one hand, and Indirect Participants who hold interests in the exchange notes through Euroclear or Cedel, on the other hand, will be effected by Euroclear or Cedel's respective nominee through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Cedel; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Cedel, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Cedel and within their established deadlines (Brussels time for Euroclear and UK time for Cedel). Indirect Participants who hold interest in the exchange notes through Euroclear and Cedel may not deliver instructions directly to Euroclear's or Cedel's Nominee. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Cedel's behalf in the relevant Global Note in The Depository Trust Company, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to The Depository Trust Company.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Cedel purchasing an interest in a Global Note from a Direct Participant in The Depository Trust Company will be credited, and any such crediting will be reported to Euroclear or Cedel during the European business day immediately following the settlement date of The Depository Trust Company in New York. Although recorded in The Depository Trust Company's accounting records as of The Depository Trust Company's settlement date in New York, Euroclear and
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

Cedel customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Permanent Global Note to a Depository Trust Company Participant until the European business day of Euroclear or Cedel immediately following The Depository Trust Company's settlement date.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Direct Participants to whose accounts interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the exchange notes, The Depository Trust Company reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for exchange notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Although The Depository Trust Company, Euroclear and Cedel have agreed to these procedures to facilitate transfers of interests in the Global Notes among Direct Participants, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of our company, R&B Falcon, or the Trustee will have any responsibility for the performance by The Depository Trust Company, Euroclear and Cedel or their respective Direct and Indirect Participants of their obligations under the rules and procedures governing any of their operations.

     The information in this section concerning The Depository Trust Company, Euroclear and Cedel and their book-entry systems has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

  Transfers of Interests in Global Notes for Certificated Notes

     An entire Global Note may be exchanged for definitive notes in registered certificated form without interest coupons ("Certificated Notes") if (1) The Depository Trust Company (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) we, at our option, notify the Trustee in writing that it elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and The Depository Trust Company identify as being the beneficial owner of the related notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to The Depository Trust Company, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary The Depository Trust Company procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by The Depository Trust Company on behalf of such Direct and Indirect Participants (in accordance with The Depository Trust Company's customary procedures).

     In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors in the Notes," unless we determine otherwise in compliance with applicable law.

     Neither we, R&B Falcon nor the Trustee will be liable for any delay by the Holder of the notes or The Depository Trust Company in identifying the beneficial owner of notes, and we, R&B Falcon and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of the Global Note or The Depository Trust Company for all purposes.

  Continuous Restrictions on Transfers of Notes

     The notes may not at any time, including after consummation of the exchange offer, be transferred to, or held by persons other than "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act, institutional "Accredited Investors" as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or a person involved in the organization or operation of our company or an affiliate, as defined in Rule 465 under the Securities Act, of our company. Any Holder or beneficial owner of a note shall, by acceptance of such note, agree that such Holder or owner will deliver to each person to whom a note or an interest in a note is transferred a notice provided for in the legend described under "Notice to Investors in the Notes." The Trustee and the Registrar may not transfer any note in violation of these restrictions.

  Same Day Settlement and Payment

     The Indenture requires that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the Holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available same day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTIFICATED NOTES

     The notes represented by the Global Notes are exchangeable for Certificated Notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples thereof if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor Depository within 90 days of such notice, (ii) we in our discretion at any time determine not to have all the notes represented by the Global Notes or (iii) an Event of Default entitling the Holders of the notes to accelerate the maturity thereof has occurred and is continuing. Any Global Note that is exchangeable under the preceding sentence is exchangeable for Certificated Notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Otherwise, a Global
Note is not exchangeable for Certificated Notes, except for a Global Note of the same aggregate denomination to be registered in the name of the Depositary or its nominee. In addition, such certificates will bear the legend referred to under "Notice to Investors in the Notes" (unless we determine otherwise in accordance with applicable law) subject, with respect to such notes, to the provisions of such legend. Upon the transfer of a note in definitive form, such note will, unless the Global Note has previously been exchanged for notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

SAME-DAY PAYMENT

     The Indenture requires that payments in respect of notes (including principal, premium, if any, and interest, Additional Amounts and Special Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     We and R&B Falcon have agreed under a registration rights agreement with the initial purchaser of the notes, for the benefit of the Holders of the notes, that we and R&B Falcon will use our best efforts to cause the registration statement of which this prospectus is a part to be declared effective by August 23, 1999. Upon the effectiveness of the registration statement, we will offer the exchange notes in exchange for surrender of the outstanding notes. We and R&B Falcon will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the Holders of the notes. For each outstanding note surrendered to us in the exchange offer, the Holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange thereof or, if no interest has been paid on such outstanding note, from the date of its original issue. Under existing SEC interpretations, the exchange notes would be freely transferable by Holders other than affiliates of our company after the exchange offer without further registration under the Securities Act if the Holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of our company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with this prospectus. Under the registration rights agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes.

     A Holder of outstanding notes who wishes to exchange such notes for exchange notes in the exchange offer must represent that it will acquire the exchange notes in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes. The Holder must also represent that it is not an "affiliate" of our company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act.

     If interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any other reason we do not complete the exchange offer by September 22, 1999, or if the initial purchaser of the outstanding notes so requests with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer, or if any Holder of notes is not eligible to participate in the exchange offer or does not receive freely tradable exchange notes in the exchange offer, we and R&B Falcon will, at our cost, (1) as promptly as practicable, file a shelf registration statement covering resales of the outstanding notes or the exchange notes, as the case may be, (2) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (3) keep the shelf registration statement effective until the earlier of (A) the time when the notes covered by the shelf registration statement can be sold under Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (B) March 26, 2001. If we file a shelf registration statement, we will provide to each Holder for whom we filed the shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify these Holders when the shelf registration statement has become effective and take other actions to permit unrestricted resales of the outstanding notes or the exchange notes. A Holder selling such outstanding notes or exchange notes under the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement, including certain indemnification obligations. Holders of notes must deliver information to us to be used in connection with the shelf registration statement and provide comments on the shelf registration statement within specific time periods in order to have their outstanding notes included in the shelf registration statement.

     If (a) we and R&B Falcon fail to file any of the registration statements required by the registration rights agreement by the required date, (b) any of the registration statements we are required to file under the registration rights agreement are not declared effective by the SEC by the required date (the

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

"Effectiveness Target Date"), (c) we fail to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the registration statement, or (d) the shelf registration statement or the registration statement of which this prospectus is a part is declared effective but then ceases to be effective or usable in connection with resales of outstanding notes or exchange notes during the period specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then we will pay Special Interest to each Holder of notes to which the Registration Default applies. For the first 90-day period following a Registration Default, the Special Interest will equal to $.05 per week per $1,000 principal amount of notes. The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of $.50 per week per $1,000 principal amount of notes. We will pay all accrued Special Interest on each interest payment date to the Holders of the Global Notes by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

     If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after we start the exchange offer if we have accepted all outstanding notes validly tendered under the exchange offer.

     This summary of the material provisions of the registration rights agreement is not a complete description of all the provisions of the registration rights agreement. We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), we shall make an offer to repurchase all then outstanding notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts and Special Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including Special Interest, if any, and Additional Amounts, if any) due on the relevant interest payment date):

     - any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of R&B Falcon;

     - during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of R&B Falcon (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of R&B Falcon was approved by a vote of 66 2/3% of the directors of R&B Falcon then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and

     - the merger or consolidation of R&B Falcon with or into another Person or the merger of another Person with or into R&B Falcon, or the sale of all or substantially all the assets of R&B Falcon or R&B Falcon and its Restricted Subsidiaries taken as a whole to another Person, and, in the case of any such merger or consolidation, the securities of R&B Falcon that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of R&B Falcon are changed into or exchanged for cash, securities or property, unless in the transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.
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

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (1) the ratings assigned to the notes by Moody's and S&P prior to the announcement are not downgraded or placed on a negative credit watch by either such rating agency as a result thereof and (2) no Default has occurred and is continuing.

     Within 30 days following any Change of Control, we shall mail a notice to each Holder with a copy to the Trustee stating among other things: (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts and Special Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, Additional Amounts and Special Interest, if any, on the relevant interest payment date);
(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased. R&B Falcon will also be required to prepay appropriate tranches of the Loans on a pro rata basis at a redemption price equal to 101% of the principal amount thereof being repaid, plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, in order to provide funds sufficient to permit us to purchase any notes validly tendered pursuant to the foregoing offer to purchase notes upon a Change of Control.

     We shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes under this covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue thereof.

     The Change of Control purchase feature is solely a result of negotiations between us, R&B Falcon and the initial purchaser of the notes. R&B Falcon does not have any present intention to engage in a transaction involving a Change of Control, although it is possible that R&B Falcon could decide to do so in the future. Subject to the limitations discussed below, R&B Falcon could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect R&B Falcon's capital structure or credit ratings. Restrictions on the ability of R&B Falcon and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under "-- Covenants -- Limitation on Indebtedness," "-- Limitation on Liens" and
"-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding. Such provisions may not necessarily afford the Holders of the notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transactions involving R&B Falcon, that may adversely affect the Holders because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require us to make a Change of Control offer. In addition, the existence of the Holder's right to require us to repurchase such Holder's notes upon the occurrence of a Change of Control may or may not deter a third party from seeking to acquire R&B Falcon in a transaction that would constitute a Change of Control.

     Our ability to repurchase notes in a Change of Control offer may be limited by a number of factors. The indenture governing R&B Falcon's 12 1/4% Senior Notes due 2006 contains a substantially identical provision for a change of control offer of those notes at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest. Future Indebtedness of R&B Falcon or its Restricted Subsidiaries may contain prohibitions on the occurrence of events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise
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

by the Holders of their right to require us to repurchase the notes, or to require R&B Falcon to repay the Loans, could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on R&B Falcon and its Subsidiaries. Finally, R&B Falcon's ability to pay cash to us (which funds would be then used by us to purchase notes) following the occurrence of a Change of Control may also be limited by R&B Falcon's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. If a Change of Control offer occurs at a time when we and R&B Falcon do not have sufficient available funds to pay the purchase price for all notes validly tendered in the offer and all of R&B Falcon's 12 1/4% Senior Notes due 2006 under the change of control provisions applicable to those notes, or at a time when R&B Falcon is prohibited from repaying the Loans (and R&B Falcon is unable either to obtain the consent of the holders of the relevant Indebtedness or to repay such Indebtedness), an Event of Default would occur under the Indenture. Our failure to purchase tendered notes or R&B Falcon's failure to repay the Loans would constitute a breach of the Indenture which could, in turn, constitute a default under other Indebtedness and could lead to the acceleration of such other Indebtedness.

     One of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, lease or transfer of all or substantially all of the assets of R&B Falcon or of R&B Falcon and its Restricted Subsidiaries taken as a whole. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if R&B Falcon and/or its Restricted Subsidiaries were to engage in a transaction in which it or they disposed of less than all of the assets of R&B Falcon or of R&B Falcon and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" of its or their assets, as the case may be, and whether we were required to make a Change of Control offer.

COVENANTS

  Covenant Suspension

     If at any time (1) the ratings assigned to the notes by both of the Rating Agencies are Investment Grade Ratings and (2) no Default has occurred and is continuing under the Indenture, R&B Falcon and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described below under "-- Limitation on Indebtedness" and "-- Limitation on Restricted Payments" (together, the "Suspended Covenants"). If R&B Falcon is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings, then R&B Falcon and its Restricted Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the "-- Limitation on Restricted Payments" covenant as if such covenant had been in effect during the entire period of time from the date of the Indenture.

     Limitation on Indebtedness. (a) R&B Falcon will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that R&B Falcon may Incur Indebtedness if the Consolidated EBITDA Coverage Ratio at the date of such Incurrence and after giving effect thereto exceeds 2.25 to 1.0.

          (b) Notwithstanding paragraph (a), the following Indebtedness may be
     Incurred:

             (1) Indebtedness of R&B Falcon under one or more Credit Facilities (and the guarantee of such Indebtedness by Restricted Subsidiaries); provided, however, that the aggregate amount of such Indebtedness outstanding at such time shall not exceed $350 million, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Indebtedness (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such Credit Facilities as contemplated by the "Limitation on Asset Sales" covenant;

             (2) Indebtedness of R&B Falcon or a Restricted Subsidiary owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by R&B Falcon; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Restricted Subsidiary to whom Indebtedness is owed ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to R&B Falcon or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

             (3) The Loans, the Guarantee, the Subsidiary Guarantees, if any, and Indebtedness incurred in exchange for, or the proceeds of which are used to Refinance any Indebtedness permitted by this clause (3); provided, however, that (i) the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness so Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs) and
        (ii) the Indebtedness so Incurred (A) shall not mature prior to the Stated Maturity of the Indebtedness so Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so Refinanced;

             (4) Indebtedness of R&B Falcon or any Restricted Subsidiary (other than Indebtedness described in clause (1), (2) or (3) above) (x) outstanding on the Issue Date (including without limitation, R&B Falcon's 12 1/4% Senior Notes due 2006 and any subsidiary guarantee issued under the indenture governing those notes, R&B Falcon's 6 1/2% Senior Notes due 2003, R&B Falcon's 6 3/4% Senior Notes due 2005, R&B Falcon's 6.95% Senior Notes due 2008, the Company's 7 3/8% Senior Notes due 2018, the Company's 9 1/8% Senior Notes due 2003, the Company's
        9 1/2% Senior Notes due 2008 and the 10 1/4% Senior Notes due 2003 of Cliffs Drilling Company) or Incurred pursuant to agreements as in effect on the Issue Date and (y) Indebtedness Incurred in exchange for, or the proceeds of which are used to Refinance, any Indebtedness permitted by this clause (4) or permitted by clause (a) above; provided, however, that (i) the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs); and (ii) the Indebtedness so Incurred (A) shall not mature prior to the Stated Maturity of the Indebtedness so Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so Refinanced;

             (5) Indebtedness of R&B Falcon or any Restricted Subsidiary consisting of guarantees in connection with any synthetic lease obligations of Persons Incurred to finance the construction or upgrade of the drillship Deepwater Frontier and the drillship Deepwater Pathfinder pursuant to agreements governing such obligations;

             (6) Acquired Indebtedness of any Restricted Subsidiary in an aggregate amount not to exceed $300 million, provided that R&B Falcon on a pro forma basis could Incur $1.00 of additional Indebtedness under paragraph (a) of this covenant;

             (7) Indebtedness of R&B Falcon or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

             (8) The Incurrence by R&B Falcon's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of any Unrestricted Subsidiary, subject to the definition of "Unrestricted Subsidiary," such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of R&B Falcon that was not permitted by this clause (8);

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             (9) Obligations of R&B Falcon or a Restricted Subsidiary under performance or surety bonds relating to building contracts for the construction of drilling rigs, drillships or similar vessels or contracts for the installation of related equipment;

             (10) Hedging Obligations; and

             (11) Indebtedness of R&B Falcon or any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of R&B Falcon then outstanding (other than Indebtedness permitted by clauses (1) through (10) of this paragraph (b) or paragraph (a)) does not exceed $50.0 million.

          (c) Notwithstanding paragraphs (a) and (b), R&B Falcon shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Guarantee and Loans to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this covenant, (i) if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, we, in our sole discretion, will classify the item of Indebtedness and only be required to include the amount and type of the Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Liens. R&B Falcon will not, and will not permit any Restricted Subsidiary of R&B Falcon to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by R&B Falcon or such Restricted Subsidiary without making effective provision whereby any and all notes then or thereafter outstanding and/or the Guarantee will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

     This restriction does not, however, apply to:

             (1) Liens securing the notes, the Guarantee and the Loans;

             (2) Liens existing on the date on which the notes are originally issued or provided for under the terms of agreements existing on such date;

             (3) Liens on property securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (b) Indebtedness incurred by R&B Falcon or any Restricted Subsidiary of R&B Falcon prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

             (4) Liens securing Indebtedness owed by a Restricted Subsidiary of R&B Falcon or to any other Restricted Subsidiary of R&B Falcon;

             (5) Liens on property existing at the time of acquisition of such property by R&B Falcon or any of its Restricted Subsidiary or Liens on the property of any Person existing at the time such Person becomes a Restricted Subsidiary of R&B Falcon and, in any case, not incurred as a result of (or in connection with or in anticipation of) the acquisition of such property or such Person becoming a Restricted Subsidiary of R&B Falcon, provided that such Liens do not extend to or cover any property or assets of R&B Falcon or any of its Restricted Subsidiaries other than the property encumbered at the time such property is acquired by R&B Falcon or any of its Restricted Subsidiaries or such Person becomes a Restricted Subsidiary of R&B Falcon and, in any case, do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

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

             (6) Liens on any property securing (a) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (b) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

             (7) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clause (1), (2), (3), (5) or (6) above, provided that such lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement; or

             (8) Liens (exclusive of any Lien of any type otherwise permitted under clauses (1) through (7) above) securing Indebtedness for borrowed money of R&B Falcon or any Restricted Subsidiary of R&B Falcon in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (1) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (1) through (7) above), does not at the time such Indebtedness is incurred exceed 15% of the Consolidated Net Worth of R&B Falcon (as shown in the most recent audited consolidated balance sheet of R&B Falcon and its Restricted Subsidiaries).

     Limitation on Restricted Payments. (a) R&B Falcon will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving R&B Falcon) or to the direct or indirect holders of its Capital Stock, except:

             (A) dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock;

             (B) dividends or distributions payable to R&B Falcon or a Restricted Subsidiary; and

             (C) pro rata dividends or distributions on the Capital Stock of a Restricted Subsidiary held by minority stockholders (including, without limitation, minority stockholders of Arcade Drilling AS, a Norwegian corporation);

             (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of R&B Falcon or of any direct or indirect parent of R&B Falcon, or any Restricted Subsidiary (except Capital Stock held by R&B Falcon or a Restricted Subsidiary);

             (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

             (4) make any Investment other than a Permitted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"),

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

if at the time R&B Falcon or such Restricted Subsidiary makes such Restricted
Payment:

          (i) a Default shall have occurred and be continuing (or would result therefrom); or

          (ii) R&B Falcon would not be permitted to Incur an additional $1.00 of Indebtedness under paragraph (a) under "-- Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds, which shall be determined in good faith by the Board of Directors of R&B Falcon) received by R&B Falcon from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust);

             (C) the amount by which R&B Falcons's Indebtedness is reduced on R&B Falcon's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Incurrence of any Indebtedness of R&B Falcon convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of R&B Falcon (less the amount of any cash, or other property, distributed by R&B Falcon upon such conversion or exchange);

             (D) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to R&B Falcon or any Restricted Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Restricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Restricted Subsidiary made by R&B Falcon and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date; and

             (E) $20.0 million.

     (b) The provisions of Section (a) shall not prohibit:

          (1) Any purchase or redemption of Capital Stock or Subordinated Obligations of R&B Falcon made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of R&B Falcon (other than Redeemable Stock or Exchangeable Stock and other Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan); provided, however, that (i) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale shall be excluded from clauses (iii)(B) and
     (iii)(C) of Section (a);

          (2) Any purchase or redemption of R&B Falcon's Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of R&B Falcon which is permitted to be issued under the provision of "-- Limitation on Indebtedness" above; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

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

          (3) Dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (unless already included in determining the amount of Restricted Payments previously made upon the declaration of such dividend); and

          (4) If R&B Falcon issues Preferred Stock which is Non-Convertible Capital Stock and receives at least $100.0 million of net proceeds therefrom, dividends on such Preferred Stock in an aggregate amount not to exceed $30.0 million, provided that such dividends constitute Restricted Payments for purposes of calculating the amount of Restricted Payments made under clause (iii) of Section (a) above.

     Limitation on Sale/Leaseback Transactions. R&B Falcon will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than R&B Falcon or a Restricted Subsidiary) unless:

          (1) R&B Falcon or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction under the covenant described under "Limitation on Liens" above without equally and ratably securing the notes and/or the Guarantee pursuant to such covenant;

          (2) after the Issue Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, R&B Falcon or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of R&B Falcon and its Restricted Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and R&B Falcon shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause
     (3) below); or

          (3) during the 12-month period after the effective date of such Sale/Leaseback Transaction, R&B Falcon shall have applied to the voluntary defeasance or retirement of Loans and notes or any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of R&B Falcon, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by R&B Falcon as set forth in clause (2) above), less an amount equal to the principal amount of Loans and notes and Pari Passu Indebtedness voluntarily defeased or retired by us and R&B Falcon within such 12-month period and not designated as a credit against any other Sale/ Leaseback Transaction entered into by R&B Falcon or any Restricted Subsidiary during such period.

     Limitations on Mergers and Consolidations. Neither R&B Falcon nor any Subsidiary Guarantor (other than any Subsidiary Guarantor that shall have been released from its Subsidiary Guarantee under the provisions of the Indenture) will consolidate with or merge into any Person, continue in another jurisdiction, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

          (1) the Person formed by or surviving such consolidation or merger (if other than R&B Falcon or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, alternatively, in the case of a Subsidiary Guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the

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

     applicable Obligations of R&B Falcon or such Subsidiary Guarantor, as the case may be, under the Indenture, the Guarantee, the Subsidiary Guarantees and the notes;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3) in the case of R&B Falcon, immediately after giving effect to such transactions, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant.

     We shall not consolidate or merge with or into any other Person, continue in another jurisdiction, or convey, transfer or lease any assets to any other Person (other than as permitted under "Collateral"). We shall not become a Subsidiary of R&B Falcon so long as any of R&B Falcon's 6 1/2% Senior Notes due 2003, 6 3/4% Senior Notes due 2005, 6.95% Senior Notes due 2008, 7 3/8% Senior Notes due 2018, 9 1/8% Senior Notes due 2003, 9 1/2% Senior Notes due 2008 or 12 1/4% Senior Notes due 2006 remain outstanding.

     SEC Reports. Notwithstanding that R&B Falcon may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, R&B Falcon shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

     In addition, whether or not required by the rules and regulations of the SEC, R&B Falcon will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). In addition, we and R&B Falcon shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered under Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. R&B Falcon shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions, in cash or otherwise, on its Capital Stock to R&B Falcon or any Restricted Subsidiary or pay any Indebtedness owed to R&B Falcon or any Restricted Subsidiary, (b) make any loans or advances to R&B Falcon or any Restricted Subsidiary or (c) transfer any of its property or assets to R&B Falcon or any Restricted Subsidiary, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect or entered into on the Issue Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Acquired Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by R&B Falcon (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions in which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by R&B Falcon or otherwise Incurred in anticipation of such acquisition) and outstanding on such date;

          (iii) any encumbrance or restriction relating to any assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the assets so acquired and is not or was not created in anticipation of such acquisition;

          (iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv); provided, however, that the

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

     encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Holders of the notes than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (v) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or in license agreements to the extent such provisions restrict the assignment of such agreement and any rights granted or property leased thereunder;

          (vi) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

          (vii) any temporary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     Nothing contained in this covenant shall prevent R&B Falcon or any Restricted Subsidiary from entering into any agreement permitting the incurrence of Liens otherwise permitted by "-- Covenants -- Limitation on Liens."

     Limitation on Asset Sales. (a) R&B Falcon shall not, and shall not permit any Subsidiary Guarantor to, sell, assign, convey, transfer or otherwise dispose of a Mortgaged Rig or any other portion of the Collateral (other than an Incidental Asset or Temporary Cash Investments in the Escrow Account and other than a transfer of a Mortgaged Rig to a Wholly-Owned Restricted Subsidiary that becomes a Subsidiary Guarantor); provided, however, that R&B Falcon or a Subsidiary Guarantor may sell a Mortgaged Rig or R&B Falcon may sell all the Capital Stock of a Subsidiary Guarantor owning a Mortgaged Rig (any such asset proposed to be sold is referred to herein as a "Mortgaged Rig Asset") if such sale of a Mortgaged Rig Asset is made in compliance with each of the following conditions:

          (i) no Default shall have occurred and be continuing;

          (ii) the sale shall be effected in a commercially reasonable manner as determined by the Board of Directors and evidenced by a board resolution;

          (iii) the entire consideration for such sale shall be at least equal to the fair market value of the Mortgaged Rig (as determined in good faith by R&B Falcon's Board of Directors);

          (iv) at least 75% of the consideration received shall be in the form of cash or Temporary Cash Equivalents, provided that Net Available Cash shall not be less than an amount equal to the Sale Redemption Amount for the Loan secured by a Lien on such Mortgaged Rig;

          (v) funds in an amount equal to the Sale Redemption Amount (or if required by the provisions of "-- Redemptions -- Redemption Upon Sale of a Mortgaged Rig," the Net Available Cash of such sale) shall be applied as repayments on the appropriate Loan or Loans and paid in full directly to the Trustee for deposit in the Escrow Account and shall be received by the Trustee free of any Lien (other than the Lien of the Indenture and the Security Agreements); and

          (vi) R&B Falcon shall have complied with the other provisions of the Indenture applicable to such sale.

     We and R&B Falcon must apply the Net Available Cash from such sale as described above under "-- Redemptions -- Redemption Upon Sale of a Mortgaged Rig."

     (b) R&B Falcon shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by the paragraph (a) above) unless (i) R&B Falcon or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by R&B Falcon's Board of Directors), and (ii) at least 75% of the consideration received by R&B
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

Falcon or the Restricted Subsidiary, as the case may be, from such Asset Sale at the time of such disposition shall be in the form of cash or Temporary Cash Equivalents (or the assumption of indebtedness and liabilities of R&B Falcon or such Restricted Subsidiary and the release of R&B Falcon or such Restricted Subsidiary from all liability thereon) or notes or marketable securities that are converted into cash or Temporary Cash Equivalents within 180 days after the date of such Asset Sale; provided that any Asset Sale of shares of Capital Stock of Reading & Bates Development Co. or of assets owned by Reading & Bates Development Co. not constituting a Mortgaged Rig shall not have to comply with the provisions of this clause (ii). If R&B Falcon or a Restricted Subsidiary engages in an Asset Sale in compliance with the previous sentence, then R&B Falcon shall or shall cause a Restricted Subsidiary to apply an amount equal to such excess Net Available Cash within 360 days of the Asset Sale either (i) to repay Senior Indebtedness of R&B Falcon or of a Restricted Subsidiary (other than in each case Indebtedness owed to an Affiliate of R&B Falcon), (ii) to invest in Additional Assets or (iii) treat (no later than the end of such 360-day period) such excess Net Available Cash (to the extent not applied pursuant to clauses (i) or (ii) above) as Sale Excess Proceeds.

     Limitation on Asset Swaps. R&B Falcon will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

          (i) at the time of entering into the agreement with respect thereto and immediately after giving effect to the proposed Asset Swap, no Default shall have occurred and be continuing;

          (ii) the aggregate fair market values of the Additional Assets and other consideration to be received by R&B Falcon or the applicable Restricted Subsidiary is, at the time the Asset Swap is agreed to, substantially equal to the aggregate fair market of the property being disposed of by R&B Falcon or the applicable Restricted Subsidiary (to be determined in good faith by the Board of Directors of R&B Falcon and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee); and

          (iii) the cash payments, if any, received by R&B Falcon or such Restricted Subsidiary in connection with such Asset Swap are treated as Net Available Cash received from an Asset Sale.

     Limitation on Affiliate Transactions. (a) R&B Falcon shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of R&B Falcon (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to R&B Falcon or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $500,000, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of R&B Falcon having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by an investment banking firm of national reputation or, in the case of the sale or transfer of assets subject to valuation, an appropriate independent qualified appraiser of national reputation, given the size and nature of the transaction, to be fair, from a financial standpoint, to R&B Falcon and its Restricted Subsidiaries.

     (b) The provisions of paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid under the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements of R&B Falcon, stock options, stock ownership and other employee benefit plans approved by the Board of Directors of R&B Falcon,
(iii) the grant of stock options or similar rights to employees, officers and directors of R&B Falcon pursuant to plans approved by its Board of Directors,
(iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of R&B Falcon or its Subsidiaries, but in any event not to exceed $1.0 million in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of R&B Falcon and its Restricted Subsidiaries who are not employees of R&B Falcon or its Restricted Subsidiaries and (vi) any Affiliate Transaction among any of us, R&B Falcon, the Restricted Subsidiaries, Arcade

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Drilling AS, any entity owning or operating any of the Deepwater Pathfinder, the
Deepwater Frontier or the Seillean (but only for transactions relating to such vessels) and Navis AS.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. R&B Falcon shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any such Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to R&B Falcon or a Wholly Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither R&B Falcon nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) other than with respect to shares of Capital Stock of a Subsidiary Guarantor owning a Mortgaged Rig, to Persons who are entering into joint ventures or other similar business relationships with R&B Falcon or any Subsidiary other than a Subsidiary Guarantor; provided, however, that transactions under this clause (iii) are approved in the manner set forth in paragraph (a) under "-- Limitation on Affiliate Transactions," (iv) directors' qualifying shares, (v) other than with respect to shares of Capital Stock of a Subsidiary Guarantor which owns a Mortgaged Rig, if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition or (vi) pursuant to the loan arrangement with Nisho-Iwai. R&B Falcon shall apply the proceeds from any applicable sale of Capital Stock of a Subsidiary Guarantor which owns a Mortgaged Rig in accordance with the provisions described above under "-- Redemptions -- Redemption upon Sale of a Mortgaged Rig."

     Future Subsidiary Guarantors. The Indenture provides that R&B Falcon may not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of R&B Falcon ("Guaranteed Indebtedness") or any other Obligor or to acquire a Mortgaged Rig unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary and
(ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us, R&B Falcon or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness ranks equally in right of payment with the Guarantee, then the guarantee of such Guaranteed Indebtedness shall rank equally in right of payment with or be subordinated to the Subsidiary Guarantee; and if the Guaranteed Indebtedness is subordinated to the Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Guarantee. Any Subsidiary Guarantee by a Restricted Subsidiary which does not own a Mortgaged Rig that was incurred pursuant to the terms of this paragraph (but not otherwise) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

     Impairment of Liens. We and R&B Falcon shall not, and we and R&B Falcon shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Liens granted by us with respect to the Collateral for the benefit of the Trustee and the Holders of the notes and the Liens granted by R&B Falcon with respect to Collateral for the benefit of us. Except as permitted by the Indenture and the Security Agreements, we and R&B Falcon shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders of the notes, any interest whatsoever in any of the Collateral.

     Limitation on Activities. We will not engage in any business activity or undertake any activity, except any activity (i) relating to the offering, sale or issuance of the notes or the lending of the proceeds of the sale of notes to R&B Falcon pursuant to the Loans, or (ii) undertaken with the purpose of, and directly related to, exercising our rights under, and fulfilling our obligations or the obligations of R&B Falcon or the Restricted Subsidiaries under, the notes, the Indenture, the Loans and the Security Agreements. The
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Indenture provides that we are a limited purpose entity with corporate organizational documents containing limitations on our business activities, the requirement of an independent director on our Board of Directors, and a restriction on our ability to commence a voluntary case or proceeding under any applicable bankruptcy or insolvency laws without the prior unanimous affirmative vote of all of our directors. The Indenture also provides that we will not (i) incur any Indebtedness other than the notes or Subordinated Obligations owing to R&B Falcon or (ii) enter into any derivative product transactions.

DEFAULTS

     An Event of Default is defined in the Indenture as

          (i) a default in the payment of interest (including Special Interest and Additional Amounts, if any) on the notes or an Loan when due, continued for 30 days,

          (ii) (a) a default in the payment of principal of, or premium, if any, on any note or Loan when due at its Stated Maturity, upon redemption, required repurchase, declaration of acceleration or otherwise or

          (b) the failure to redeem or purchase notes or the Loans when required pursuant to the Indenture or the Loan Agreements,

          (iii) the failure by R&B Falcon to comply with its obligations under "-- Covenants -- Limitation on Mergers and Consolidations,"
     "-- Redemptions -- Redemption upon Loss of a Mortgaged Rig," and
     "-- Redemptions -- Redemption upon Sale of a Mortgaged Rig" or in the covenants described above under "-- Change of Control" or "-- Covenants -- Limitation on Asset Sales."

          (iv) the failure by us, R&B Falcon and the Subsidiary Guarantors to comply with its other agreements contained in the Indenture or in the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure or event of default continues for 60 days after notice,

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by R&B Falcon or any of its Restricted Subsidiaries (or the payment of which is guaranteed by R&B Falcon or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (vi) failure by R&B Falcon or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 30 days;

          (vii) certain events of bankruptcy or insolvency with respect to us, R&B Falcon or any of R&B Falcon's Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for R&B Falcon and its Subsidiaries), would constitute a Significant Subsidiary;

          (viii) the Guarantee or any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or R&B Falcon or a Subsidiary Guarantor denies or disaffirms its obligations under the Guarantee or its Subsidiary Guarantee, as applicable, or

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          (ix) the Liens under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any Lien created under the Security Agreements shall be declared invalid or unenforceable or we, R&B Falcon or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable.

     However, a default under clause (v) will not constitute an Event of Default until the Trustee provides a written notice to us, or the Holders of 25% in aggregate principal amount of the outstanding notes provide a written notice to us and the Trustee, of the default and we do not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing with respect to the Indenture (other than certain events of bankruptcy, insolvency or reorganization), the Trustee or the Holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest (including Additional Amounts and Special Interest, if any) on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest (including Additional Amounts and Special Interest, if any) will be due and payable immediately.

     If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and premium, if any, and interest (including Additional Amounts and Special Interest, if any) on the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the notes.

     The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of such note, plus accrued and unpaid interest (including Additional Amounts and Special interest, if any) to the date of payment.

     Under limited circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     No Holder of a note of any series may pursue any remedy under the Indenture unless

     - the Trustee shall have received written notice of a continuing Event of Default,

     - the Trustee shall have received a request from Holders of at least 25% in principal amount of such series of notes to pursue such remedy,

     - the Trustee shall have been offered indemnity reasonably satisfactory to it and

     - the Trustee shall have failed to act for a period of 60 days after receipt of such notice and offer of indemnity; however, such provision does not affect the right of a Holder of a note to sue for enforcement of any overdue payment.

     The Holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. These rights are subject to restrictions. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold
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notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the notes. In addition, we and R&B Falcon are each required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing the certificate know of any Default that occurred during the previous year. We and R&B Falcon are each also required to deliver to the Trustee, within 5 Business Days after the occurrence thereof, written notice of any event which would constitute a Default or an Event of Default, its status and what action we and R&B Falcon are taking or proposes to take in respect of the Default of Event of Default.

AMENDMENTS AND WAIVERS

     We and R&B Falcon and the Trustee may amend the Indenture and the Security Agreements with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each Holder of a then outstanding note that would be affected by the amendment, no amendment may (1) reduce the amount of notes whose Holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any note or any Loan, (3) reduce the principal of or extend the Stated Maturity of any note or any Loan,
(4) modify our obligations to make mandatory redemptions or otherwise reduce the premium payable upon the redemption of any note or change the time at which any note may be or is required to be redeemed as described under "-- Redemptions" above, (5) modify the obligations of R&B Falcon to make mandatory repayments or change the time at which an Loan may be or is required to be repaid under "-- Redemptions" above, (6) make any note payable in money other than that stated in the note, (7) impair the right of any Holder of the notes to receive payment of principal of and interest on such Holder's notes on or after the due dates or to institute suit for the enforcement of any payment on or with respect to such Holder's notes, (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, (9) make any change in the Guarantee or any Security Agreement or Loan Agreement that would adversely affect the Holders or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject to that Lien or deprive the Holders of the security afforded by the Lien of the Indenture or the Security Agreements or us of the Liens securing the Loans.

     Without the consent of any Holder of the notes, we, R&B Falcon and the Trustee may amend the Indenture and the Security Agreements to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of R&B Falcon under the Indenture, the Loan Agreements, and the Security Agreements, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add additional guarantees with respect to the notes, to provide additional security for the notes, to add to our covenants and the covenants of R&B Falcon for the benefit of the Holders of the notes or to surrender any right or power conferred upon us or R&B Falcon, to make any change that does not adversely affect the rights of any Holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture or the Security Agreements becomes effective, we are required to mail to Holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

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ABILITY TO REALIZE ON COLLATERAL

     The proceeds of any sale of the Collateral in whole pursuant to the Indenture, the Loan Agreements and the Security Agreements following an Event of Default under the Indenture may not provide sufficient funds to permit us to make payments due on the notes. In addition, the ability of the Holders of the notes to realize upon the Collateral may be limited in the event of a bankruptcy or insolvency or pursuant to applicable laws, including securities laws.

     If an Event of Default occurs and is continuing and the Loans and the notes become payable in full, the Trustee, on behalf of the Holders of the notes, in addition to any other rights or remedies available to it under the Indenture and the Security Agreements, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the notes.

     The right of the Trustee and our right to repossess and dispose of the Collateral, upon acceleration of the notes or the Loans is likely to be significantly impaired by applicable bankruptcy or insolvency law if a bankruptcy or insolvency proceeding were to be commenced by or against us, R&B Falcon or any Subsidiary Guarantor prior to or possibly even after the Trustee has repossessed and disposed of the Collateral. Under the United States Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, applicable U.S. bankruptcy law generally permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of the collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional or replacement security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes, the Loan Agreements, the Guarantee or any Subsidiary Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of "adequate protection." Furthermore, in the event that the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Loans or the notes, we or Holders of the notes, as applicable, would have "undersecured claims." Applicable U.S. bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

TRANSFER

     The outstanding notes were, and the exchange notes will be, issued in registered form and will be transferable (subject to applicable federal and state securities laws) only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with transfers and exchanges. The notes may not at any time, including after the exchange offer, be transferred to, or held by, Persons other than Qualified Institutional Buyers or Institutional Accredited Investors. See "Transfer Restrictions."

DEFEASANCE

     We may at any time terminate all of our obligations under the notes, the Indenture and the Security Agreements ("legal defeasance"), except for certain obligations, including those respecting the defeasance

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trust and obligations, to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and except for our optional redemption rights. We may at any time terminate our mandatory redemption and repurchase obligations under "-- Redemptions," "-- Change of Control" and under the covenants described under "-- Covenants" (other than the covenant described under "-- Limitation on Mergers and Consolidations"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (3) of the first paragraph under, and the second paragraph under, "-- Covenants -- Limitation on Mergers and Consolidations" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (other than the covenant described under "-- Limitation on Mergers and Consolidations") or (v) under "-- Defaults" above or because of the failure of R&B Falcon to comply with clause (3) of the first paragraph under, and the second paragraph under, "-- Covenants -- Limitation on Mergers and Consolidations" above. If we exercise our legal defeasance option, R&B Falcon and each Subsidiary Guarantor will be released from all its obligations with respect to the Guarantee, the Subsidiary Guarantees and the Security Agreements, as applicable.

     In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest (including Additional Amounts and Special Interest, if any) on the notes to redemption or maturity, as the case may be, and must comply with other conditions, including delivery to the Trustee of an opinion of counsel to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

     United States Trust Company of New York is the Trustee under the Indenture, the Escrow Agent under the Escrow Agreements and the Collateral Agent under certain other Security Agreements, and has been appointed by us as Registrar and Paying Agent with regard to the notes.

     The Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent Person in the conduct of its own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that the Indenture, the notes, the Loan Agreements and each of the Security Agreements, other than the Mortgages, are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law, except to the extent that the application of the law of another jurisdiction would be required thereby.

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CONSENT TO JURISDICTION AND SERVICE

     R&B Falcon has appointed CT Corporation System as its agent for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and has submitted to such jurisdiction under each of the Indenture and the Security Agreements other than the Mortgages. Each of the Indenture and the Security Agreements other than the Mortgages provides that each Subsidiary Guarantor will appoint CT Corporation System as its agent for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

  DEFINITIONS

     The following is a summary of some of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all these terms and for the definitions of other capitalized terms used in this description of the notes and not defined below.

     "Acquired Indebtedness" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by R&B Falcon or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such a Person or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable).

     "Asset Sale" means any direct or indirect sale, capital lease, transfer or other disposition (or series of related sales, capital leases, transfers or dispositions) by R&B Falcon or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than R&B Falcon or a Restricted Subsidiary), (ii) any drillship or drilling rig or all or substantially all the assets of any division or line of business of R&B Falcon or any Restricted Subsidiary or (iii) any other assets of R&B Falcon or any Restricted Subsidiary outside of the ordinary course of business of R&B Falcon or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to R&B Falcon
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or by R&B Falcon or a Restricted Subsidiary to a Wholly Owned Restricted
Subsidiary, (v) for purposes of the covenant described under "-- Covenants -- Limitation on Asset Sales" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Covenants -- Limitation on Restricted Payments," (w) Asset Swaps permitted under "-- Covenants -- Limitation on Asset Swaps," (x) dispositions of Incidental Assets, (y) dispositions of Temporary Cash Investments and (z) a disposition of assets with a fair market value of less than $100,000).

     "Asset Swap" means a substantially concurrent purchase and sale, or exchange, of assets constituting Additional Assets described in clause (i) of the definition thereof between R&B Falcon or any Restricted Subsidiary and another Person or group of Persons; provided, however, that the cash and other assets to be received by R&B Falcon or such Restricted Subsidiary which do not constitute Additional Assets do not constitute more than 25% of the total consideration to be received by R&B Falcon or such Restricted Subsidiary in such Asset Swap.

     "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of a Person or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" shall include, in each case as pledged and assigned to the Collateral Agent, the Trustee or us, as applicable, pursuant to the Security Agreements, (1) all of the Loans and Loan Agreements (2) all cash held by the Collateral Agent and the Trustee pursuant to the Indenture or the Security Agreements and the Escrow Account and all Escrowed Property held pursuant to the Escrow Agreement (including any cash collateral we deposit in the Escrow Account); and (3) R&B Falcon's right, title and interest in and to (i) each of its respective Mortgaged Rigs, pursuant to a Mortgage issued by R&B Falcon in favor of us, which Mortgage contains covenants pursuant to which R&B Falcon, among other things, will be prohibited from selling, mortgaging or transferring any of its interest in such Mortgaged Rig (other than as permitted under the Indenture), and which Mortgage will be collaterally assigned to the Trustee and
(ii) the R&B Falcon Escrow Account and the R&B Falcon Escrowed Property; and (4) all

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proceeds of any of the foregoing including from all of R&B Falcon's policies and contracts of insurance taken out from time to time in respect each of its Mortgaged Rigs.

     "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if R&B Falcon or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period R&B Falcon or any Restricted Subsidiary shall have made any asset disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of R&B Falcon or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to R&B Falcon and its continuing Subsidiaries in connection with such asset dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent R&B Falcon and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period R&B Falcon or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (which shall include the acquisition or construction of a vessel or drilling rig, provided R&B Falcon has paid 75% or more of the cost thereof and such vessel or drilling rig is reasonably expected to be delivered within 90 days), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into R&B Falcon or any Restricted Subsidiary since the beginning of such period) shall have made any asset disposition or any Investment that would have required an adjustment under clause (2) or (3) above if made by R&B Falcon or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset disposition or Investment occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of R&B Falcon. If any Indebtedness bears a floating rate of interest and is being give pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the

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

applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

     For purposes of this definition, in the case of the acquisition since the beginning of such period of a drilling rig or drillship (or of a Restricted Subsidiary owning same) by R&B Falcon or by a Restricted Subsidiary pursuant to a binding purchase agreement or the delivery since the beginning of such period of a drilling rig or drillship to R&B Falcon or a Restricted Subsidiary pursuant to a binding construction contract, which drilling rig or drillship has been subject for at least one full fiscal quarter to a binding drilling contract constituting a Qualifying Contract, then, for purposes of making the pro forma calculations provided for in the first sentence of the preceding paragraph, the financial or accounting officer of R&B Falcon shall give pro forma effect to the earnings (losses) of such drilling rig or drillship as if such drilling rig or drillship were acquired on the first day of such period, by basing such earnings (losses) on the annualized (x) historical revenues actually earned from such Qualifying Contract and (y) actual expenses related thereto, in each case for each quarter during such period in which the Qualifying Contract is in effect.

     "Consolidated Interest Expense" means, for any period, the total interest expense of R&B Falcon and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations,

          (2) amortization of debt discount and debt issuance cost,

          (3) capitalized interest,

          (4) non-cash interest payments,

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (6) net costs under Interest Rate Protection Agreements (including amortization of fees),

          (7) dividends in respect of any Redeemable Stock held by Persons other than R&B Falcon or a Restricted Subsidiary,

          (8) interest expense attributable to deferred payment obligations, and

          (9) interest expense on Indebtedness of another person to the extent that such Indebtedness is guaranteed by R&B Falcon or a Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income of R&B Falcon and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person if such Person is not a Restricted Subsidiary, except that (1) R&B Falcon's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to R&B Falcon or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (2) R&B Falcon's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (b) any net income of any Person acquired by R&B Falcon or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to R&B Falcon, except that
     (1) the net income of Cliffs Drilling Company shall be included notwithstanding the foregoing, (2) the net
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

     income of a Restricted Subsidiary shall be included to the extent such net income could be paid to R&B Falcon or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; (3) R&B Falcon's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to R&B Falcon or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (4) R&B Falcon's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of R&B Falcon or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) extraordinary, unusual or nonrecurring charges;

          (f) charges relating to the extinguishment of debt obligations of R&B Falcon Holdings Inc.; and

          (g) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of a Person means the consolidated stockholders' equity of such Person and its Subsidiaries, as determined in accordance with GAAP.

     "Credit Facilities" means, with respect to R&B Falcon or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any act, event or condition which is, or after notice or passage of time or both would be, an Event of Default.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense and (d) amortization expense.

     "Event of Loss" is defined to mean any of the following events: (a) the actual or constructive total loss of a Mortgaged Rig or the agreed or compromised total loss of a Mortgaged Rig, (b) the destruction of a Mortgaged Rig, (c) damage to a Mortgaged Rig to an extent, determined in good faith by R&B Falcon within 90 days after the occurrence of such damage (and evidenced by an officers' certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Mortgaged Rig permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Mortgaged Rig that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Mortgaged Rig, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Mortgaged Rig, on the date of the determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the officers' certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

     "Event of Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds) received by us, R&B Falcon, any Restricted Subsidiary, the Collateral Agent, or the Trustee,

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

jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of R&B Falcon which is neither Exchangeable Stock nor Redeemable Stock).

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee"used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

     "Hedging Obligations" of any Person means the net obligation (not the notional amount) of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

     "Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by R&B Falcon or a Restricted Subsidiary that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of R&B Falcon or such Restricted Subsidiary, as the case may be. In no event shall the term "Incidental Asset" include a drilling rig or a drillship or a Mortgaged Rig.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" of any Person at any date means, without duplication:

          (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the

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

     extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement,

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business,

          (5) all Capitalized Lease Obligations of such Person,

          (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the fair market value of all the assets of such Person subject to such Lien,

          (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee,

          (8) Redeemable Stock, and

          (9) all Hedging Obligations of such Person.

     For purposes of clause (8) of the preceding sentence, Redeemable Stock shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined under the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP but that such security shall be deemed to have been Incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect R&B Falcon or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) "Investment" shall include the portion (proportionate to R&B Falcon's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of R&B Falcon at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, R&B Falcon shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to R&B Falcon's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by R&B Falcon's Board of Directors.

     "Investment Grade Rating" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any

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

successor rating categories of Moody's), and the equivalent in respect of the ratings categories of any Rating Agencies substituted for S&P or Moody's.

     "Issue Date" means the date on which the outstanding notes were originally issued.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, condition sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For the purposes of this Indenture, R&B Falcon or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which R&B Falcon has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

     "Loss Excess Proceeds" is defined to mean the total of (i) amounts treated as Loss Excess Proceeds under "-- Redemptions -- Redemption Upon Loss of a Mortgaged Rig" and (ii) the amount by which the Net Event of Loss Proceeds received by R&B Falcon or any of its Restricted Subsidiaries from one or more Events of Loss with respect to drilling rigs or drillships other than Mortgaged Rigs occurring on or after the Issue Date in the most recent period of 12 consecutive months exceeds $10.0 million, less (in the case of clause (ii)) the amount of such excess Net Event of Loss Proceeds (A) used to repay Senior Indebtedness of R&B Falcon or secured Senior Indebtedness of a Subsidiary Guarantor then owning a Mortgaged Rig, in each case, with a permanent reduction of availability in the case of revolving credit borrowings and owing to a Person other than R&B Falcon or any of its Subsidiaries, or (B) invested in Additional Assets (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution).

     "Moody's" is defined to mean Moody's Investor Service, Inc. and its successors.

     "Net Available Cash" from an Asset Sale means cash payments or Temporary Cash Equivalents received from the Asset Sale (including any cash payments received by way of deferred payment of principal under a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and
(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by R&B Falcon or any Restricted Subsidiary after such Asset Sale.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Event of Loss Proceeds" is defined to mean, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses, distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Event of Loss, and payments made to repay Indebtedness or any other obligation outstanding at the time of such Event of Loss; provided, however, that such Indebtedness or other obligation is either (A) secured by a

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

Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

     "Non-Convertible Capital Stock" means, with respect to any Person, any non-convertible Capital Stock of such Person and any Capital Stock of such Person convertible solely into non-convertible common stock of such Person; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which neither R&B Falcon or any Restricted Subsidiary:

          (1) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness; or

          (2) is directly or indirectly liable for such Indebtedness.

     "Pari Passu Indebtedness" means any Indebtedness of R&B Falcon, whether outstanding on the date on which the outstanding notes were originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Guarantee or the Loans, as applicable.

     "Permitted Investments" means:

          (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 million;

          (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's;

          (c) U.S. Government Obligations with a maturity of four years or less;

          (d) repurchase obligations for instruments of the type described in clause (c);

          (e) shares of money market mutual or similar funds having assets in excess of $100.0 million;

          (f) payroll advances in the ordinary course of business;

          (g) other advances and loans to officers and employees of R&B Falcon or any Restricted Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

          (h) Investments in any Person in the form of a capital contribution of R&B Falcon's common stock;

          (i) Investments made by R&B Falcon in its Restricted Subsidiaries (or any Person that will be a Restricted Subsidiary as a result of such Investment) or by a Restricted Subsidiary in R&B Falcon or in one or more Restricted Subsidiaries (or any Person that will be a Restricted Subsidiary as a result of such Investment);

          (j) Investments in stock, obligations or securities received in settlement of debts owing to R&B Falcon or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of R&B Falcon or any Restricted Subsidiary, in each case as to debt owing to R&B Falcon or any Restricted Subsidiary that arose in the ordinary course of business of R&B Falcon or any such Restricted Subsidiary;

          (k) Investments made in exchange for Indebtedness permitted by Sections (b)(4) and (b)(5) of the "Limitation of Indebtedness" covenant;

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          (l) Investments in the capital stock of Navis ASA, a Norwegian corporation, in exchange for cash and non-cash assets (the fair market value of which shall be determined in good faith by the Board of Directors of R&B Falcon), in an aggregate amount not to exceed $50 million at any time outstanding;

          (m) Investments consisting of the redesignation of the Subsidiary owning or operating the drillship Deepwater Frontier or the semisubmersible RBS8M as an Unrestricted Subsidiary, or the contribution, transfer or other disposition of the drillship Deepwater Frontier or the semisubmersible RBS8M and related equipment and assets (including any drilling contract) by R&B Falcon or any Restricted Subsidiary to a Person other than a Restricted Subsidiary, in connection with the refinancing of the Indebtedness Incurred to finance the construction of such rigs;

          (n) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade prior to delivery of the drillship Deepwater Frontier or the semisubmersible RBS8M pursuant to the terms of applicable construction and equipment installation agreements;

          (o) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade of new drilling rigs, drillships or similar vessels and related equipment, in an aggregate amount not to exceed at any time outstanding (i) $100 million less (ii) the aggregate amount of all payments actually made under paragraph (n) of this definition that represent payments for amounts in excess of R&B Falcon's estimated costs for the vessels referred to therein, as in effect on the Issue Date; provided, however, that at the time of such Investment, R&B Falcon or such Person has entered into a Qualifying Contract with respect thereto;

          (p) Investments represented by that portion of the proceeds from Asset Sales that is not required to be cash or Temporary Cash Equivalents by the covenant described in "-- Covenants -- Limitation on Asset Sales;" and

          (q) Investments in Devco in an aggregate amount not to exceed $10.0 million at any time outstanding.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Qualifying Contract" with respect to a drilling rig, drillship or similar vessel means a contract for the use thereof (i) between R&B Falcon or a Restricted Subsidiary or, for the purposes of clause (o) of the definition of "Permitted Investments," a Person other than a Restricted Subsidiary and a counterparty that, as certified in an officers' certificate delivered to the Trustee in connection therewith, is either generally recognized in the offshore drilling industry as a major oil company or has an investment grade rating on its long-term debt from Moody's or S&P, (ii) having a minimum term of two years and (iii) containing a minimum dayrate for such drilling, rig, drillship or similar vessel.

     "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by R&B Falcon, which will be substituted for S&P or Moody's or both, as the case may be.

     "Redeemable Stock" means, with respect to any series of notes, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes of such series mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require R&B Falcon to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that R&B Falcon may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenants described above under the caption
"-- Change of Control," "-- Covenants -- Limitation on Asset Sales," "Redemptions" and "-- Covenants -- Limitation on Restricted Payments."

     "Related Business" means any business related, ancillary or complementary to the businesses of R&B Falcon and the Restricted Subsidiaries on the Issue Date.

     "Restricted Subsidiary" means any Subsidiaries other than an Unrestricted Subsidiary.

     "S&P" is defined to mean Standard & Poors Ratings Group, a division of McGraw-Hill Companies, Inc. and its successors.

     "Sale Excess Proceeds" means (i) all amounts treated as Sale Excess Proceeds under "-- Redemptions -- Redemption upon Sale of a Mortgaged Vessel" and (ii) all amounts treated as Sale Excess Proceeds under paragraph (b) of "-- Certain Covenants -- Limitation on Asset Sales."

     "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by R&B Falcon or any of its Restricted Subsidiaries, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by R&B Falcon or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Security Agreements" has the meaning specified in the Indenture and includes the Escrow Agreement, the Security Agreement among us, the Trustee and United States Trust Company of New York, as Collateral Agent, the Mortgages, the Escrow Agreement among us, the Trustee and the Escrow Agent, and the R&B Falcon Escrow Agreement among R&B Falcon, the Trustee and the Escrow Agent.

     "Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to R&B Falcon to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes, the Guarantee, the Loans or the Subsidiary Guarantees, as applicable; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for federal, state, local, foreign or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary Guarantor and any other Restricted Subsidiary that would be a "Significant Subsidiary" of R&B Falcon within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including under any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of us, R&B Falcon or a Subsidiary Guarantor, as the case may be (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes, the Guarantee, the Loans or the Subsidiary Guarantee, as applicable, whether pursuant to a written agreement to that effect or by operation of law.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation of which more than 50% of the total voting power of all classes of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person, and

          (2) any entity other than a corporation of which at least a majority of the capital stock or other equity interest (however designated) entitled (without regard to the occurrence of any contingency) or vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Subsidiary of R&B Falcon, whether now owned or hereafter formed, which owns a Mortgaged Rig or which shall execute and deliver a Subsidiary Guarantee.

     "Subsidiary Guarantee" means a guarantee of our obligations with respect to the notes issued by a Subsidiary of R&B Falcon.

     "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of R&B Falcon prepared in accordance with GAAP, excluding (a) all rights, contracts and other intangible assets of any nature whatsoever and (b) all inventories and other current assets.

     "Temporary Cash Investments" means Investments described in clauses (a),
(b), (c) and (d) of the definition of "Permitted Investments."

     "Unrestricted Subsidiary" means:

          (a) any Subsidiary of R&B Falcon that at the time of determination will be designated an Unrestricted subsidiary by the Board of Directors of R&B Falcon as provided below and

          (b) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of R&B Falcon may designate any Subsidiary of R&B Falcon as an Unrestricted Subsidiary so long as:

          (1) it has no Indebtedness other than Non-Recourse Indebtedness; provided, however, that notwithstanding any other provision of this Indenture, a Subsidiary shall not fail to constitute an Unrestricted Subsidiary by reason of (a) the guarantee by R&B Falcon or a Restricted Subsidiary in connection with synthetic lease obligations Incurred to finance the construction or upgrade of drilling rigs, drillships or similar vessels; and (b) obligations of R&B Falcon or a Restricted Subsidiary relating to Indebtedness of an Unrestricted Subsidiary if such Indebtedness constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant at the time of its Incurrence or at the time of designation of such Subsidiary as an Unrestricted Subsidiary; and

          (2) after giving effect thereto, such designation was permitted by the "Limitation on Restricted Payments" covenant.

     Any such designation by the Board of Directors of R&B Falcon shall be evidenced to the Trustee by filing a resolution of the Board of Directors with the Trustee giving effect to such designation. The Board of Directors of R&B Falcon may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) R&B Falcon could incur $1.00 of additional Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by R&B Falcon or one or more Wholly Owned Restricted Subsidiaries.

                     DESCRIPTION OF SECURITY FOR THE NOTES

GENERAL

     Our obligations under the notes are secured by a collateral assignment of the ten loans we have made to R&B Falcon (the "Loans") and the security documents securing those Loans. The Loans were initially secured by first priority ship mortgages with respect to eight drilling rigs and assignments of R&B Falcon's rights under the construction contracts for two other drilling rigs and $100 million in an escrow account. One of these two drilling rigs, the Deepwater Millennium, has been delivered since the date we issued the outstanding notes, and the Loan relating to this drilling rig is now secured by a first priority ship mortgage over this drilling rig. When R&B Falcon provided the mortgage over this rig, we also released to R&B Falcon the $100 million that had been held in escrow. When the remaining drilling rig, the Deepwater IV, is completed, R&B Falcon will grant a first priority ship mortgage on that vessel as security for the Loan relating to that rig. In addition, R&B Falcon has guaranteed our obligations under the notes. In an Event of Default under the notes, the Collateral Agent will be entitled to exercise rights and remedies with respect to the Collateral.

THE LOANS

     We have loaned the proceeds from the offerings of the notes to R&B Falcon pursuant to ten separate Loans. Each Loan is secured by a security interest in a different vessel. The Loans are not cross-collateralized, but they are cross-defaulted. The Loans with respect to all of these vessels other than the Deepwater IV are secured by a first priority ship mortgage over the applicable drilling rig. The Loan with respect to the Deepwater IV, which is currently under construction, is currently secured by a pledge by R&B Falcon of its rights under the construction contract for this rig and a security interest in equipment purchased by R&B Falcon for this rig. When this rigs is delivered, R&B Falcon will grant a first priority ship mortgage to secure the Loan with respect to this rig. When R&B Falcon grants a mortgage in our favor on the Deepwater IV, we will increase the amount of the loan secured by this rig in exchange for a reduction in the amounts of the Loans secured by some of the other Mortgaged Rigs. The current amount of the Loans and the adjusted amounts of the Loans are set forth in the table below.

     Each Loan bears interest at a rate equal to the interest rate for the notes plus 2 basis points per annum. Each Loan is evidenced by two promissory notes, each in the aggregate principal amount of 50% of such Loan. One of such notes will mature on March 15, 2006 and the other will mature on March 15, 2009. Each Event of Default under the Indenture will constitute an event of default under each loan agreement relating to the Loans.

     The drilling rigs, their expected delivery dates, the amount of the Loan secured by each drilling rig, and R&B Falcon's estimated asset reconstruction cost for each of these rigs is listed in the table below. R&B Falcon has estimated these asset reconstruction costs based upon its experience in the offshore drilling industry. However, R&B Falcon has not obtained any fair market appraisal of these drilling rigs, and the estimated values set forth below may not be indicative of the true value of these rigs.

                                                                                         ESTIMATED
                                                      EXPECTED    CURRENT   ADJUSTED       ASSET
                                                      DELIVERY     LOAN       LOAN     RECONSTRUCTION
DRILLING RIG                                            DATE      AMOUNT     AMOUNT       COST(1)
------------                                         ----------   -------   --------   --------------
                                                                      (IN MILLIONS)
Deepwater Millennium...............................  in service   $209.9     $167.2         $270
Deepwater IV.......................................     3Q00        22.0      188.9          305
Peregrine IV.......................................     2Q99       166.0      136.3          270
Peregrine VII......................................     3Q99       225.6      167.2          270
Falcon 100.........................................     2Q99       105.3       73.3          175
Peregrine I........................................  in service     16.0       16.0          240
Peregrine II.......................................  in service     28.5       28.5          200
Harvey Ward........................................  in service      4.0        4.0          100
W.D. Kent..........................................  in service     11.9       11.9          100
Falrig 82..........................................  in service     10.8        6.7           65

---------------

(1) This is R&B Falcon's estimate of the current cost of constructing a rig of comparable capability (assuming completion of the rigs currently undergoing upgrade or construction). It should not be considered an accurate estimate of the fair market value of the rig.

THE MORTGAGES

  General

     R&B Falcon has granted a mortgage on each of the rigs listed above other than the Deepwater IV in our favor to secure the payment of all sums of money (whether for principal, premium, if any, interest, fees, expenses or otherwise) from time to time payable by R&B Falcon under the applicable loan agreement relating to each Loan. These mortgages have been recorded in accordance with the provisions of Panamanian, Bahamian or United States law, as applicable. Until the completion and flagging of the Deepwater IV, the loan agreement relating to this vessel will be secured only by a collateral assignment of the construction contract and the equipment purchased by R&B Falcon for the uncompleted rig. The maximum liability of R&B Falcon under each mortgage is limited to R&B Falcon's maximum liability under the applicable Loan.

  Covenants

     Each mortgage contains the following covenants.

     Registration and Documentation of the Mortgaged Rig. R&B Falcon will not permit the mortgaged rig to be operated in any manner contrary to law, will not engage in an unlawful trade or business that would expose the mortgaged rig to penalty, forfeiture or capture, and will not permit to be done anything which can or may injuriously affect the registration or enrollment of the mortgaged rig under the laws and regulations of the jurisdiction of its flag and will at all times keep the mortgaged rig duly documented thereunder.

     Restriction on Liens. Except for the lien of the mortgage and other permitted liens, R&B Falcon will not suffer to be continued any lien, encumbrance or charge on the mortgaged rig for longer than 30 days after the same becomes due and payable and will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause the mortgaged rig to be released or discharged from any lien, encumbrance or charge.

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

     Maintenance of the Mortgaged Rig. R&B Falcon will at all times and without cost or expense to us, the Collateral Agent or the Trustee for the notes (the "Trustee") maintain and preserve, or cause to be maintained and preserved, the mortgaged rig (i) in good running order and repair, and (ii) in at least as good condition as when originally delivered by its builder, ordinary wear and tear excepted; and will keep the mortgaged rig, or cause it to be kept, in such condition as will entitle it to the highest classification rating for rigs of the same type, size, age and flag in the classification society, and annually will furnish to the Trustee a certificate by such classification society that such classification is maintained.

     Transfer of Flag or Sale of the Mortgaged Rig. R&B Falcon will not transfer or change the flag or port of documentation of the mortgaged rig, except to Panama, The Bahamas, the United States or any jurisdiction which at the time is generally deemed acceptable by institutional lenders to the marine drilling industry, as determined in good faith by its Board of Directors, as permitted by the terms of the Indenture. Except as permitted by the terms of the Indenture, R&B Falcon will not sell, mortgage, charter or transfer the mortgaged rig.

     Insurance. R&B Falcon will at all times and at its own cost and expense cause to be carried and maintained in respect of the mortgaged rig insurance payable in United States Dollars in amounts, against risks and in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of drilling rigs and drillships similar to the mortgaged rig and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. No insurance will provide for a deductible amount in excess of $1.0 million per occurrence.

     For purposes of insurance against total loss, each mortgaged rig is to be insured for an amount not less than its fair value and not less, when aggregated with the insurance on the other mortgaged rigs, than an amount equal to the aggregate outstanding principal amount of the Loans and accrued interest on the Loans. Unless the Trustee shall have otherwise directed, any loss involving damage to a mortgaged rig which is not in excess of $1.0 million may be paid directly for repair or salvage or to reimburse R&B Falcon for the same.

     In the event of an actual, constructive or compromised total loss of a mortgaged rig, any adjustment or compromise of such loss by R&B Falcon or the Subsidiary Guarantor then owning the mortgaged rig will be at the highest amount reasonably obtainable, and all insurance or other payments for such loss will be applied as set forth above under "Description of the Notes -- Redemptions -- Redemption upon Loss of a Mortgaged Vessel."

  Events of Default and Remedies

     An Event of Default under the Indenture will constitute an Event of Default under the mortgages and, in case any one or more events of default under the mortgages shall have occurred and be continuing, then, in each and every such case we or the Collateral Agent will have the right to:

     - declare all the obligations under the applicable loan agreements to be immediately due and payable, and bring suit at law, in equity or in admiralty, to recover judgment for the obligations and collect the obligations out of any and all property of R&B Falcon, whether covered by the mortgage or otherwise;

     - exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

     - take and enter into possession of the mortgaged rig, at any time, wherever it may be, without legal process and without being responsible for loss or damage, and R&B Falcon or any other person in possession upon our demand or the demand of the Collateral Agent will surrender to us or the Collateral Agent possession of the mortgaged rig and we or the Collateral Agent may, without being responsible for loss or damage, hold, lay-up, lease charter, operate or otherwise use the mortgaged rig for such time and upon such terms as we or it may deem to be for our or its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries in general salvage, and all other sums due or to become due in respect of the mortgaged rig or in respect of any insurance on the mortgaged rig from any person, in accordance with the terms of the mortgage; and

     - take and enter into possession of the mortgaged rig, at any time, wherever it may be, without legal process, and if it seems desirable to us or the Collateral Agent and without being responsible for loss or damage, sell the mortgaged rig, at any place and at such time as we or the Collateral Agent may specify and in any such manner and such place (whether by public or private sale) as we or the Collateral Agent may deem advisable, in accordance with the terms of the mortgage.

     Any sale of a mortgaged rig made in pursuance of our right under the mortgage will operate to divest all right, title and interest of any nature whatsoever of R&B Falcon or a Subsidiary Guarantor, if applicable, therein and thereto and shall bar any claim from R&B Falcon or such Subsidiary Guarantor, and its respective successors and assigns, and all persons claiming by, through or under them.

     All the mortgaged rigs are currently registered under Panamanian flag, Bahamian flag or U.S. flag. The mortgages on the mortgaged rigs are first priority ship mortgages.

     The priority that such a mortgage would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought.

     Panamanian Law provides that a first naval mortgage is prior to all claims other than (1) court costs arising out of the foreclosure proceedings, (2) salvage, (3) wages and other payments to the master and crew, (4) wages and fees due to stevedores engaged by the owner or master of the vessel for loading or unloading during its last voyage, (5) damages arising out of tort and (6) general average. Amounts owing to the Panamanian government may also have priority under provisions of the Panama Fiscal Code.

     Bahamian law provides that a first priority ship mortgage has priority over all other claims except (i) costs allowed by the court arising out of arrest and sale proceedings, (ii) wages and other sums due to the master, officers and other members of the ship's complement in respect of their employment on the ship, (iii) port, canal and other waterway dues and pilotage dues and any other outstanding fees payable under the Merchant Shipping Act of The Bahamas in respect of the ship, (iv) claims against the owner in respect of loss of life or personal injury occurring, whether on land or on water, in direct connection with the operation of the ship, (v) claims against the owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring, whether on land or on water, in direct connection with the operation of the ship, and (vi) claims for salvage, wreck removal and contribution in general average.

     Panamanian, Bahamian and U.S. ship mortgages may be enforced against a rig physically present in the United States, but the claim under the mortgage would rank behind preferred maritime liens, including those for supplies and other necessaries provided in the United States. Since the mortgaged rigs will be operating around the world, there is no assurance that, if enforcement proceedings must be commenced against a mortgaged rig, the mortgaged rig will be located in a jurisdiction having the same procedures and lien priorities as Panama, The Bahamas or the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike Panama, The Bahamas or the United States, may not permit the mortgaged rig to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the mortgaged rig and substantial reduction in her value.

CONSTRUCTION CONTRACTS AND EQUIPMENT

     Samsung is currently constructing the Deepwater IV in Korea. This rig has not yet been flagged. Therefore, R&B Falcon cannot currently grant a ship mortgage on this rig. However, prior to this rig's delivery, R&B Falcon has (i) collaterally assigned all of its rights under the construction contract for this rig and (ii) granted a security interest in equipment purchased by R&B Falcon for this rig to us as security for Loan relating to this rig. However, liens on some of the equipment may not be perfected prior to its delivery to the respective drilling rig. See "Risk Factors -- The Loan relating to the Deepwater IV is currently secured in part by unperfected liens." Once this rig is flagged, R&B Falcon will grant a first priority ship mortgage over the rig in our favor to secure the Loan relating to this rig and the previous collateral will be released.

GUARANTEE

     R&B Falcon has guaranteed, absolutely and unconditionally, on a senior unsecured basis, our obligations under the notes. See "Description of the Notes -- Guarantee."

              DESCRIPTION OF R&B FALCON'S SIGNIFICANT INDEBTEDNESS

BANK FACILITIES

     As of December 31, 1998, R&B Falcon had $150.0 million outstanding under its revolving credit facility. R&B Falcon repaid all amounts on March 26, 1999 out of the proceeds of its borrowings from us. Upon repayment, R&B Falcon terminated this Credit Facility.

     Cliffs Drilling currently maintains a $35 million revolving credit facility that matures May 31, 2000. At March 31, 1999, Cliffs Drilling had $0.4 million in letters of credit outstanding, leaving $34.6 million available under this credit facility.

R&B FALCON NOTES

     In April 1998, R&B Falcon issued four series of the senior notes with an aggregate principal amount of $1.1 billion (the "$1.1 Billion Senior Notes"). As a result, R&B Falcon received net proceeds of $1,082 million after deducting estimated offering related expenses. The $1.1 Billion Senior Notes bear interest at varying rates from 6.5% to 7.375%. Interest on the $1.1 Billion Senior Notes is payable semiannually on April 15 and October 15; and the $1.1 Billion Senior Notes mature at varying times from 2003 to 2018. The $1.1 Billion Senior Notes are unsecured obligations, ranking equally in right of payment with all of R&B Falcon's other existing and future senior unsecured indebtedness. R&B Falcon used the proceeds from the offering of the $1.1 Billion Senior Notes to repay indebtedness of $874.4 million. R&B Falcon used the remainder of the net proceeds for planned capital expenditures, working capital and other general corporate purposes.

     In December 1998, R&B Falcon issued $100 million principal amount of its 9 1/8% Senior Notes due 2003 and $300 million principal amount of its 9 1/2% Senior Notes due 2008. Interest on these senior notes is payable semiannually on June 15 and December 15. These senior notes are unsecured obligations, ranking equally in right of payment with all of R&B Falcon's other existing and future senior unsecured indebtedness. R&B Falcon received net proceeds from the issuance of these senior notes of approximately $392 million, after deducting estimated offering related expenses. R&B Falcon used the proceeds from the offering of these notes to reduce borrowings under its then existing revolving credit facility.

     On March 26, 1999, R&B Falcon issued $200 million of its 12 1/4% Senior Notes due 2006. Also on that date, we issued the $400 million of our 11% Senior Secured Notes due 2006 and the $400 million of our 11 3/8% Senior Secured Notes due 2009 that are the subject of the exchange offer. R&B Falcon borrowed the proceeds from these notes from us in ten separate loans, each of which is secured by one of R&B Falcon's drilling rigs or the construction contract to build a drilling rig. R&B Falcon also guaranteed our notes. R&B Falcon is using the proceeds from the loans from us to finance the costs of acquiring, constructing, repairing and improving the drilling rigs that are security for the loans. To the extent R&B Falcon had already paid these costs, it is using the proceeds for general corporate purposes, including the repayment of debt. R&B Falcon is using the net proceeds from its offering of the $200 million senior notes for general corporate purposes, including the repayment of debt. For accounting purposes, R&B Falcon will consolidate our company.

CLIFFS DRILLING NOTES

     Cliffs Drilling has outstanding an aggregate principal amount of $200.0 million of its 10 1/4% Senior Notes due 2003 (the "Cliffs Drilling Notes") and debt premium, net of amortization, of $2.8 million as of March 31, 1999. Interest on the Cliffs Drilling Notes is payable semi-annually during each May and November. The Cliffs Drilling Notes are unconditionally guaranteed on a senior unsecured basis by some of Cliffs Drilling's subsidiaries (the "Cliffs Subsidiary Guarantors"), which guarantees rank equally in right of payment with all senior indebtedness of the Cliffs Subsidiary Guarantors and senior to all subordinated indebtedness of the Cliffs Subsidiary Guarantors. The Cliffs Drilling Notes are redeemable on or after May 15, 2000 at a declining premium.

     The indenture under which the Cliffs Drilling Notes are issued imposes significant operating and financial restrictions on Cliffs Drilling. These restrictions affect, and in many respects limit or prohibit, the ability of Cliffs Drilling to incur additional indebtedness, make capital expenditures, create liens, sell assets, make dividends or other payments and take other actions.

                             TRANSFER RESTRICTIONS

     The currently outstanding notes are subject to a transfer restriction that prohibits transfers of the notes to any person who is not a Qualified Institutional Buyer, an Institutional Accredited Investor, or an affiliate of our company. The registered notes that we issue in the exchange offer will also be subject to this transfer restriction. The Trustee and the Registrar may not transfer any note in violation of these restrictions. All holders of the notes will agree, by their acceptance of the notes, that the notes will bear a legend to the following effect, and that they will be bound by the terms of the following legend, unless we otherwise agree.

     "The holder:

          (1) represents that (a) it is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) (a "QIB"), (b) it is an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) OR (7) of Regulation D under the Securities Act (an "IAI") or (c) it is a person involved in the organization or operation of the company or an affiliate (as defined in Rule 405 under the Securities Act) of the company.

          (2) agrees that it will not resell, or otherwise transfer this note except to (a) a QIB, (b) an IAI, Or (c) a person involved in the organization or operation of the company or an affiliate (as defined in Rule 405 under the Securities Act) of the company, and

          (3) agrees that it will deliver to each person to whom this note or an interest herein is transferred a notice substantially to the effect of this legend.

          The Indenture contains a provision requiring the Trustee to refuse to register any transfer of this note in violation of the foregoing. The Indenture also contains a provision requiring R&B Falcon Corporation and the company to exercise reasonable care to ensure that the notes are resold or otherwise transferred only to purchasers meeting the requirements specified in clause (2) above.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of notes by an initial beneficial owner of notes that, for United States federal tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date hereof, which are subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), an estate whose income is subject to United States federal income taxation regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States persons. This discussion applies only to those Non-United States Holders who purchase notes from the Initial Purchaser at the price set forth on the cover page of this Prospectus and hold the notes as a capital asset. The tax treatment of the holders of the notes may vary depending upon their particular situations. United States persons acquiring the notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of notes, as well as any tax consequences that may arise under the laws of any relevant foreign, state, local or other taxing jurisdiction.

INTEREST

     Interest that we pay to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and, among other things, such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock; (ii) is not a controlled foreign corporation with respect to the United States and to which we are a related person and (iii) certifies to us, our paying agent or the person who would otherwise be required to withhold United States tax, on Form W-8 or W-9 or substantially similar form signed under penalties of perjury, that such holder is not a United States person and provides such holder's name and address (the "Certification Requirement"). In the case of interest on a note that is not "effectively connected with the conduct of a trade or business within the United States" and does not satisfy the three requirements of the preceding sentence, the Non-United States Holder's interest on a note would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate). If a Non-United States Holder's interest on a note is "effectively connected with the conduct of a trade or business within the United States," then the Non-United States Holder will be subject to United States federal income tax on such interest income in essentially the same manner as a United States person and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax.

GAIN ON DISPOSITION

     A Non-United States Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, redemption or other disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on a note is exempt from withholding of United States federal income tax under the rules described above, the note held by an individual who at the time of death is a Non-United States Holder generally will not be subject to United States federal estate tax as a result of such individual's death.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We will, when required, report to the holders of the notes and the Internal Revenue Service ("IRS") the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, the general 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the Certification Requirement has been satisfied or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-United States Holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     The United States Treasury Department recently promulgated new regulations regarding the withholding and information reporting rules discussed above. In general, the new regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The new regulations require, however, that a foreign person furnish its taxpayer identification number in certain circumstances to claim a reduction in United States federal withholding tax and new rules are provided for foreign persons that hold debt instruments thorough a foreign intermediary. The new regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW REGULATIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have been advised by Donaldson, Lufkin & Jenrette Securities Corporation that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer. However, they are under no obligation to do so and any market activities with respect to the exchange notes may be discontinued at any time.

                      WHERE YOU CAN FIND MORE INFORMATION

     We do not currently file reports with the Securities and Exchange Commission. No SEC rules or stock exchange rules will require us to send annual reports to our security holders, and we do not intend to send annual reports to our security holders.

     R&B Falcon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by R&B Falcon at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. R&B Falcon's filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

     This prospectus constitutes a part of a registration statement we have filed with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Accordingly, in this prospectus, we make reference to the registration statement and to its exhibits and schedules. For further information about us and about the securities we are offering in this prospectus, you should consult the registration statement and its exhibits and schedules. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed as an exhibit to the registration statement. These statements are qualified in their entirety by these references.

                           INCORPORATION BY REFERENCE

     R&B Falcon is incorporating by reference the following documents it has filed with the SEC:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999; and

     - Current Report on Form 8-K/A filed January 20, 1999, amending Current Report on Form 8-K filed December 15, 1998; and

     - Current Reports on Form 8-K filed March 16, 1999, April 19, 1999, April 21, 1999, May 20, 1999 and May 21, 1999.

You may request a copy of any of these filings, at no cost, by writing or telephoning R&B Falcon at the following address or phone number:

        R&B Falcon Corporation
        901 Threadneedle
        Houston, Texas 77079
        (281) 496-5000
        Attention: Investor Relations

                                 LEGAL MATTERS

     Legal matters with respect to the exchange notes offered hereby will be passed upon for us by Gardere Wynne Sewell & Riggs, L.L.P., Houston, Texas.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The balance sheet of RBF Finance Co. as of March 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (March 19, 1999) to March 31, 1999, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated balance sheets of R&B Falcon Corporation as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     With respect to R&B Falcon Corporation's unaudited interim financial information for the quarters ended March 31, 1999 and 1998, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

     The consolidated financial statements of Cliffs Drilling Company as of December 31, 1997 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent accountants, as stated in their report, which is incorporated by reference herein.

                                RBF FINANCE CO.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Balance Sheet as of March 31, 1999..........................  F-3
Statement of Operations for the Period from Inception (March
  19, 1999) to March 31, 1999...............................  F-4
Statement of Cash Flows for the Period from Inception (March
  19, 1999) to March 31, 1999...............................  F-5
Statement of Stockholders' Equity for the Period from
  Inception (March 19, 1999) to March 31, 1999..............  F-6
Notes to Financial Statements...............................  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
RBF Finance Co.

     We have audited the accompanying balance sheet of RBF Finance Co. (a limited purpose Delaware corporation) as of March 31, 1999, and the related statement of operations, cash flows and stockholders' equity for the period from inception (March 19, 1999) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RBF Finance Co. as of March 31, 1999, and the results of its operations and cash flows for the period from inception (March 19, 1999) to March 31, 1999, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
May 25, 1999

                                RBF FINANCE CO.
                    (A LIMITED PURPOSE DELAWARE CORPORATION)

                                 BALANCE SHEET
                              AS OF MARCH 31, 1999
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................   $303,101
  Interest and commitment fee receivable....................      1,316
                                                               --------
          Total current assets..............................    304,417
                                                               --------
LOANS TO R&B FALCON CORPORATION.............................    496,900
                                                               --------
TOTAL ASSETS................................................   $801,317
                                                               ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued interest expense..................................   $  1,226
  Accrued income taxes......................................         32
                                                               --------
          Total current liabilities.........................      1,258
LONG-TERM OBLIGATIONS.......................................    800,000
                                                               --------
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 1,000 shares authorized, 250
     shares issued and outstanding at March 31, 1999........         --
  Capital in excess of par value............................          1
  Retained earnings.........................................         58
                                                               --------
          Total stockholders' equity........................         59
                                                               --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $801,317
                                                               ========

    The accompanying notes are an integral part of the financial statements.

                                RBF FINANCE CO.
                    (A LIMITED PURPOSE DELAWARE CORPORATION)

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                              (MARCH 19, 1999)
                                                              TO MARCH 31, 1999
                                                              -----------------
REVENUES:
  Interest income...........................................       $1,021
  Commitment fee............................................          295
                                                                   ------
          Total revenues....................................        1,316
EXPENSE:
  Interest expense..........................................        1,226
                                                                   ------
INCOME BEFORE INCOME TAX EXPENSE............................           90
INCOME TAX EXPENSE..........................................           32
                                                                   ------
NET INCOME..................................................       $   58
                                                                   ======

    The accompanying notes are an integral part of the financial statements.

                                RBF FINANCE CO.
                    (A LIMITED PURPOSE DELAWARE CORPORATION)

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                FOR THE PERIOD
                                                                FROM INCEPTION
                                                               (MARCH 19, 1999)
                                                               TO MARCH 31, 1999
                                                               -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................       $      58
Adjustments to reconcile net income to net cash used in
  operating activities:
Changes in assets and liabilities:
  Accrued interest income and commitment fee................          (1,316)
  Accrued interest expense..................................           1,226
  Accrued income taxes......................................              32
                                                                   ---------
          Net cash used in operating activities.............              --
                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Loans to R&B Falcon Corporation...........................        (496,900)
                                                                   ---------
          Cash used in investing activities.................        (496,900)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term obligations.......................         800,000
  Issuance of common stock..................................               1
                                                                   ---------
          Cash provided by financing activities.............         800,001
                                                                   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         303,101
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............              --
                                                                   ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................       $ 303,101
                                                                   =========

    The accompanying notes are an integral part of the financial statements.

                                RBF FINANCE CO.
                    (A LIMITED PURPOSE DELAWARE CORPORATION)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD FROM INCEPTION (MARCH 19, 1999)
                               TO MARCH 31, 1999
                          (IN THOUSANDS EXCEPT SHARES)

                                                             COMMON STOCK     CAPITAL IN
                                                            ---------------   EXCESS OF    RETAINED
                                                            SHARES   AMOUNT   PAR VALUE    EARNINGS
                                                            ------   ------   ----------   --------
Initial capital contribution..............................   250       $--        $1         $--
Net income................................................    --       --         --          58
                                                             ---       --         --         ---
BALANCE, at March 31, 1999................................   250       $--        $1         $58
                                                             ===       ==         ==         ===

    The accompanying notes are an integral part of the financial statements.

                                RBF FINANCE CO.

                         NOTES TO FINANCIAL STATEMENTS

(A) BUSINESS, INDUSTRY CONDITIONS, LIQUIDITY AND SIGNIFICANT ACCOUNTING POLICIES

     RBF Finance Co. (the "Company") is a limited purpose Delaware corporation organized on March 19, 1999 solely for the purpose of and limited to issuing secured notes as full recourse obligations of the Company and loaning the proceeds from the sale of the secured notes to R&B Falcon Corporation. The Company is an affiliate of R&B Falcon Corporation through common management, and all of the Company's shares are owned by management and shareholders of R&B Falcon Corporation. On March 26, 1999, the Company issued two series of senior secured notes with an aggregate principal amount of $800.0 million (the "Senior Secured Notes"). The Senior Secured Notes consist of $400.0 million of 11% senior secured notes due 2006 and $400.0 million of 11.375% senior secured notes due 2009.

     INDUSTRY CONDITIONS/LIQUIDITY -- All of the Company's future cash flows and long-term obligations are guaranteed by R&B Falcon Corporation. The following is a description of R&B Falcon Corporation's industry conditions and liquidity. R&B Falcon Corporation is currently constructing or significantly upgrading six wholly-owned deepwater drilling rigs and has recently completed the construction of one deepwater drilling rig. R&B Falcon Corporation estimates the gross capital expenditures on these projects will be approximately $1.9 billion, of which approximately $.9 billion remains to be funded by R&B Falcon Corporation. Since May 1998, there has been a downturn in demand for marine drilling rigs resulting in a decline in rig utilization and dayrates. The decline has been particularly dramatic in the domestic barge and jack-up rig markets where R&B Falcon Corporation is one of the largest contractors. As a result, R&B Falcon Corporation experienced a decline in operating revenues from the first quarter of 1998 to the first quarter of 1999. Depending on the level of future cash flows from operations, R&B Falcon Corporation's cash on hand, and funds available under its existing credit facilities may not be sufficient to satisfy R&B Falcon Corporation's short-term and long-term working capital needs, planned investments, capital expenditures, debt, lease and other payment obligations, without selling certain assets or terminating construction contracts.

     On March 26, 1999, R&B Falcon Corporation issued a series of 12.25% senior notes with an aggregate principal amount of $200.0 million due 2006 (the "Senior Notes"). As a result, R&B Falcon Corporation received net proceeds of approximately $194.3 million after deducting estimated offering related expenses. R&B Falcon Corporation used the proceeds from such notes and from loans from the Company to repay existing indebtedness of approximately $556.0 million and the remainder will be used to acquire, construct, repair and improve drilling rigs and for general corporate purposes.

     On April 22, 1999, R&B Falcon Corporation issued 300,000 shares of 13.875% Senior Cumulative Redeemable Preferred Stock (the "Preferred Stock") and warrants to purchase 10,500,000 shares of R&B Falcon Corporation's common stock at an exercise price of $9.50 per share (the "Warrants"). R&B Falcon Corporation received net proceeds from the issuance of the Preferred Stock and Warrants of approximately $289.0 million. Each share of Preferred Stock has a liquidation preference of $1,000 per share and one Warrant entitles the holder to purchase 35 shares of R&B Falcon Corporation's common stock. The Preferred Stock is mandatorily redeemable on, and the Warrants expire on, May 1, 2009. Dividends on the Preferred Stock are to be paid quarterly commencing on August 1, 1999 and at R&B Falcon Corporation's option may be paid in cash or, on or before May 1, 2004, in additional shares of Preferred Stock. R&B Falcon Corporation may redeem any of the Preferred Stock beginning May 1, 2004. The initial redemption price is 106.938% of the liquidation preference, declining thereafter to 100% on or after May 1, 2007, in each case plus accrued and unpaid dividends to the redemption date. In addition, on or before May 1, 2002, R&B Falcon Corporation may redeem shares of the Preferred Stock having an aggregate liquidation preference of up to $105.0 million at a price equal to 113.875% of its liquidation preference, plus accrued and unpaid dividends to the redemption date, with proceeds from one or more public equity offerings. The Warrants' estimated fair value of $48.0 million was recorded as a discount to the Preferred Stock and will be amortized on a straight line basis over ten years. Preferred Stock dividends and the amortization of the

                                RBF FINANCE CO.

Warrants' initial value will be deducted from net income to arrive at net income applicable to common stockholders.

     Proceeds from the $200.0 million senior notes, loans from the Company and the Preferred Stock met a portion of R&B Falcon Corporation's capital requirements. However, it may also be necessary for R&B Falcon Corporation to obtain additional capital through debt and/or equity financings to meet its currently projected obligations. R&B Falcon Corporation is currently evaluating two project financings to meet a portion of its additional capital requirements. The first is an approximately $270.0 million financing in the form of a synthetic lease that would be collateralized by the drillship Deepwater Frontier, drilling contract revenues from such drillship and a letter of credit. Proceeds of such financing, if obtained, would be used in part to repay advances made to a limited liability R&B Falcon Corporation which will operate the Deepwater Frontier and which is owned 60% by R&B Falcon Corporation and 40% by Conoco. The second financing being contemplated is an approximately $250.0 million project financing that would be collateralized by the semisubmersible RBS8M, as well as the drilling contract revenues from such rig.

     R&B Falcon Corporation currently believes it will be able to consummate the proposed project financings. However, there can be no assurance that these or any other additional financings can be obtained, or if obtained, that they will be on terms favorable to R&B Falcon Corporation or for the amounts needed. Further, R&B Falcon Corporation has limited ability under its indenture covenants to incur additional recourse indebtedness and to secure that debt. If R&B Falcon Corporation is unable to obtain its requisite financing, R&B Falcon Corporation may have to sell assets or terminate or suspend one or more construction projects. Termination or suspension of a project may subject R&B Falcon Corporation to claims for penalties or damages under the construction contracts or drilling contracts for rigs that are being constructed. In addition, asset sales made under duress in today's drilling market may not yield attractive sales prices. Accordingly, the inability of R&B Falcon Corporation to complete required financings would have a material adverse effect on R&B Falcon Corporation's financial condition and its ability to repay its outstanding indebtedness.

     Three of R&B Falcon Corporation's outstanding credit facilities were repaid and terminated in March 1999 from proceeds from the Senior Secured Notes and the Senior Notes. To assist R&B Falcon Corporation's liquidity position, R&B Falcon Corporation may seek to establish a new revolving bank credit facility of up to $180.0 million, and may sell certain assets. There can be no assurance, however, that such facility will be obtained or sales completed.

     The liquidity of R&B Falcon Corporation should also be considered in light of the significant fluctuations in demand that may be experienced by drilling contractors as changes in oil and gas producers' expectations and budgets occur, primarily in response to declines in prices for oil and gas. These fluctuations can rapidly impact R&B Falcon Corporation's liquidity as supply and demand factors directly affect utilization and dayrates, which are the primary determinants of cash flow from R&B Falcon Corporation's operations. The decline in oil and gas prices since 1997 has negatively impacted R&B Falcon Corporation's performance, particularly in the shallow water U.S. Gulf market, by adversely affecting R&B Falcon Corporation's rig utilization and dayrates. Utilization of R&B Falcon Corporation's domestic jack-up fleet has declined from approximately 97% in the first quarter of 1998 to approximately 49% in the first quarter of 1999, and dayrates have declined from an average of $35,000 during the first quarter of 1998 to an average of $21,000 during the first quarter of 1999. Dayrates for R&B Falcon Corporation's domestic barge drilling rig fleet have not declined materially, but utilization of the fleet declined from approximately 93% in the first quarter of 1998 to approximately 27% in the first quarter of 1999. R&B Falcon Corporation believes a continued depression in oil and gas prices would have a material adverse effect on R&B Falcon Corporation's financial position and results from operations.

     In December 1998, Mobil U.K. Ltd. ("Mobil") terminated its contract to use R&B Falcon Corporation's Jack Bates semisubmersible rig on the grounds that two of the rig's anchor cables broke.

                                RBF FINANCE CO.

The contract provided for Mobil's use of the rig at a dayrate of approximately $115,000 for the primary term through January 1999 and approximately $200,000 for the extension term from February 1999 through December 2000. R&B Falcon Corporation does not believe that Mobil had the right to terminate this contract. R&B Falcon Corporation has recontracted the Jack Bates to Mobil for one well at a dayrate of $156,000. This contract is without prejudice to either party's rights in the dispute over the termination of the original contract. If R&B Falcon Corporation is not successful in settling its dispute over the termination of the original contract, R&B Falcon Corporation intends to commence legal proceedings to enforce its rights under the contract.

     In April 1999, BP Amoco cancelled its contract with R&B Falcon Corporation for the drillship Peregrine VII in accordance with the contract's terms because the drillship had not been delivered on time. R&B Falcon Corporation is currently marketing this rig for work.

     In May 1999, R&B Falcon Corporation received notice from Petrobras of cancellation of the drilling contract on the semisubmersible Falcon 100, based upon alleged late delivery of the rig. R&B Falcon Corporation does not believe that Petrobras has the right to cancel the contract and has engaged Brazilian counsel to pursue its rights under the contract.

     CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Included in cash and cash equivalents at March 31, 1999 was $303.1 million that was restricted for and was subsequently loaned to R&B Falcon Corporation during April and May 1999 under the Senior Secured Loan Agreements dated as of March 26, 1999.

     COMPREHENSIVE INCOME -- The Company did not have any non-owner changes in equity.

     CONCENTRATION OF CREDIT RISKS -- The Company maintains cash balances and short-term investments with commercial banks in the United States. The Company's cash equivalents and short-term investments generally consist of commercial paper, money-market mutual funds and interest-bearing deposits with strong credit rated financial institutions, therefore, bearing minimal risk. No losses were incurred from inception (March 19, 1999) through March 31, 1999.

     The Company's revenues were generated primarily from interest income on notes from R&B Falcon Corporation.

     NEWLY ISSUED ACCOUNTING STANDARDS -- Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information Disclosures about Segments of an Enterprise and Related Information, requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company's revenues are generated primarily from its interest income on the loans made to R&B Falcon Corporation and all of the activities of the Company occur in the United States. Therefore no segment information is required.

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities was issued. SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be measured at its fair value, recorded in the balance sheet as either an asset or liability and that changes in the derivative's fair value be recognized currently in earnings. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has not yet quantified the impacts of adopting SFAS 133 on its financial statements nor has it determined the timing of its adoption.

     ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                                RBF FINANCE CO.

financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(B) LOANS TO R&B FALCON CORPORATION

     On March 26, 1999, the Company entered into ten Senior Secured Loan Agreements with R&B Falcon Corporation each of which is secured by one of R&B Falcon Corporation's drilling rigs or the construction contract to build a drilling rig (the "Loans to R&B Falcon Corporation"). Interest on the Loans to R&B Falcon Corporation is receivable semiannually on March 15 and September 15. Each loan is equally divided into a 7-year tranche and a 10-year tranche. The 7-year tranche of the loans bear interest on the unpaid principal amount thereof from the date funded through maturity at a rate equal to 11% per annum plus 2 basis points per annum. The 10-year tranche of the loans bear interest on the unpaid principal amount thereof from the date funded through maturity at a rate equal to 11.375% per annum plus 2 basis points per annum. In addition, the Company charges R&B Falcon Corporation a commitment fee of 7% per annum on any undrawn balance under the loans. The loan agreements contain conditions that must be met by R&B Falcon Corporation before funding of the loans. As of March 31, 1999, R&B Falcon Corporation had met the conditions on three of the ten loans, which in aggregate amounted to $496.9 million. During April and May 1999, R&B Falcon Corporation satisfied the conditions on the seven remaining loans, which were subsequently funded in the amount of $303.1 million.

     Loans to R&B Falcon Corporation at March 31, 1999 consisted of the following (in thousands):

                                         7-YEAR    10-YEAR     TOTAL      COLLATERAL
                                        --------   --------   --------   -------------
Loan to R&B Falcon Corporation........  $112,800   $112,800   $225,600   Peregrine VII
Loan to R&B Falcon Corporation........    83,000     83,000    166,000   Peregrine IV
Loan to R&B Falcon Corporation........    52,650     52,650    105,300   Falcon 100
                                        --------   --------   --------
          Total.......................  $248,450   $248,450   $496,900
                                        ========   ========   ========

(C) LONG-TERM OBLIGATIONS

     Long-term obligations at March 31, 1999 consisted of the following (in thousands):

11% Senior Secured Notes due March 2006..................   $400,000
11.375% Senior Secured Notes due March 2009..............    400,000
                                                            --------
Long-term obligations....................................   $800,000
                                                            ========

     In March 1999, the Company issued $400.0 million of 11% senior secured notes due March 2006 and $400.0 million of 11.375% senior secured notes due March 2009. As a result, the Company received proceeds of approximately $800.0 million. The Senior Secured Notes are secured by the Loans to R&B Falcon Corporation. R&B Falcon Corporation also guaranteed the payment of the Senior Secured Notes by the Company. Interest is payable semiannually on March 15 and September 15 on the Senior Secured Notes. R&B Falcon Corporation paid expenses related to the offering. The Company used the proceeds to loan approximately $496.9 million to R&B Falcon Corporation and has invested $303.1 million in short-term investments. The Senior Secured Notes have covenants related to R&B Falcon Corporation (with which R&B Falcon Corporation was in compliance at March 31, 1999), which limit or prohibit R&B Falcon Corporation's ability to incur additional indebtedness, create liens and sell assets.

     As of March 31, 1999, the Company estimates the fair value of its debt obligations to be equal to the book value of $800.0 million.

                                RBF FINANCE CO.

(D) COMMITMENTS AND CONTINGENCIES

     At March 31, 1999, the Company was committed to loan an additional $303.1 million to R&B Falcon Corporation. As of May 24, 1999, all such commitments were satisfied.

(E) INCOME TAXES

     All income before income tax expense was current and generated domestically. The U.S. statutory tax rate of 35% was used to compute the income tax expense on income before income tax expense.

(F) CAPITAL SHARES

     In March 1999, the Company issued 250 shares of its common stock for their estimated fair market value of $1,000. As of March 31, 1999, 250 shares of common stock were issued out of 1,000 shares authorized.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Certificate of Incorporation and Bylaws of RBF Finance Co. require the indemnification of directors and officers to the fullest extent permitted by law.

     Section 145 of the Delaware General Corporation Law authorizes and empowers RBF Finance Co. to indemnify the directors, officers, employees and agents of RBF Finance Co. against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with RBF Finance Co., provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of RBF Finance Co. in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation law of the State of Delaware.

     Article VI of the Bylaws of RBF Finance Co. provides that RBF Finance Co. shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he or she is or was a director or officer of RBF Finance Co., at the request of RBF Finance Co. or by reason of the fact that such director or officer at the request of RBF Finance Co., is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          3.1*           -- Amended and Restated Certificate of Incorporation of RBF
                            Finance Co.
          3.2*           -- Bylaws of RBF Finance Co.
          4.1*           -- Indenture dated as of March 26, 1999, between RBF Finance
                            Co., as Issuer, and United States Trust Company of New
                            York, as Trustee, with respect to $400,000,000 11% Senior
                            Secured Notes due 2006 and $400,000,000 11 3/8% Senior
                            Secured Notes due 2009.
          4.2*           -- Registration Rights Agreement dated March 26, 1999 among
                            RBF Finance Co., R&B Falcon Corporation and Donaldson,
                            Lufkin & Jenrette Securities Corporation.
          5.1*           -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for R&B Falcon Corporation.
         10.1*           -- Purchase Agreement dated March 19, 1999 between R&B
                            Falcon Corporation and Donaldson, Lufkin & Jenrette
                            Securities Corporation.
         10.2*           -- Issuer Loan Escrow Agreement dated March 26, 1999 among
                            United States Trust Company of New York, R&B Falcon
                            Corporation and RBF Finance Co.
         10.3*           -- Senior Secured Note Escrow Agreement dated March 26, 1999 among United States Trust Company of New York and RBF
                            Finance Co.
         10.4            -- Senior Secured Loan Agreement, Harvey Ward, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.1 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).

         10.5            -- Senior Secured Loan Agreement, Peregrine II, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.2 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.6            -- Senior Secured Loan Agreement, Peregrine I, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.3 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.7            -- Senior Secured Loan Agreement, Deepwater IV, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.4 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.8            -- Senior Secured Loan Agreement, Falrig 82, dated March 26,
                            1999 between R&B Falcon Corporation, as Borrower, and RBF
                            Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.5 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.9            -- Senior Secured Loan Agreement, Peregrine IV, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.6 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.10           -- Senior Secured Loan Agreement, Peregrine VII, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.7 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.11           -- Senior Secured Loan Agreement, Falcon 100, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.8 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.12           -- Senior Secured Loan Agreement, W.D. Kent, dated March 26,
                            1999 between R&B Falcon Corporation, as Borrower, and RBF
                            Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.9 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.13           -- Senior Secured Loan Agreement, Deepwater Millennium,
                            dated March 26, 1999 between R&B Falcon Corporation, as
                            Borrower, and RBF Finance Co., as Lender (incorporated by
                            reference to Exhibit 10.10 of R&B Falcon's Quarterly
                            Report on Form 10-Q for the quarter ended March 31,
                            1999).
         10.14*          -- Security Agreement dated as of March 26, 1999 from R&B
                            Falcon Corporation to RBF Finance Co. (Deepwater
                            Millenium).
         10.15*          -- Security Agreement dated as of March 26, 1999 from R&B
                            Falcon Corporation to RBF Finance Co. (Deepwater IV).
         10.16*          -- Senior Secured Note Security and Pledge Agreement dated as of March 26, 1999 by RBF Finance Co. in favor of
                            United States Trust Company.
         10.17*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Peregrine IV).
         10.18*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Peregrine VII).
         10.19*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Falcon 100).

         10.20*          -- Deed of Covenants dated March 26, 1999 by and between R&B
                            Falcon Corporation and R&B Finance Co. (Peregrine I).
         10.21*          -- Deed of Covenants dated March 26, 1999 by and between R&B
                            Falcon Corporation and R&B Finance Co. (Peregrine II).
         10.22*          -- First Naval Mortgage dated April 12, 1999 by R&B Falcon
                            Corporation to R&B Finance Co. (Harvey Ward).
         10.23*          -- First Naval Mortgage dated April 12, 1999 by R&B Falcon
                            Corporation to R&B Finance Co. (W.D. Kent).
         10.24*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and R&B Finance Co. (Falrig 82).
         12.1*           -- Statement regarding computation of ratio of earnings to fixed charges of R&B Falcon Corporation.
         12.2*           -- Statement regarding computation of ratio of earnings to fixed charges of RBF Finance Co.
         15.1*           -- Letter regarding unaudited interim financial information.
         23.1*           -- Consent of Arthur Andersen LLP.
         23.2*           -- Consent of Arthur Andersen LLP.
         23.3*           -- Consent of Ernst & Young LLP.
         24.1*           -- Power of Attorney (set forth on the signature pages
                            contained in Part II of this Registration Statement).
         25.1*           -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of United States
                            Trust Company of New York.
         99.1*           -- Form of Letter of Transmittal.
         99.2*           -- Form of Notice of Guaranteed Delivery.

---------------

* Filed herewith

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 19, 1999.

                                            RBF FINANCE CO.

                                            By:   /s/ STEVEN A. WEBSTER

                                            ------------------------------------
                                                     Steven A. Webster
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Loyd, Robert F. Fulton and Leighton E. Moss, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ STEVEN A. WEBSTER                  President and Director             May 19, 1999
-----------------------------------------------------    (Principal Executive Officer)
                  Steven A. Webster

                /s/ ROBERT F. FULTON                   Vice President (Principal          May 19, 1999
-----------------------------------------------------    Financial and Accounting
                  Robert F. Fulton                       Officer)

                  /s/ PAUL B. LOYD                     Director                           May 19, 1999
-----------------------------------------------------
                    Paul B. Loyd

                                                       Director                                 , 1999
-----------------------------------------------------
Roger Abel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 19, 1999.

                                            R&B FALCON CORPORATION

                                            By:    /s/ STEVEN A. WEBSTER
                                              ----------------------------------
                                                      Steven A. Webster
                                                 Chief Executive Officer and
                                                           President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim W. Nagle, Robert F. Fulton and Leighton E. Moss, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ STEVEN A. WEBSTER                  Chief Executive Officer,           May 19, 1999
-----------------------------------------------------    President and Director
                  Steven A. Webster                      (Principal Executive Officer)

                  /s/ PAUL B. LOYD                     Chairman of the Board              May 19, 1999
-----------------------------------------------------    and Director
                    Paul B. Loyd

                /s/ ROBERT F. FULTON                   Executive Vice President           May 19, 1999
-----------------------------------------------------    (Principal Financial and
                  Robert F. Fulton                       Accounting Officer)

                  /s/ TIM W. NAGLE                     Executive Vice President           May 19, 1999
-----------------------------------------------------    (Principal Accounting Officer)
                    Tim W. Nagle

               /s/ PURNENDU CHATTERJEE                 Director                           May 19, 1999
-----------------------------------------------------
                 Purnendu Chatterjee

                /s/ ARNOLD L. CHAVKIN                  Director                           May 19, 1999
-----------------------------------------------------
                  Arnold L. Chavkin

              /s/ CHARLES A. DONABEDIAN                Director                           May 19, 1999
-----------------------------------------------------
                Charles A. Donabedian

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

              /s/ DOUGLAS A.P. HAMILTON                Director                           May 19, 1999
-----------------------------------------------------
                Douglas A.P. Hamilton

                                                       Director                                 , 1999
-----------------------------------------------------
                 Macko A.E. Laqueur

                                                       Director                                 , 1999
-----------------------------------------------------
                  Michael E. Porter

               /s/ ROBERT L. SANDMEYER                 Director                           May 19, 1999
-----------------------------------------------------
                 Robert L. Sandmeyer

               /s/ WILLIAM R. ZIEGLER                  Director                           May 19, 1999
-----------------------------------------------------
                 William R. Ziegler

               /s/ DOUGLAS E. SWANSON                  Director                           May 19, 1999
-----------------------------------------------------
                 Douglas E. Swanson

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1*           -- Amended and Restated Certificate of Incorporation of RBF
                            Finance Co.
          3.2*           -- Bylaws of RBF Finance Co.
          4.1*           -- Indenture dated as of March 26, 1999, between RBF Finance
                            Co., as Issuer, and United States Trust Company of New
                            York, as Trustee, with respect to $400,000,000 11% Senior
                            Secured Notes due 2006 and $400,000,000 11 3/8% Senior
                            Secured Notes due 2009.
          4.2*           -- Registration Rights Agreement dated March 26, 1999 among
                            RBF Finance Co., R&B Falcon Corporation and Donaldson,
                            Lufkin & Jenrette Securities Corporation.
          5.1*           -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for R&B Falcon Corporation.
         10.1*           -- Purchase Agreement dated March 19, 1999 between R&B
                            Falcon Corporation and Donaldson, Lufkin & Jenrette
                            Securities Corporation.
         10.2*           -- Issuer Loan Escrow Agreement dated March 26, 1999 among
                            United States Trust Company of New York, R&B Falcon
                            Corporation and RBF Finance Co.
         10.3*           -- Senior Secured Note Escrow Agreement dated March 26, 1999 among United States Trust Company of New York and RBF
                            Finance Co.
         10.4            -- Senior Secured Loan Agreement, Harvey Ward, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.1 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.5            -- Senior Secured Loan Agreement, Peregrine II, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.2 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.6            -- Senior Secured Loan Agreement, Peregrine I, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.3 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.7            -- Senior Secured Loan Agreement, Deepwater IV, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.4 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.8            -- Senior Secured Loan Agreement, Falrig 82, dated March 26,
                            1999 between R&B Falcon Corporation, as Borrower, and RBF
                            Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.5 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.9            -- Senior Secured Loan Agreement, Peregrine IV, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.6 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.10           -- Senior Secured Loan Agreement, Peregrine VII, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.7 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.11           -- Senior Secured Loan Agreement, Falcon 100, dated March
                            26, 1999 between R&B Falcon Corporation, as Borrower, and
                            RBF Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.8 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.12           -- Senior Secured Loan Agreement, W.D. Kent, dated March 26,
                            1999 between R&B Falcon Corporation, as Borrower, and RBF
                            Finance Co., as Lender (incorporated by reference to
                            Exhibit 10.9 of R&B Falcon's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1999).
         10.13           -- Senior Secured Loan Agreement, Deepwater Millennium,
                            dated March 26, 1999 between R&B Falcon Corporation, as
                            Borrower, and RBF Finance Co., as Lender (incorporated by
                            reference to Exhibit 10.10 of R&B Falcon's Quarterly
                            Report on Form 10-Q for the quarter ended March 31,
                            1999).
         10.14*          -- Security Agreement dated as of March 26, 1999 from R&B
                            Falcon Corporation to RBF Finance Co. (Deepwater
                            Millenium).
         10.15*          -- Security Agreement dated as of March 26, 1999 from R&B
                            Falcon Corporation to RBF Finance Co. (Deepwater IV).
         10.16*          -- Senior Secured Note Security and Pledge Agreement dated as of March 26, 1999 by RBF Finance Co. in favor of
                            United States Trust Company.
         10.17*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Peregrine IV).
         10.18*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Peregrine VII).
         10.19*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and RBF Finance Co. (Falcon 100).
         10.20*          -- Deed of Covenants dated March 26, 1999 by and between R&B
                            Falcon Corporation and R&B Finance Co. (Peregrine I).
         10.21*          -- Deed of Covenants dated March 26, 1999 by and between R&B
                            Falcon Corporation and R&B Finance Co. (Peregrine II).
         10.22*          -- First Naval Mortgage dated April 12, 1999 by R&B Falcon
                            Corporation to R&B Finance Co. (Harvey Ward).
         10.23*          -- First Naval Mortgage dated April 12, 1999 by R&B Falcon
                            Corporation to R&B Finance Co. (W.D. Kent).
         10.24*          -- First Preferred Ship Mortgage made March 26, 1999 by R&B
                            Falcon Corporation and R&B Finance Co. (Falrig 82).
         12.1*           -- Statement regarding computation of ratio of earnings to fixed charges of R&B Falcon Corporation.
         12.2*           -- Statement regarding computation of ratio of earnings to fixed charges of RBF Finance Co.
         15.1*           -- Letter regarding unaudited interim financial information.
         23.1*           -- Consent of Arthur Andersen LLP.
         23.2*           -- Consent of Arthur Andersen LLP.
         23.3*           -- Consent of Ernst & Young LLP.
         24.1*           -- Power of Attorney (set forth on the signature pages
                            contained in Part II of this Registration Statement).
         25.1*           -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of United States
                            Trust Company of New York.
         99.1*           -- Form of Letter of Transmittal.
         99.2*           -- Form of Notice of Guaranteed Delivery.

---------------

* Filed herewith